As filed with the Securities and Exchange Commission on April 17, 1998 Registration No. 333-
                     ----

                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                 FORM S-4

                          Registration Statement
                     Under the Securities Act of 1933

                 AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
          (Exact name of registrant as specified in its charter)

          Delaware                 47-0810385                   6799
----------------------------   -------------------   -------------------------
(State or other jurisdiction   (I.R.S. Employer      (Primary Standard
of incorporation or            Identification No.)   Industrial Classification
organization)                                        Code Number)

                       Suite 400, 1004 Farnam Street
                           Omaha, Nebraska  68102
                               (402) 444-1630
                   --------------------------------------
            (Address, including ZIP Code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 Michael Yanney
                        Suite 400, 1004 Farnam Street
                            Omaha, Nebraska 68102
                                (402) 444-1630
                   --------------------------------------
          (Name, address, including ZIP Code, and telephone number,
                  including area code, of agent for service)
                                   Copies to:
                           ------------------------
                              Steven P. Amen, Esq.
                                   Kutak Rock
                               1650 Farnam Street
                              Omaha, Nebraska 68102
                                (402) 346-6000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after conditions in the Merger Agreement have been satisfied.

If any of the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:
                                                    ------
                                        Calculation of Registration Fee

                                                     Proposed Maximum        Proposed Maximum
 Title of Securities to be        Amount to be           Offering           Aggregate Offering           Amount of
       Registered	                 Registered        Price Per BUC(2)            Price(2)            *Registration Fee
----------------------------     --------------     ------------------     --------------------     -------------------
Beneficial Unit Certificates
        ("BUCs")(1)              9,979,128 BUCs           $7.4375	              $74,219,765	              $21,895

(1)BUCs represent assigned limited partnership interest in the registrant.
(2)Estimated solely for purposes of computing the registration fee pursuant to Rule 457(f)(1) based on the average of the high and low sales prices of a BUC of America First Tax Exempt Mortgage Fund Limited Partnership on the NASDAQ National Market System on April 13, 1998.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED PARTNERSHIP
NOTICE OF ACTION REQUIRING CONSENT OF BUC HOLDERS
[                ], 1998

America First Capital Associates Limited Partnership Two (the "General Partner"), the general partner of America First Tax Exempt Mortgage Fund Limited Partnership (the "Existing Fund"), is seeking the written consent of the holders of Beneficial Unit Certificates ("BUCs") representing assigned limited partnership interests in the Existing Fund to a proposed transaction (the "Transaction") consisting of a merger of the Existing Fund with America First Tax Exempt Investors, L.P., a newly formed Delaware limited partnership (the "New Fund"). Pursuant to the terms of the Agreement of Merger between the Existing Fund and the New Fund (the "Merger Agreement"): (i) the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Existing Fund; (ii) the limited partnership agreement of the New Fund (the "New Partnership Agreement") will control the operations of the New Fund after the Transaction; and (iii) BUC holders in the Existing Fund will receive one BUC in the New Fund for each BUC they hold in the Existing Fund as of [Record Date], 1998. The form of the New Partnership Agreement and the Merger Agreement are attached as Appendices A and B, respectively, to the Consent Solicitation Statement/Prospectus accompanying this Notice.

The Transaction has been proposed by the General Partner in an effort to increase cash distributions to BUC holders, and thereby increase market value of the BUCs, by transferring the assets of the Existing Fund to the New Fund which will have the ability to acquire additional tax-exempt bonds secured by multifamily residential properties. The New Fund intends to finance the acquisition of additional tax-exempt bonds by causing the tax-exempt bonds it acquires from the Existing Fund to be either (i) deposited into a trust that will issue two classes of beneficial ownership or (ii) reissued in a manner creating two classes of bonds. In either case, the senior trust interests or class of bonds (either referred to as the "Senior Interests") will be sold to unaffiliated investors and the New Fund will seek to use the proceeds of such sales to acquire additional tax-exempt bonds secured by apartment complexes. The subordinate class of trust interests or bonds (either the "Subordinate Interests") will be retained by the New Fund. It is anticipated that the respective rights of the holders of the Senior Interests and the Subordinate Interests will allow the Senior Interests to receive investment-grade ratings from nationally recognized rating agencies. The additional bonds, if any, acquired by the New Fund are not expected to be rated. As a result the Senior Interests are expected to bear tax-exempt interest at rates which are below the rates the New Fund expects to earn on the additional tax-exempt mortgage bonds it acquires. Therefore, the New Fund expects to be able to increase its overall interest income by selling the low interest rate Senior Interests to unaffiliated parties and reinvesting the proceeds in additional unrated tax-exempt bonds secured by multifamily residential housing which bear interest at a higher rate than the Senior Interests. The General Partner would cause the New Fund to repeat this process with the additional tax-exempt bonds acquired by the New Fund in order to further increase the New Fund's potential net interest income.

Enclosed herewith is a Consent Solicitation Statement/Prospectus setting forth information with respect to the Transaction. No meeting of BUC holders will be held in connection with the Transaction. Only BUC holders of record at the close of business on [Record Date], 1998 will be entitled to receive this notice and to grant or withhold their consent to the Transaction. BUC holders are requested to complete, sign and date the enclosed consent card, which is solicited on behalf of the General Partner, and return it promptly in the envelope enclosed for that purpose. Your consent will not be revocable after delivery.

                                       AMERICA FIRST CAPITAL
                                       ASSOCIATES LIMITED PARTNERSHIP
                                       TWO, General Partner

                                       By	America First Companies L.L.C.,
                                       General Partner

                                       /s/ Michael Thesing
                                       ----------------------------------
                                       Michael Thesing, Secretary
Omaha, Nebraska
[                ], 1998

IMPORTANT: THE PROMPT RETURN OF YOUR CONSENT WILL SAVE THE EXPENSE OF FURTHER SOLICITATION.

CONSENT

AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED PARTNERSHIP

THIS CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER OF AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED PARTNERSHIP.

The undersigned, being the holder of record of the number of Beneficial Unit Certificates ("BUCs") representing assigned limited partnership interests in America First Tax Exempt Mortgage Fund Limited Partnership (the "Existing Fund") hereby authorizes America First Fiduciary Corporation Number Five (the "Limited Partner") to grant or withhold consent to the matter set forth below or abstain from granting or withholding the undersigned's consent as indicated below.

APPROVAL OF MERGER WITH AMERICA FIRST TAX EXEMPT INVESTORS, L.P.:

            FOR	          AGAINST	          ABSTAIN
     ------         ------            ------

THIS CONSENT WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE LIMITED PARTNER IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED BUC HOLDER. IF NO DIRECTION IS MADE, THIS CONSENT WILL BE VOTED FOR THE MERGER WITH AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(continued and to be signed on the reverse hereof)

[Form of Reverse Side of Consent]

This consent is not revocable by the undersigned. The undersigned hereby acknowledges receipt of a Notice of Action Requiring Consent of BUC holders of the Existing Fund and the Consent Solicitation Statement/Prospectus prior to the signing of this consent card.

Dated: [                 ], 1998.

                                       ----------------------------------
                                       Signature

                                       ----------------------------------
                                       (Signature if held jointly)

Please sign exactly as name appears on this consent card. When BUCs are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.


This Prospectus and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT CARD USING THE ENCLOSED ENVELOPE SO THAT IT ARRIVES NO LATER THAN 5:00 P.M. CENTRAL TIME ON [DATE], 1998.

Preliminary Prospectus
Subject to Completion Dated April 17, 1998

AMERICA FIRST TAX EXEMPT MORTGAGE FUND
LIMITED PARTNERSHIP
CONSENT SOLICITATION STATEMENT
----------------------------------------
AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
PROSPECTUS

This Consent Solicitation Statement/Prospectus is being furnished to the holders of Beneficial Unit Certificates ("BUCs") representing assigned limited partnership interests in America First Tax Exempt Mortgage Fund Limited Partnership (the "Existing Fund") in connection with the solicitation of the written consents of the BUC holders to a transaction (the "Transaction") consisting of a merger of the Existing Fund with America First Tax Exempt Investors, L.P., a newly formed Delaware limited partnership (the "New Fund"), pursuant to the terms of an Agreement of Merger between the Existing Fund and the New Fund (the "Merger Agreement"). Upon completion of the Transaction, the separate existence of the Existing Fund will cease and BUC holders of the Existing Fund will become BUC holders of the New Fund. Consummation of the Transaction is subject to various conditions, including approval thereof by a majority in interest of the BUC holders of the Existing Fund. This Consent Solicitation Statement/Prospectus also constitutes the Prospectus of the New Fund with respect to the issuance of 9,979,128 BUCs representing assigned limited partnership interests in the New Fund to the holders of BUCs in the Existing Fund in connection with the Transaction.

A consent card is included with this Consent Solicitation Statement/Prospectus and BUC holders are asked to complete, date and sign the consent card and return it to Service Data Corporation in the enclosed envelope as soon as possible. In order to be valid, consents must be received by Service Data Corporation by 5:00 p.m. Central Time on [Date], 1998. A consent will be valid only if it is executed by or on behalf of a person who is a beneficial holder of a BUC as of [Record Date], 1998 (the "Record Date"). An otherwise valid consent will be deemed to grant consent to the Transaction if it is not marked to withhold consent or to abstain. A consent may not be revoked after the consent card is delivered to Service Data Corporation. No meeting of BUC holders will be held with respect to the Transaction.

THE TRANSACTION INVOLVES CERTAIN RISKS, ADVERSE CONSEQUENCES AND CONFLICTS OF INTEREST THAT SHOULD BE CONSIDERED BY BUC HOLDERS. IN PARTICULAR, BUC HOLDERS SHOULD CONSIDER THE FOLLOWING:

 	In order to acquire additional tax-exempt bonds secured by multifamily real estate, the New Fund intends to sell securities (the "Senior Interests")
having senior rights with respect to the principal and interest paid on the
New Fund's tax-exempt mortgage bonds.  The New Fund will retain residual trust interests or subordinate debt securities (the "Subordinate Interests")
relating to the same tax-exempt bonds.  If the principal and interest payments on the underlying tax-exempt bonds do not generate sufficient amounts to pay principal and interest on both the Senior Interests and the Subordinate
Interests, the holders of the Senior Interests will be paid the full amount owed to them prior to any payment to the New Fund with respect to the
Subordinate Interests.

 	The limited partnership agreement of the New Fund is different from the limited partnership agreement of the Existing Fund. Notably, the limited partnership agreement of the New Fund will allow the General Partner to sell Senior Interests without the consent of BUC holders and to reinvest the proceeds from the sale of Senior Interests in additional tax-exempt mortgage bonds. The limited partnership agreement of the Existing Fund requires BUC holder consent for the sale of substantially all assets of the Existing Fund and would require that the proceeds from the sale of any assets be distributed to BUC holders rather than reinvested. Certain other differences exist between the limited partnership agreements which may be adverse to the BUC holders.

 	There can be no assurance that the New Fund will be able to invest any amounts raised from the sale of Senior Interests in additional tax-exempt mortgage bonds.

(continued on inside cover page)

FOR A MORE COMPLETE DISCUSSION OF RISK FACTORS WHICH SHOULD BE CONSIDERED IN
EVALUATING THE TRANSACTION, SEE "RISK FACTORS" ON PAGE [      ].

This Consent Solicitation Statement/Prospectus and the consent cards are first
being mailed to BUC holders on or about [                 ], 1998.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OR THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of the Consent Solicitation Statement/Prospectus is [         ], 1998

 	The acquisition of additional tax-exempt bonds will entail risks generally associated with investing in unrated debt securities. BUC holders will be dependent on the General Partner to evaluate additional tax-exempt bonds acquired by the New Fund and to negotiate the terms thereof. It is not expected that there will be a liquid market for any of the tax-exempt bonds or Subordinated Interests held by the New Fund.

 	The General Partner has a conflict of interest in recommending the Transaction to BUC holders because the General Partner expects to receive increased amounts of fees and cash distributions as a result of the Transaction.

 	There are alternatives to the Transaction, including (i) continuing the Existing Fund with its present assets and (ii) liquidating the tax-exempt bonds held by the Existing Fund and distributing the proceeds to the BUC holders. The General Partner expects to realize greater economic benefits for itself if the Transaction is completed than if any of the alternatives thereto are undertaken. By approving the Transaction, the BUC holders will effectively preclude the pursuit of any of these alternatives.

 	Certain expenses of the Transaction which are payable by the Existing Fund may be avoided if the Transaction is not consummated.

 	There is no current trading market for the BUCs of the New Fund and there can be no assurance that one will develop.

 	BUC holders voting against the Transaction will not be entitled to any appraisal or other dissenters' rights under Delaware law and will not be afforded any by the Existing Fund.

AVAILABLE INFORMATION

America First Tax Exempt Mortgage Fund Limited Partnership (the "Existing Fund") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 75 Park Place, New York, New York 10007. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

This Consent Solicitation Statement/Prospectus omits certain information contained in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement") of which this Consent Solicitation Statement/Prospectus is a part, and which America First Tax Exempt Investors, L.P. (the "New Fund") has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act").
Reference is made to such Registration Statement for further information with respect to the New Fund and the BUCs of the New Fund offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each such statement is qualified in all respects by the provisions of such exhibit or other document to which reference is thereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's offices (at the above addresses) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, previously filed by the Existing Fund with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

 	the Existing Fund's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

Each additional document filed by the Existing Fund pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement/Prospectus and prior to the last date upon which Consents may be validly returned by BUC holders of the Existing Fund, shall be deemed to be incorporated by reference in this Consent Solicitation Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference will be deemed to be modified or superseded for the purpose of this Consent Solicitation Statement/Prospectus to the extent that such statement contained therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement/Prospectus.

The Existing Fund has incorporated certain of its reports filed with the Commission into the Registration Statement. The Existing Fund will provide without charge to each person, including any beneficial owner of its BUCs, to whom a copy of this Consent Solicitation Statement/Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all reports incorporated by reference in the Registration Statement, other than exhibits to such documents. Such written or oral request should be directed to Maurice E. Cox, Jr. at America First Companies L.L.C., Suite 400, 1004 Farnam Street, Omaha, Nebraska, telephone number (402) 444-1630.

FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement/Prospectus and the reports of the Existing Fund incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the New Fund or the Existing Fund to be materially different from results or plans expressed or implied by such forward-looking statements. Such factors include, among other things, adverse changes in the real estate or tax-exempt bond markets, risk of default under the mortgage bonds, interest rate fluctuations, tax treatment of the New Fund or the Existing Fund and their investments, environmental/safety requirements, adequacy of insurance coverage, and general and local economic and business conditions. Although the General Partner believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included or incorporated by reference in this Consent Solicitation Statement/Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation by the General Partner or any other person that the objectives and plans of the New Fund or the Existing Fund will be achieved.

TABLE OF CONTENTS

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
 The Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
 Purposes Of The Transaction. . . . . . . . . . . . . . . . . . . . . . .    1
 Background For The Transaction  . . . . . . . . . . . .. . . . . . . . .    1
 Consideration Of Alternatives  . . . . . . . . . . . . . . . . . . . . .    4
 Recommendation Of The General Partner. . . . . . . . . . . . . . . . . .    4
	Fairness Determination Of The General Partner. . . . . . . . . . . . . .    4
	Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
	Consent Of Buc Holders . . . . . . . . . . . . . . . . . . . . . . . . .    6
Comparison Of The New Partnership Agreement And The
 Current Partnership Agreement. . . . . . . . . . . . . . . . . . . . . .    6
	Transferability Of Bucs. . . . . . . . . . . . . . . . . . . . . . . . .   11
	Federal Income Tax Consequences	 . . . . . . . . . . . . . . . . . . . .   11
	Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . .   11
SUMMARY FINANCIAL INFORMATION .	. . . . . . . . . . . . . . . . . . . . .   12
RISK FACTORS	 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
	New Fund May Create Senior Interests . . . . . . . . . . . . . . . . . .   13
	New Fund May Reinvest In Additional Mortgage Bonds	. . . . . . . . . . .   13
	Differences In Limited Partnership Agreement May Be Adverse To Buc Holders	14
	Conflicts Of Interest. . . . . . . . . . . . . . . . . . . . . . . . . .   15
	Possible Alternatives To The Transaction Will Not Be Pursued . . . . . .   15
	Expenses Of The Transaction. . . . . . . . . . . . . . . . . . . . . . .   15
	Potential Lack Of Public Trading Market For Bucs . . . . . . . . . . . .   15
	No Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . .   16
SOLICITATION OF BUC HOLDER CONSENT. . . . . . . . . . . . . . . . . . . .   16
	Solicitation By The General Partner. . . . . . . . . . . . . . . . . . .   16
	Communicating With Other Buc Holders . . . . . . . . . . . . . . . . . .   18
THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
	General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
	Terms Of The Merger Agreement. . . . . . . . . . . . . . . . . . . . . .   19
	Issuance Of Bucs Of The New Fund	. . . . . . . . . . . . . . . . . . . .   20
	Costs Of The Transaction	. . . . . . . . . . . . . . . . . . . . . . . .   21
	Accounting Treatment	. . . . . . . . . . . . . . . . . . . . . . . . . .   21
	Regulatory Matters	. . . . . . . . . . . . . . . . . . . . . . . . . . .   21
	Background And Reasons For The Transaction	. . . . . . . . . . . . . . .   21
	Recommendation Of The General Partner	 . . . . . . . . . . . . . . . . .   25
	Consideration Of Alternative Courses Of Action	. . . . . . . . . . . . .   26
	Fairness Determination Of The General Partner. . . . . . . . . . . . . .   27
INFORMATION RELATING TO THE EXISTING FUND . . . . . . . . . . . . . . . .  	27
	Description Of Business. . . . . . . . . . . . . . . . . . . . . . . . .  	27
	Management	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
	Properties	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
	Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  	33
Voting Securities And Beneficial Ownership Thereof By
Principal Buc Holders, Directors And Officers	. . . . . . . . . . . . . .  	34
	Market For The Existing Fund's Bucs And Related Buc Holder Matters	. . .   34
SELECTED FINANCIAL DATA OF THE EXISTING FUND		. . . . . . . . . . . . . .  	36



INFORMATION RELATING TO THE NEW FUND. . . . . . . . . . . . . . . . . . .  	36
	Business	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
	Partners Of The New Fund	. . . . . . . . . . . . . . . . . . . . . . . .   38
	Properties	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
	Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  	39
TERMS OF THE NEW PARTNERSHIP AGREEMENT. . . . . . . . . . . . . . . . . .  	39
	General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	39
	Formation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	39
	Management Of The New Fund . . . . . . . . . . . . . . . . . . . . . . .  	40
	Allocations And Distributions. . . . . . . . . . . . . . . . . . . . . .  	40
	Other Payments To The General Partner. . . . . . . . . . . . . . . . . .  	43
	Liability Of Partners And Buc Holders. . . . . . . . . . . . . . . . . .  	45
	Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	45
	Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	46
	Removal Or Withdrawal Of The General Partner . . . . . . . . . . . . . .  	47
Effect Of Removal, Bankruptcy, Dissolution Or Withdrawal
	Of A General Partner . . . . . . . . . . . . . . . . . . . . . . . . . .  	47
	Amendments	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	48
	Dissolution And Liquidation. . . . . . . . . . . . . . . . . . . . . . .  	48
	Designation Of Tax Matters Partner . . . . . . . . . . . . . . . . . . .  	49
	Books And Records. . . . . . . . . . . . . . . . . . . . . . . . . . . .  	49
	Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  	49
	Other Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	49
	Derivative Actions . . . . . . . . . . . . . . . . . . . . . . . . . . .  	49
DESCRIPTION OF THE BUCS OF THE NEW FUND . . . . . . . . . . . . . . . . .  	50
	Beneficial Unit Certificates . . . . . . . . . . . . . . . . . . . . . .  	50
	Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	50
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION . . . . . . .  	51
	Partnership Status . . . . . . . . . . . . . . . . . . . . . . . . . . .  	51
	Treatment Of The New Fund As A Publicly Traded Partnership . . . . . . .  	52
	Consequences Of A Merger . . . . . . . . . . . . . . . . . . . . . . . .  	52
	Nondeductibility Of Interest Expense . . . . . . . . . . . . . . . . . .  	53
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	53
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	53
GLOSSARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  	54

SUMMARY

The following is a summary of certain information contained elsewhere in this Consent Solicitation Statement/Prospectus and the Appendices hereto. This summary does not purport to be a complete statement of all material information relating to the Agreement of Limited Partnership (the "New Partnership Agreement") of the New Fund and the Agreement of Merger (the "Merger Agreement"), between the Existing Fund and the New Fund and is subject to, and qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Consent Solicitation Statement/Prospectus. The forms of the New Partnership Agreement and the Merger Agreement are attached as Appendices A and B, respectively, to this Consent Solicitation Statement/Prospectus. BUC holders should read this Consent Solicitation Statement/Prospectus in its entirety prior to returning the consent card enclosed herewith. Certain terms used herein are defined in the "GLOSSARY."

The Transaction

The General Partner is seeking the consent of the BUC holders of the Existing Fund to a transaction (the "Transaction") in which Existing Fund will be merged into the New Fund. The New Fund is a newly formed Delaware limited partnership the business of which is to acquire and hold direct or indirect interests in tax-exempt mortgage bonds secured by multifamily residential properties. As a result of the Transaction, the New Fund will acquire all of the assets and liabilities of the Existing Fund, including the seven participating tax-exempt mortgage bonds currently held by the Existing Fund that were issued by various state and municipal issuers to provide construction and permanent financing of seven multifamily residential properties.











Upon completion of the Transaction, persons holding BUCs in the Existing Fund as of the Record Date will become BUC holders of the New Fund and the New Partnership Agreement will control the operations of the New Fund after the Transaction. The General Partner and Limited Partner of the Existing Fund will be the General Partner and Limited Partner of the New Fund after the Transaction. Upon completion of the Transaction, the principal executive offices of the New Fund will remain at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102, and the telephone number of the New Fund will remain (402) 444-1630. See "THE TRANSACTION," "INFORMATION RELATING TO THE EXISTING FUND" and "INFORMATION RELATING TO THE NEW FUND."

Purposes of the Transaction

The Transaction has been proposed in an effort to increase the amount of federally tax-exempt cash distributions to the BUC holders by acquiring additional tax-exempt mortgage bonds secured by apartment complexes. The General Partner also anticipates that the trading price of the BUCs will increase if the amount of cash distributions paid to BUC holders can be increased.

Background for the Transaction

As of December 31, 1997, the Existing Fund held seven tax-exempt mortgage bonds secured by apartment complexes in five states. At that time, four of the Existing Fund's participating tax-exempt mortgage bonds were classified as nonperforming loans and the Existing Fund accepted interest payments from the owners of the properties securing these nonperforming bonds in amounts less than the full amount of base interest due on these bonds. In addition, while contingent interest has been paid on one of the three performing bonds, the General Partner did not believe that any contingent interest will be paid to the Existing Fund on any of its other bonds. Accordingly, the possibility of the Existing Fund increasing the amount of tax-exempt interest received by it from its current portfolio of mortgage bonds was limited to marginal increases in the operating performance of the properties securing the bonds.

In addition, principal and accrued interest on six of the bonds became due and payable on December 1, 1997 and will become due and payable on the remaining bond on July 1, 1998 (the "Repayment Dates"). The terms of the bonds require that the underlying properties be sold or refinanced on the Repayment Dates and that the net proceeds of such sale or refinancing be applied to the payment of principal and accrued interest on the bonds, including any accrued contingent interest. The estimated market value of the properties at December 31, 1997 was approximately $5,500,000 less than the outstanding principal balance of the bonds. Therefore, if these properties were sold or refinanced on the Repayment Dates, it was expected that the net proceeds from the sale or refinancing would not have been sufficient to repay the principal balance of these bonds. Each of the bonds is a "nonrecourse" obligation of the property owner and, therefore, the net proceeds from the sale or refinancing of the property is the only source of repayment for the bonds. Accordingly, the General Partner anticipates that the Existing Fund will suffer an irretrievable loss of capital if the bonds had been repaid pursuant to their terms on the Repayment Dates. Therefore, if the bonds were repaid on the Repayment Dates, the Existing Fund would not achieve one of its principal investment objectives, which is the preservation of investors' capital.

In order to avoid this loss of capital, the General Partner has proposed that the Existing Fund continue to hold the bonds beyond the respective Repayment Dates. In order to do this, the bonds will be reissued pursuant to the "remarketing" provisions contained on each of the bonds. By remarketing the bonds to the Existing Fund according to their terms, the General Partner may continue to work to improve the economic performance and value of the properties which it hopes will improve the chances of the bonds being repaid in full. However, in order to maintain the status of a remarketed bond as federally tax-exempt, the base interest rate on the bond is required to be reset, if necessary, to a level at which the projected net revenues of the property financed by the bond will be sufficient to pay the full debt service on the bond. Furthermore, the maximum amount of contingent interest payable on such bond would be reduced to a level at which the full amount of contingent interest would be payable from projected net revenues and net sale proceeds from the property. Therefore, it is expected that the remarketed bonds will bear base interest at rates that are lower than the 8.5% per annum interest rate in effect prior to remarketing. In addition, the maximum interest rate, including contingent interest, payable on the remarketed bonds is expected to be less than the 16% per annum in effect prior to the remarketing.


The reduction in the stated base and contingent interest rates on the remarketed bonds is not expected to have an immediate effect on the Existing Fund's interest income because the Existing Fund has been accepting interest payments for less than the full amount of base interest due on most of the bonds. However, the reduction in base and contingent interest rates on the remarketed bonds will limit the ability of the Existing Fund to participate in additional net cash flow generated by any future improvements in the economic performance of the properties. Accordingly, the Existing Fund is expected to earn a relatively static amount of interest income in the future. On the other hand, the General Partner believes it is likely that the administrative expenses of operating the Existing Fund will continue to escalate over time. Accordingly, the General Partner anticipates that the amount of net cash flow which the Existing Fund will have available for distribution to the BUC holders will decline over time.

In an attempt to increase the amount of tax-exempt interest income available for distribution to BUC holders, the General Partner is proposing that the assets and liabilities of the Existing Fund be transferred to the New Fund. Unlike the Existing Fund, the New Fund will have the ability to acquire additional tax-exempt bonds secured by multifamily residential properties. In addition to new tax-exempt bonds which may be issued to finance development or rehabilitation of apartment complexes, a substantial number of existing tax-exempt mortgage bonds are outstanding that were originated in the late 1980s to finance the construction of apartment complexes. In light of the current interest rate environment, the General Partner believes that many apartment complex owners may be interested in refinancing the mortgage loans underlying these existing bonds. Such refinancings would result in the reissuance of the tax-exempt mortgage bonds making them available for acquisition by the New Fund.

The New Fund intends to finance the acquisition of additional tax-exempt bonds by causing the tax-exempt bonds it acquires from the Existing Fund to be either (i) deposited into a trust that will issue two classes of beneficial ownership or (ii) reissued in a manner creating two classes of bonds. In either case, the senior trust interests or class of bonds (either referred to as the "Senior Interests") will be sold to unaffiliated investors and the New Fund will seek to use the proceeds of such sales to acquire additional tax-exempt bonds secured by apartment complexes. The New Fund may also use interest income to supplement the amount of sale proceeds available to invest in additional mortgages. A residual interest in the trust or a subordinate class of bonds (either the "Subordinate Interests") will be retained by the New Fund. It is anticipated that the respective rights of the holders of the Senior Interests and the Subordinate Interests will allow the Senior Interests to receive investment-grade ratings from nationally recognized rating agencies. The additional tax-exempt mortgage bonds acquired by the New Fund are not expected to be rated. As a result the Senior Interests are expected to bear tax-exempt interest at rates which will be below the interest rates the New Fund expects to earn on the additional tax-exempt mortgage bonds. Therefore, the New Fund expects to be able to increase its overall interest income by selling the low interest rate Senior Interests to unaffiliated parties and reinvesting the proceeds in additional unrated tax-exempt bonds secured by multifamily residential housing which bear interest at a higher rate than the Senior Interests. Although the terms on which the New Fund may acquire additional tax-exempt mortgage bonds, if any, are not known at this time, the General Partner expects to be able to have such bonds provide for the payment of contingent interest to the New Fund.

The General Partner would cause the New Fund to repeat this process with the additional tax-exempt bonds acquired by the New Fund in order to further increase the New Fund's potential net interest income. Accordingly, the General Partner would expect the amount of cash available for distribution to be increased through this mechanism. There can be no assurance, however, that the distributions to BUC holders will increase by pursuing this strategy.

In addition, the General Partner believes that if it is able to increase the amount of cash distributions paid to BUC holders in the New Fund over the level of distributions currently paid to BUC holders of the Existing Fund, that the BUCs of the New Fund may trade at prices above the prevailing prices at which the BUCs in the Existing Fund currently trade. See "THE TRANSACTION-General" and "-Background and Reasons for the Transaction" and "INFORMATION RELATING TO THE NEW FUND-Business."

The relative amount of Subordinate Interests representing subordinate interests in trusts will be limited to the extent necessary to avoid subjecting the New Fund to the registration provision of the Investment Company Act of 1940.

Consideration of Alternatives

In addition to the proposed Transaction, the General Partner considered the options of (i) causing the bonds to be repaid and dissolving the Existing Fund or (ii) continuing the Existing Fund with its current portfolio of tax-exempt bonds. For the reasons set forth under "THE TRANSACTION-Consideration of Alternative Courses of Action," the General Partner has rejected each of the alternatives in favor of the Transaction. However, if the Transaction is not approved, the General Partner will reconsider other options available to the Existing Fund.

Recommendation of the General Partner

The General Partner believes that the Transaction is in the best interests of the Existing Fund and all of its BUC holders and recommends the approval thereof by the BUC holders. See "THE TRANSACTION-Recommendation of the General Partner."

Fairness Determination of the General Partner

The General Partner, including the Board of Managers of America First Companies L.L.C. (the general partner of the General Partner)("America First"), believes that the terms of the Transaction are fair to the BUC holders for the reasons discussed under "THE TRANSACTION-Fairness
Determination of the General Partner." The General Partner has not obtained a fairness opinion or any other evaluation of the Transaction from an investment banker or other third party.

Risk Factors

BUC holders of the Existing Fund should consider the following risk factors in
connection with the Transaction.  See "RISK FACTORS" on page [     ].

 	In order to acquire additional tax-exempt bonds secured by multifamily real estate, the New Fund intends to sell securities (the "Senior Interests")
having senior rights with respect to the principal and interest paid on the
New Fund's tax-exempt mortgage bonds.  The New Fund will retain residual trust interests or subordinate debt securities (the "Subordinate Interests")
relating to the same tax-exempt bonds.  If the principal and interest payments on the underlying tax-exempt bonds do not generate sufficient amounts to pay principal and interest on both the Senior Interests and the Subordinate
Interests, the holders of the Senior Interests will be paid the full amount owed to them prior to any payment to the New Fund with respect to the
Subordinate Interests.

 	The limited partnership agreement of the New Fund is different from the limited partnership agreement of the Existing Fund. Notably, the limited partnership agreement of the New Fund will allow the General Partner to sell Senior Interests without the consent of BUC holders and to reinvest the proceeds from the sale of Senior Interests and interest income earned by the New Fund in additional tax-exempt mortgage bonds. The limited partnership agreement of the Existing Fund requires BUC holder consent for the sale of substantially all assets of the Existing Fund and would require that the net proceeds from the sale of any assets and all net interest income be distributed to BUC holders rather than reinvested. Certain other differences exist between the limited partnership agreements which may be adverse to the BUC holders.

 	There can be no assurance that the New Fund will be able to invest any amounts raised from the sale of Senior Interests in additional tax-exempt mortgage bonds.

 	The acquisition of additional tax-exempt bonds will entail many of the risks generally associated with investing in unrated debt securities.  BUC holders will be dependent on the General Partner to evaluate additional tax-exempt bonds acquired by the New Fund and to negotiate the terms thereof.  It is not expected that there will be a liquid market for any of the tax-exempt bonds or
Subordinated Interests held by the New Fund.

 	The General Partner has a conflict of interest in recommending the Transaction to BUC holders because the General Partner expects to receive increased amounts of fees and cash distributions as a result of the Transaction.




 	There are alternatives to the Transaction, including (i) continuing the Existing Fund with its present assets and (ii) liquidating the tax-exempt bonds held by the Existing Fund and distributing the proceeds to the BUC holders. The General Partner expects to realize greater economic benefits for itself if the Transaction is completed than if any of the alternatives thereto are undertaken. By approving the Transaction, the BUC holders will effectively preclude the pursuit of any of these alternatives.

 	Certain expenses of the Transaction which are payable by the Existing Fund may be avoided if the Transaction is not consummated.

 	There is no current trading market for the BUCs of the New Fund and there can be no assurance that one will develop.

 	BUC holders voting against the Transaction will not be entitled to any appraisal or other dissenters' rights under Delaware law and will not be afforded any by the Existing Fund.

Consent of BUC Holders

The General Partner will not hold a meeting of the BUC holders to consider the Transaction, but instead is seeking the written consent of BUC holders as provided in Section 10.02 of the Current Partnership Agreement. The Transaction may not be consummated without the consent of the holders of a majority of the outstanding BUCs of the Existing Fund.

A consent card is included with this Consent Solicitation Statement/Prospectus and BUC holders are asked to complete, date and sign the consent card and return it to Service Data Corporation in the enclosed envelope as soon as possible. In order to be valid, consents must be received by Service Data Corporation by 5:00 p.m. Central Time on [Date], 1998, unless such date is extended by the General Partner in its sole discretion. An otherwise valid consent card will be deemed to grant consent to the Transaction if it is not marked to withhold consent or to abstain. A BUC holder may not revoke its consent after the consent card is delivered to Service Data Corporation. See "SOLICITATION OF BUC HOLDER CONSENT."

Comparison of the New Partnership Agreement and the Current Partnership Agreement

In general, the terms of the New Partnership Agreement are the same as those of the Current Partnership Agreement. However, there are some important differences between the New Partnership Agreement and the Current Partnership Agreement. These differences include (i) granting authority to the General Partner to (A) cause the sale of the Senior Interests to unaffiliated parties without the consent of the BUC holders and (B) to reinvest the proceeds from the sale of the Senior Interests (which amounts may be supplemented with interest income earned by the New Fund) in additional tax-exempt bonds secured by apartment complexes, (ii) allowing the New Fund to hold the Subordinate Interests which will have rights in the collateral which are junior to those of the Senior Interests, (iii) changes in the allocation of cash distributions between the BUC holders and the General Partner, (iv) allowing an affiliate of the General Partner to provide property management services with respect to a property acquired in foreclosure at competitive prices rather than at the lower of such prices or its cost, (v) a change in the method of determining the value of the General Partner's interest in the event of the General Partner's removal and (vi) the elimination of a requirement that BUC holders unanimously consent to amendments affecting cash distributions. See "TERMS OF NEW PARTNERSHIP AGREEMENT."

The following table sets forth the fees and cash distributions that the General Partner and its affiliates currently receive from the Existing Fund and the fees and cash distributions that the General Partner and its affiliates will receive from the New Fund after the Transaction and assuming the New Fund is able to sell Senior Interests and use the proceeds to acquire additional tax-exempt bonds.










  Type of
Compensation	                          Existing Fund	                                                New Fund
--------------   -------------------------------------------------------     -----------------------------------------------------
Administrative   0.45% per annum of the original principal amount of         Same as Existing Fund.  Upon the acquisition of
Fee              bonds.  The Administrative Fee is payable by the            additional mortgage bonds, the General Partner will
                 owners of the properties financed by the tax-exempt         become entitled to an Administrative Fee payable by
                 bonds held by the Existing Fund out of available cash       the owners of the properties underlying such
                 flow after payment of base interest on the bonds.           additional mortgage bonds out of property cash flow
                 The General Partner did not receive any                     after the payment of base interest on the additional
                 Administrative Fees during the year ended December          bonds.  The amount of any additional Administrative
                 31, 1997.  Unpaid Administrative Fees accrue and are        Fees cannot be estimated because the amount of
                 payable out of the net proceeds of a sale or                additional bonds, if any, that the New Fund may
                 refinancing of a property after repayment of                acquire is not known.
                 principal and accrued base interest on the related
                 bond.

                 The Administrative Fee becomes payable by the Existing Fund only with respect to properties that have been foreclosed. Because the Existing Fund does not hold any foreclosed properties, it did not pay any Administrative Fees to the General Partner during the year ended December 31, 1997. If the Existing
                 Fund were to foreclose on all Bonds which are currently in default, the Administrative Fees payable by the Existing Fund could be as high as $213,417 per annum.

Mortgage	        A Mortgage Placement Fee of .675% of the principal          Same as Existing Fund.  Upon the acquisition of
Placement Fee    amount of the original bonds was paid to the General        additional mortgage bonds, the General Partner will
                 Partner by the owners of the financed properties out        be entitled to a Mortgage Placement Fee in an amount
                 of bond proceeds.  None was paid by the Existing            equal to .675% of the principal amount of any
                 Fund.  No Mortgage Placement Fees were paid to the          additional tax-exempt bonds acquired by the New
                 General Partner during the year ended December 31,          Fund.  Mortgage Placement Fees will be paid by the
                 1997.	                                                      owner of the properties underlying such additional
                                                                             mortgage bonds out of bond proceeds.  The amount of
                                                                             any additional Mortgage Placement Fees, if any, that
                                                                             may be earned by the General Partner cannot be
                                                                             estimated because the amount of additional bonds, if
                                                                             any, that the New Fund may acquire is not known.

Property         Paid by the Existing Fund with respect to properties        Paid by New Fund with respect to properties acquired
Management       acquired in foreclosure of tax-exempt mortgage              in foreclosure of tax-exempt mortgage bonds. Not to
fees paid to     bonds.  Not to exceed the lesser of (i) 5% of the           exceed the lesser of (i) 5% of the gross revenue of
affiliated       gross revenue of the managed property, (ii) the fees        the managed property or (ii) the fees charged by
management       charged by unaffiliated property managers in the same       unaffiliated property managers in the same geographic
company          geographic area or (iii) the actual cost of providing       area.  Amount could increase over amount which would
                 such services.  No property management fees were paid       be paid by Current Fund because fees are no longer
                 by the Existing Fund during year ended December 31,         limited to the property manager's cost.
                 1997.
                                                                             Paid by owners of properties which engage affiliate
                 Paid by the owners of three properties financed by          of General Partner as property manager at negotiated
                 tax-exempt mortgage bonds held by the Existing Fund         rates.  Amount will increase over level paid by
                 at negotiated rates.  Property management fees of           and the General Partner's affiliated property
                 $270,616 were earned during year ended December 31,         management company assumes management of the
                 1997.                                                       underlying properties.  The amount of the increase,
                                                                             if any, cannot be estimated because the number of
                                                                             additional properties, if any, and the revenues
                                                                             generated thereby are not known.


Distributions    1% of Net Interest Income not representing contingent       1% of Net Interest Income not representing contingent
of Net Interest  interest until BUC holders receive a cumulative             interest.  25% of Net Interest Income representing
Income           noncompounded return of 11% per annum on Adjusted           contingent interest of up to 0.9% per annum of the
                 Capital Contributions; 10% of such Net Interest             principal amount of all mortgage bonds.  Will
                 Income thereafter.  25% of such Net Interest Income         increase above the amount currently distributed by
                 representing contingent interest of up to 0.9% per          the Existing Fund if additional bonds are acquired
                 annum of the principal amount of all mortgage bonds.        which generate additional Net Interest Income or if
                 Total of $84,658 was paid to the General Partner            greater amounts of contingent interest are received
                 during year ended December 31, 1997.                        by the New Fund.  Not able to estimate since future
                                                                             Net Interest Income and amounts of contingent
                                                                             interest are not known.



  Type of
Compensation	                          Existing Fund	                                                New Fund
--------------   -------------------------------------------------------     -----------------------------------------------------

Distributions    None of the portion representing a return on                None, except for 25% of Net Residual Proceeds
of Net Residual  principal of tax-exempt bonds.  25% of Net Residual         representing contingent interest of up to 0.9% per
Proceeds         Proceeds representing contingent interest of up to          annum of the principal amount of all mortgage bonds
                 0.9% per annum of the principal amount of all               (when combined with prior distributions of Net
                 mortgage bonds (when combined with prior                    Interest Income representing contingent interest).
                 distributions of Net Interest Income representing
                 contingent interest).  None of the remaining portion        Will increase if New Fund generates a greater amount
                 representing contingent interest until BUC holders          of Net Residual Proceeds from contingent interest
                 receive an amount (when combined with all prior             than Existing Fund.  Not able to estimate since
                 distributions to BUC holders) equal to the sum of           future amounts of contingent interest, if any, is not
                 their initial Adjusted Capital Contributions plus a         known.
                 cumulative noncompounded annual return of 11% on
                 their Adjusted Capital Contributions; then 100% of
                 Net Residual Proceeds to the extent of 10% of all Net
                 Residual Proceeds representing contingent interest
                 distributed to all partners exclusive of the
                 following amounts.  Thereafter, 10% of any remaining
                 Net Residual Proceeds representing contingent
                 interest.

                 None during year ended December 31, 1997.

In addition to the foregoing, the General Partner will continue to be reimbursed for certain expenses it and its affiliates incur in connection with the business of the New Fund. See "TERMS OF THE NEW PARTNERSHIP
AGREEMENT-Payments to the General Partner" and "-Allocations and Distributions."

Transferability of BUCs

BUCs of the New Fund will be freely transferable, subject to certain restrictions set forth in the New Partnership Agreement which are identical to those in the Current Partnership Agreement. The BUCs in the New Fund have been approved for inclusion on The NASDAQ Stock Market under the symbol "[ATAXZ]" upon consummation of the Transaction. See "DESCRIPTION OF THE BUCS OF THE NEW FUND-Transfers."

Federal Income Tax Consequences

For federal income tax purposes the New Fund will be treated as a continuation of the Existing Fund with a change of name and, accordingly, BUC holders will not recognize any income, gain or loss as a result of the Transaction. Consummation of the Transaction is conditioned on, among other things, receipt of an opinion of counsel to this effect.

The New Fund has received an opinion of counsel that it will be treated as a partnership for federal income tax purposes and BUC holders will be recognized as partners for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION."

Accounting Treatment

The Transaction will not result in a change in the New Fund's financial statement treatment of any asset or liability of the Existing Fund or of the capital account of any partner or BUC holder. See "THE TRANSACTION-Accounting Treatment."

SUMMARY FINANCIAL INFORMATION

The following table sets forth certain financial data of the Existing Fund which has been derived from the audited financial statements of the Existing
Fund as of and for the five-year period ended December 31, 1997.   The
financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been audited by Coopers & Lybrand L.L.P., independent accountants for the Existing Fund, and are incorporated by reference in this Consent Solicitation Statement/Prospectus.

                                                                     	For Year Ended December 31,
                                            ----------------------------------------------------------------------------
                                              	     1997 	          1996 	          1995 	          1994	           1993
                                            ------------    ------------    ------------    ------------    ------------
Mortgage bond investment income	            $  6,169,500	   $  6,134,812 	  $  6,159,236	   $  5,973,373	   $  5,461,438
Rental income                                       -               -               -               -          5,148,252
Interest income on temporary cash
 investments	                                     53,554	         47,247	         42,319	         24,046	         31,700
Contingent interest income	                      124,682        	154,539        	166,940        	211,319	        192,343
General and administrative expenses	            (678,487)	      (648,784)	      (585,926)	      (478,438)	    (1,033,708)
Real estate operating expenses                      -               -               -               -         (2,457,071)
Depreciation                                        -               -               -               -         (1,205,631)
Interest expense	                                   -               -               -               -           (400,931)
                                            ------------    ------------    ------------    ------------    ------------
Net income	                                 $  5,669,249	   $  5,687,814	   $  5,782,569	   $  5,730,300	   $  5,736,392
                                            ============    ============    ============    ============    ============
Net income, basic and diluted, per
 Beneficial Unit Certificate (BUC)	         $        .56	   $        .56	   $        .57	   $        .56 	  $        .56
                                            ============    ============    ============    ============    ============
Total cash distributions paid or accrued
 per BUC	                                   $        .54	   $        .54	   $        .54	   $        .54	   $      .7350
                                            ============    ============    ============    ============    ============
Investment in tax-exempt mortgage
 bonds at estimated fair value	             $ 71,126,000	   $ 66,026,000	   $ 66,026,000	   $ 66,026,000	   $ 66,026,000
                                            ============    ============    ============    ============    ============
Total assets	                               $ 73,213,016	   $ 68,014,454	   $ 67,698,916	   $ 67,379,656	   $ 67,137,170
                                            ============    ============    ============    ============    ============

RISK FACTORS

There are certain disadvantages, adverse consequences and risks to the BUC holders which may result from the consummation of the proposed Transaction, including the following. BUC holders should read this entire Consent Solicitation Statement/Prospectus and consider carefully the following risk factors before granting their consent to the Transaction.

New Fund May Create Senior Interests

The New Fund intends to finance the acquisition of additional tax-exempt bonds by causing tax-exempt bonds acquired by the New Fund from the Existing Fund to be either (i) deposited into a trust that will issue two classes of beneficial ownership or (ii) reissued in a manner creating two classes of bonds. In either case, the senior trust interests or class of bonds (either referred to as the "Senior Interests") will be sold to unaffiliated investors and a residual interest in the trust or the subordinate class of bonds (either the "Subordinate Interests") will be retained by the New Fund. The ultimate source of principal and interest payments on both the Senior Interests and the Subordinate Interests will be the net cash flow generated by the apartment complexes financed with the underlying mortgage bonds or from the net proceeds from the sale of such real estate. However, the holders of the Senior Interests will have rights with respect to the net cash flow and net sale proceeds from such real estate which will be senior to those of the New Fund which will hold the Subordinate Interests. Therefore, in the event that such net cash flow or net sale proceeds from the financed properties are insufficient to pay the full amount of principal and interest due on the Senior Interests and the Subordinate Interests, the holders of the Senior Interests will receive the full amount due to them before the New Fund will receive any amount due to it on the Subordinate.

New Fund May Reinvest in
Additional Mortgage Bonds

The New Fund expects to acquire additional tax-exempt bonds secured by multifamily apartment projects. However, there can be no assurance that the New Fund will be able to invest any amounts raised from the sale of Senior Interests in additional tax-exempt mortgage bonds. If the New Fund is unable to reinvest the amounts raised from the sale of Senior Interests in additional tax-exempt mortgage bonds bearing interest at a rate higher than the interest rate on the Senior Interests, the amount of interest income earned by the New Fund could be less than the amount of interest income it earned prior to the sale of the Senior Interests.

The acquisition of additional tax-exempt bonds will entail risks generally associated with investing in unrated debt securities. Such risks include the possibility of default in the payment of principal and interest on such bonds. It is expected that such bonds will not be personal obligations of the borrowers and the New Fund will be relying solely on the value of the underlying real estate as security for the payment of principal and interest. The ability of the underlying property to pay debt service on the bonds may be affected by a number of factors, many of which are beyond the direct control of the property owner. Such factors include general and local economic conditions, the relative supply of apartments and alternative housing in the market area, interest rates on home mortgage loans, government regulation and the cost of compliance therewith, taxes and inflation. As with the tax-exempt mortgage bonds held by the Existing Fund, there is not expected to be a regular trading market for the additional bonds acquired by the New Fund.

If the property securing a bond is not operated in accordance with various requirements, the interest paid to the New Fund on such bond may become subject to federal and state income taxes. In most cases, the operation of the properties underlying additional tax-exempt bonds acquired by the New Fund will be managed by the owners of such properties who will not be affiliated with, or under the control of, the New Fund.

BUC holders will not have an opportunity to review additional bond investments prior to the time they decide whether or not to consent to the Transaction or
prior to the time the New Fund makes such acquisition.   Accordingly, BUC
holders will be dependent on the General Partner to evaluate additional bond investments made by the New Fund and to negotiate the terms thereof.

Differences in Limited Partnership Agreement
May Be Adverse to BUC Holders



The New Partnership Agreement differs from the Current Partnership Agreement in certain material respects and some of the differences may be adverse to the BUC holders.

The Current Partnership Agreement prohibits the Existing Fund from reinvesting its net interest income or the proceeds received from the sale or repayment of its tax-exempt mortgage bonds. All such amounts are required to be distributed to BUC holders or, to the extent deemed necessary by the General Partner, held in the Existing Fund's reserve fund. Accordingly, the Current Partnership Agreement would not authorize the General Partner to apply the proceeds from the sale of Senior Interests or any net interest income to acquire additional tax-exempt bonds. In contrast, the New Partnership Agreement authorizes the General Partner to invest such amounts in additional tax-exempt bonds secured by multifamily real estate, rather than distribute such proceeds to the BUC holders. In addition, in order for the New Fund to hold the Subordinate Interests, it was necessary to eliminate the restriction on holding junior trust deeds contained in the Current Partnership Agreement.

The New Partnership Agreement will allow an affiliate of the General Partner to provide property management services with respect to apartment complexes acquired by the New Fund in foreclosure for fees which are no higher than (i) those charged by unaffiliated property management companies in the same geographical area or (ii) 5% of the gross revenues of the managed property. The Current Partnership Agreement provides that such property management services must be provided at the lower of (i) such competitive fees, (ii) 5% of the gross revenues of the managed property or (iii) the cost of providing such services. Therefore, it is possible that if the New Fund acquires ownership of a property through foreclose of a mortgage bond and the General Partner's affiliate is engaged to manage the property, the New Fund could pay such affiliate more to manage the property than could the Existing Fund.

The New Partnership Agreement has also eliminated the provision of the Current Partnership Agreement which provides that no amendment could be adopted which would have the effect of delaying or reducing the amount of cash distributions to a BUC holder without the consent of such BUC holder. The effect of this change is to allow such an amendment to be adopted with the consent of a majority in interest of the BUC holders rather than the unanimous consent of BUC holders. In addition, the New Partnership Agreement uses a different method to value the economic interest of the General Partner in the event it is removed as such by the BUC holders.

Conflicts of Interest

The General Partner has a conflict of interest in recommending the Transaction to BUC holders because the General Partner expects to receive increased amounts of fees and cash distributions as a result of the Transaction. Since the New Fund will have the ability to acquire additional tax-exempt mortgage bonds, the General Partner expects to receive additional Administrative Fees from the owners of the properties financed by such additional bonds. The General Partner also expects to earn Mortgage Placement Fees in connection with the acquisition of additional bonds. The General Partner will participate in the cash distributions from the New Fund (although to a potentially lesser degree than it does in the Existing Fund) and, to the extent the acquisition by the New Fund of additional bonds allows it to distribute a greater amount of cash than does the Existing Fund, the cash distributions to the General Partner will increase. The amount, if any, of additional cash distributions cannot be currently estimated. In addition, by virtue of the Transaction, the General Partner may also be able to earn fees and be entitled to expense reimbursements for a longer period of time than it would if the Existing Fund were liquidated. Finally, if the General Partner is removed, the value of the General Partner's interest in the New Fund will reflect the present value of future Administrative Fees and distributions of Net Interest Income, rather than its interest in the current liquidation value of the New Fund's assets. Accordingly, the General Partner expects to realize greater economic benefits if the Transaction is completed than if any of the alternatives thereto are undertaken.











Possible Alternatives to the Transaction
Will Not Be Pursued

Alternatives to the Transaction include (i) allowing the Existing Fund to continue to hold a portfolio consisting of the existing Bonds and (ii) dissolution of the Existing Fund and liquidation of its assets. The General Partner expects to realize greater economic benefits for itself if the Transaction is completed than if any of the alternatives thereto are undertaken. By approving the Transaction, the BUC holders will effectively preclude the pursuit on any of these alternatives.

Expenses of the Transaction

Expenses of the Transaction are expected to be approximately $[          ] and
will be paid by the Existing Fund. Certain of the expenses may be avoided if the Transaction is not consummated. See "THE TRANSACTION-Costs of the Transaction."

Potential Lack of Public Trading Market for BUCs

BUCs of the New Fund will be newly issued securities and there can be no assurance that a public trading market in the New Fund's BUCs will develop or that the BUCs of the New Fund will trade at or above the prices at which the Existing Fund's BUCs currently trade or would trade in the future if the Transaction were not consummated. In addition, the transferability of the New Fund's BUCs may be limited in certain circumstances similar to those set forth in the Current Partnership Agreement. See "DESCRIPTION OF THE BUCS OF THE NEW FUND-Transfers."

No Dissenters' Rights

BUC holders voting against the Transaction will not be entitled to any appraisal or other dissenters' rights under Delaware law and will not be afforded any by the Existing Fund.

SOLICITATION OF BUC HOLDER CONSENT
Solicitation by the General Partner

The General Partner is seeking the consent of the BUC holders of the Existing Fund to the Transaction consisting of the merger of the Existing Fund and the New Fund pursuant to the terms of the Merger Agreement and Delaware law. As a result of the Transaction, all of the assets and liabilities of the Existing Fund will become assets and liabilities of the New Fund and the separate existence of the Existing Fund will terminate. Under the terms of the Current Partnership Agreement, the transfer of all the assets of the Existing Fund in a single transaction and the dissolution of the Existing Fund requires the consent of the holders of a majority of the outstanding BUCs. Accordingly, the Transaction may not be consummated without the consent of the holders of a majority of the outstanding BUCs of the Existing Fund.

THE MATTER TO WHICH THE BUC HOLDERS ARE REQUESTED TO CONSENT IS OF GREAT IMPORTANCE TO THE EXISTING FUND AND THE BUC HOLDERS. ACCORDINGLY, BUC HOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED CONSENT CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The General Partner will not hold a meeting of the BUC holders to consider the Transaction, but instead is seeking the written consent of BUC holders as provided in Section 10.02 of the Current Partnership Agreement. Each BUC holder of the Existing Fund is being asked to vote as follows:

YES, I approve of the merger of the Existing Fund and the New Fund.
or
NO, I do not approve of the merger of the Existing Fund and the New Fund.

THE GENERAL PARTNER BELIEVES THAT THE TERMS OF THE TRANSACTION ARE FAIR AND IN THE BEST INTERESTS OF THE EXISTING FUND AND ALL OF ITS BUC HOLDERS AND RECOMMENDS THE APPROVAL THEREOF BY THE BUC HOLDERS.

Only BUC holders of record at the close of business on the Record Date will be entitled to receive this notice and to grant or withhold their consent to the Transaction. Under the terms of the Current Partnership Agreement, BUC holders are entitled to one vote for each BUC they hold as of the Record
Date. As of the Record Date, there was a total of 9,979,128 BUCs outstanding. Therefore, the affirmative vote of the holders of 4,989,565 BUCs is required to approve the Transaction. As of the Record Date, no BUCs were beneficially owned by the General Partner, America First or any of the officers and managers of America First.

A consent card is included with this Consent Solicitation Statement/Prospectus and BUC holders are asked to complete, date and sign the consent card and return it to Service Data Corporation in the enclosed envelope as soon as possible. BUC holders should not send the certificates for their BUCs with the consent card.

In order to be valid, consents must be received by Service Data Corporation by 5:00 p.m. Central Time on [Date], 1998, which date may be extended by the General Partner in its sole discretion. If the General Partners receives valid consents to the Transaction from the holders of a majority of the outstanding BUCs prior to such date, it may proceed with the consummation of the Transaction at such earlier time. Consent cards should be returned in the enclosed envelope to Service Data Corporation at the following address:

Service Data Corporation
2424 South 130th Circle
Omaha, NE  68144

An otherwise valid consent card will be deemed to grant consent to the Transaction if it is not marked to withhold consent or to abstain. Abstentions and broker nonvotes will have the same effect as a vote against the Transaction. BUC holders who withhold consent or abstain will have no right to require the Existing Fund to purchase their BUCs or any other rights similar to those available to dissenting shareholders of corporations under Delaware law. A BUC holder may not revoke its consent after the consent card is delivered to Service Data Corporation.

Consents of the BUC holders will be tabulated by Service Data Corporation of Omaha, Nebraska. Service Data Corporation currently serves as the transfer agent and registrar for the Existing Fund and for other public limited partnerships sponsored by America First Companies L.L.C. (the general partner of the General Partner) ("America First"), but is not otherwise affiliated with the General Partner.

The Existing Fund will bear all costs associated with preparing, assembling and mailing the Consent Solicitation Statement/Prospectus and any supplemental solicitation materials. Certain officers and employees of America First may solicit consents without additional compensation therefor other than reimbursement for actual and reasonable out-of-pocket expenses incurred by such persons in connection with such solicitation. Brokerage firms, fiduciaries, nominees and others will be reimbursed for out-of-pocket expenses incurred by them in connection with forwarding consent materials to beneficial holders of BUCs held in their names. In addition to the use of the mails, consents may be solicited by officers and regular employees of America First, who will not be specifically compensated for such services, by means of personal calls upon or telephonic communications with BUC holders or their representatives. Moreover, the General Partner may engage the services of a professional proxy solicitation firm in connection with the solicitation of consents.

Communicating With Other BUC Holders

Under Rule 14a-7 of the Securities Exchange Act of 1934, as amended, the Existing Fund, upon written request from a BUC holder, will deliver to such BUC holder (i) a statement of the approximate number of BUC holders of the Existing Fund and (ii) the estimated cost of mailing proxy materials or similar communications to the BUC holders of the Existing Fund. In addition, under such rule, a BUC holder has the right, at his or her option, to have the Existing Fund (i) mail (at the BUC holder's expense) any such materials which the BUC holder desires to deliver to the other BUC holders of the Existing Fund in connection with the Transaction or (ii) to have the Existing Fund deliver, within five business days of the receipt of the request, a reasonably current list of the names and addresses of the BUC holders of the Existing Fund as of the Record Date. The Existing Fund may require a requesting BUC holder to pay the reasonable cost of duplicating and mailing such BUC holder list. Any such requests should be sent to Mr. Maurice E. Cox, Jr., America First Companies L.L.C., Suite 400, 1004 Farnam Street, Omaha, Nebraska, 68102.






THE TRANSACTION
General

The General Partner has proposed a merger between the Existing Fund and the New Fund pursuant to which (i) the separate existence of the Existing Fund will cease and the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Existing Fund, (ii) the New Partnership Agreement will control the operations of the New Fund after the Transaction and (iii) BUC holders in the Existing Fund will become BUC holders in the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Existing Fund as of the Record Date. The assets of the Existing Fund being acquired by the New Fund as a result of the Transaction include seven tax-exempt bonds which are secured by apartment complexes.

The Transaction has been proposed by the General Partner in an effort to increase cash distributions to BUC holders, increase net asset value and increase market value of the BUCs by transferring the assets of the Existing Fund to the New Fund which will have the ability to acquire additional tax-exempt bonds secured by multifamily residential properties. The New Fund intends to finance the acquisition of additional tax-exempt bonds by causing the tax-exempt bonds acquired by it from the Existing Fund to be either (i) deposited into a trust that will issue two classes of beneficial ownership or
(ii) reissued in a manner creating two classes of bonds. In either case, the senior trust interests or class of bonds (either referred to as the "Senior Interests") will be sold to unaffiliated investors and the New Fund will seek to use the proceeds of such sales to acquire additional tax-exempt bonds secured by apartment complexes. The New Fund may also use interest income to supplement the amount of sale proceeds available to invest in additional mortgages. A residual interest in the trust or a subordinate class of bonds (either the "Subordinate Interests") will be retained by the New Fund. It is anticipated that the respective rights of the holders of the Senior Interests and the Subordinate Interests will allow the Senior Interests to receive investment-grade ratings from nationally recognized rating agencies. The additional tax-exempt mortgage bonds acquired by the New Fund are not expected to be rated. As a result the Senior Interests are expected to bear tax-exempt interest at rates which will be below the interest rates the New Fund expects to earn on the additional tax-exempt mortgage bonds. Therefore, the New Fund expects to be able to increase its overall interest income by selling the low interest rate Senior Interests to unaffiliated parties and reinvesting the proceeds in additional unrated tax-exempt bonds secured by multifamily residential housing which bear interest at a higher rate than the Senior Interests. The General Partner would cause the New Fund to repeat this process with the additional tax-exempt bonds acquired by the New Fund in order to further increase the New Fund's potential net interest income. There can be no assurance, however, that the distributions to BUC holders will increase by pursuing this strategy. See "Background and Reasons for the Transaction," below.

The New Fund and the Existing Fund have entered into the Merger Agreement and will consummate the Transaction pursuant to the terms thereof promptly after the receipt of consents from BUC holders owning a majority of the outstanding BUCs of the Existing Fund. If the consent of a majority in interest of the BUC holders of the Existing Fund is not received, or all other conditions to the Transaction are not satisfied, by December 31, 1998, the Merger Agreement will terminate. In addition, the Merger Agreement may be terminated by a majority of the board of managers of America First before or after the receipt of consents from BUC holders at any time prior to the closing date of the Transaction. If the Transaction is not consummated, the General Partner will reconsider other options available to the Existing Fund.

As a result of the Transaction, the New Fund will acquire all of the assets of the Existing Fund, including the seven tax-exempt Bonds currently held by the Existing Fund, and will become subject to all of the liabilities of the Existing Funds.

Terms of the Merger Agreement

The following is a summary of the material terms of the Merger Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Merger Agreement, a copy of which is attached as Appendix B of this Consent Solicitation Statement/Prospectus and is incorporated by reference herein.





Effect of the Merger. Under the terms of the Merger Agreement (i) the separate existence of the Existing Fund will cease and the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Existing Fund, (ii) the New Partnership Agreement will control the operations of the New Fund after the Transaction and (iii) BUC holders in the Existing Fund will become BUC holders of the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Existing Fund as of the Record Date.

The partners of the New Fund prior to the Transaction are the General Partner and the Limited Partner. The Limited Partner is also the sole limited partner of the Existing Fund and has assigned its limited partner interest in the Existing Fund to the BUC holders of the Existing Fund. Upon consummation of the Transaction, the interests of the General Partner and Initial Limited Partner in the Existing Fund will be converted into a general partner interest and limited partner interest, respectively, in the New Fund and the Limited Partner will assign its limited partner interest in the New Fund to the BUC holders of the Existing Fund. As a result, persons holding BUCs in the Existing Fund will become BUC holders of the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Existing Fund on the Record Date.

Conditions to Consummation of the Transfer of Assets. The closing for the Transaction will take place promptly after the General Partner has received the consent to the Transaction from the holders of a majority of the outstanding BUCs of the Existing Fund. The receipt of such consent by no later than December 31, 1998 (unless such date is extended by the General Partner in its sole discretion) is a condition to closing the Transaction and if it is not obtained, or all other conditions to closing are not satisfied or waived, the Merger Agreement will terminate. Other conditions to closing include (i) the declaration of effectiveness of the registration statement for the BUCs of the New Fund under the Securities Act of 1933; (ii) obtaining appropriate clearance for each state securities or "blue sky" administrator;
(iii) the delivery of a tax opinion acceptable to the General Partner to the effect that for federal income tax purposes holders of BUCs in the Existing Fund will not recognize any income, gain or loss as a result of the Transaction; and (iv) the approval of the BUCs of the New Fund for inclusion on The NASDAQ Stock Market.

Termination of the Merger Agreement. The Merger Agreement may be terminated by a majority of the board of managers of America First before or after the receipt of consents from BUC holders at any time prior to the effective time of the certificate of merger filed with the Secretary of State of the State of Delaware relating to the Transaction.

Issuance of BUCs of the New Fund

Service Data Corporation of Omaha, Nebraska acts as registrar and transfer agent for the Existing Fund and will serve as registrar and transfer agent for the New Fund. As promptly as practical after the closing of the Transaction, Service Data Corporation will mail to each BUC holder of the Existing Fund of record on the Record Date a letter of transmittal along with instructions for the exchange of BUCs of the Existing Fund for BUCs of the New Fund.

BUC HOLDERS SHOULD NOT SEND IN THEIR BUCS WITH THE CONSENT CARD. BUCS SHOULD ONLY BE RETURNED ALONG WITH THE LETTER OF TRANSMITTAL FORM FROM SERVICE DATA CORPORATION.

Upon surrender by a BUC holder to Service Data Corporation of the certificate for his or her BUCs in the Existing Fund together with a properly executed letter of transmittal and any other required documents, Service Data Corporation will issue and mail a certificate for the same number of BUCs of the New Fund to the BUC holder.

Notwithstanding the failure of a BUC holder to surrender his or her Existing Fund BUCs for BUCs in the New Fund, such BUC holder will be recognized as a BUC holder in the New Fund for all purposes and will be entitled to all rights thereof, including the right to receive cash distributions and allocations of income and expenses. However, there will be no transfers of BUCs in the Existing Fund recognized after the closing date of the Transaction. If certificates for Existing Fund BUCs are presented for transfer after the closing date of the Transaction, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.





If a certificate for Existing Fund BUCs has been lost, stolen or destroyed, Service Data Corporation will issue BUCs in the New Fund only upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such BUCs by the claimant and appropriate and customary indemnification, including, when appropriate, the posting of a bond. Neither the New Fund, the Existing Fund or Service Data Corporation will be liable to any holder of BUCs in the Existing Fund for any amount properly delivered to any public official pursuant to applicable abandoned property, escheat or similar laws.

Costs of the Transaction

The Existing Fund expects to incur approximately $[           ] of expenses in
connection with the Transaction which include legal and accounting fees, printing and mailing expense, registration fees with the Securities and Exchange Commission and state securities administrators, solicitation costs and transfer taxes. Such expenses will be paid by the Existing Fund and most will be incurred whether or not the Transaction is consummated.

Accounting Treatment

The Transaction will not result in a change in the New Fund's financial statement treatment of any asset or liability of the Existing Fund or of the capital account of any partner or BUC holder.

Regulatory Matters

The Transaction will not be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, other than federal proxy solicitation rules relating to the solicitation of BUC holder consents and state and federal regulations relating to the offering of the New Fund's BUCs, no other federal or state regulatory requirements must be complied with and no approval thereunder must be obtained in connection with the Transaction.

Background and Reasons for the Transaction

The Existing Fund was formed to invest in tax-exempt mortgage bonds which were issued by state and local housing authorities to provide construction and permanent financing of apartment complexes. Using the net proceeds from the public offering of BUCs, the Existing Fund acquired 14 tax-exempt bonds with an aggregate principal amount of $177,196,000, each of which was secured by a first mortgage on the apartment complex financed by the bonds. The investment objectives of the Existing Fund were to provide (i) safety and preservation of capital, (ii) regular distribution of federally tax-exempt interest from the payment of base interest on the bonds and (iii) a potential for an enhanced federally tax-exempt yield from the "contingent interest" earned through a participation in the net cash flow from the properties financed by the bonds and in the net proceeds from the sale or refinancing of such properties.

The overbuilding of apartment complexes in the United States from the time the Existing Fund invested in these bonds resulted in adverse market conditions for apartment complexes in many of the markets in which the properties financed by the Existing Fund were located. Since that time, the resulting competitive conditions have kept rents at most of these properties below the levels needed to produce sufficient operating cash flow to allow the owners thereof to pay the full amount of base interest on the bonds. During the period from 1988 to 1991, the Existing Fund foreclosed on the apartment complexes securing seven of the tax-exempt bonds it held as a result of the default by the owners of these properties to fulfill their obligations under the bonds. In May 1993, the Existing Fund transferred these seven properties along with related debt, cash and certain other assets and liabilities to America First REIT, Inc. (the "REIT") in exchange for all of the common stock of the REIT. The REIT shares were subsequently distributed pro rata to the BUC holders of the Existing Fund as of the record date established therefor. On June 29, 1995, the REIT was merged with and into a subsidiary of Mid-America Apartment Communities, Inc. an unaffiliated publicly traded real estate investment trust.










Of the remaining seven tax-exempt bonds held by the Existing Fund, three were classified as performing loans and four were classified as nonperforming loans as of December 31, 1997. The Existing Fund currently accepts interest payments from the owners of the properties securing the nonperforming bonds in amounts less than the full amount of base interest due on these bonds. The amount of foregone interest on nonperforming loans equaled $443,456 and $442,725 for the years ended December 31, 1997 and 1996, respectively. While contingent interest has been paid on one of the performing bonds, the amount of contingent interest paid on this bond decreased significantly over the past several years. The General Partner does not believe that any contingent interest will be paid to the Existing Fund on its other bonds in the foreseeable future.

The seven bonds held by the Existing Fund have terms expiring at various times from December 1, 2006 to December 1, 2015. However, each of the bonds stipulates that principal and accrued interest thereon, including accrued contingent interest, will be due and payable to the Existing Fund after twelve years. Accordingly, principal and accrued interest on six of the Existing Fund's bonds became due and payable on December 1, 1997 and will become due and payable on the remaining bond on July 1, 1998 (the "Repayment Dates").
The terms of the bonds require that the underlying properties be sold or refinanced on the Repayment Dates and that the net proceeds of such sale or refinancing be applied to the payment of principal and accrued interest on the bonds, including any accrued contingent interest. If a property is not sold as of an Repayment Date, the amount of contingent interest payable to the Existing Fund is to be based on an appraisal of the property's fair market value.

The estimated market value of the properties at December 31, 1997 was $5,500,000 less than the outstanding principal balance of the bonds secured by those properties. In addition, there could be no assurance that the owner of the properties would realize net cash proceeds from the sale or refinancing of these properties in amounts sufficient to repay the full principal balance of the bonds secured by these properties. Therefore, if the properties were sold or refinanced on the Repayment Dates, it was expected that the net proceeds from the sale or refinancing would not have been sufficient to repay the principal balance of these bonds. Each of the bonds is a "nonrecourse" obligation of the property owner and, therefore, the net proceeds from the sale or refinancing of the property is the only source of repayment for the bonds. Accordingly, the General Partner believes that the Existing Fund would have suffered an irretrievable loss of capital if the bonds had been repaid pursuant to their terms on the Repayment Dates. Therefore, if the bonds were repaid on the Repayment Dates, the Existing Fund would not achieve one of its principal investment objectives, which is the preservation of investors' capital. In addition, it was unlikely that the sale or refinancing of any of these properties would have produced sufficient net proceeds to allow for the payment of accrued contingent interest on the bonds as of the Repayments Dates.

In order to avoid this result, the General Partner determined that the Existing Fund should retain its interests in the bonds beyond the Repayment Dates. However, if the Existing Fund were to simply allow the current bonds to remain outstanding beyond the stated Repayment Date, it had been advised that continuing to accept interest payments for less than the full amount of base interest on the nonperforming bonds could cause the interest received on these bonds to become taxable for federal income tax purposes. In general, the Fund has been advised that the Internal Revenue Service could take the position that (i) such continuing forbearance could cause the Bonds to be treated as if they had been exchanged for new taxable bonds secured by the same properties or (ii) that the Fund has become the equity owner of these properties for tax purposes and, therefore, was receiving distributions of net rental income from the properties rather than interest on the Bonds. In either case, cash distributions made by the Fund to BUC holders representing amounts received from these properties would become subject to income taxes.

However, because each of the bonds have terms extending beyond the Repayment Date, they provide that they may be "remarketed" as of the Repayment Date. In general, upon the remarketing of a bond, the base interest rate will be reset, if necessary, to a level at which the projected net revenues of the property will be sufficient to pay the full debt service on the bond. Furthermore, the maximum amount of contingent interest payable on the bond would be reduced to a level at which the full amount of contingent interest would be payable from projected net revenues and net sale proceeds from the property. Other provisions of the bond, including its principal amount and maturity, would not be changed as a result of the remarketing.



By remarketing the bonds according to their terms, the Fund would be able to retain its interest in the bonds and maintain their status as tax-exempt bonds. Accordingly, the General Partner has proposed that the Existing Fund continue to hold all of the bonds beyond their respective remarketing dates. It is expected that the remarketed bonds will bear base interest and contingent interest at rates which are less than the rates in effect on the bonds prior to the remarketing. The General Partner believes that it will be in the Existing Fund's best interest to agree to these reductions in the stated base and contingent interest rates because such reductions are not expected to have an immediate effect on the Existing Fund's interest income. This is because the Existing Fund has been accepting interest payments for less than the full amount of base interest due on four of the seven bonds. In addition, only one bond has ever paid any contingent interest, and the amount paid is well below the maximum amount of contingent interest payable on such bond. However, the reduction in base and contingent interest rates on the remarketed bonds limits the ability of the Existing Fund to participate in additional net cash flow generated by any future improvements in the economic performance of the properties. Accordingly, the General Partner expects the Existing Fund will earn a relatively static amount of interest income in the future.

On the other hand, it is likely that the administrative expenses of operating the Existing Fund, including investor servicing expenses, custodial and transfer agent fees, report preparation and distribution expenses and accounting and legal fees, will continue to escalate over time. Therefore, the General Partner anticipates that the amount of net cash flow which the Existing Fund will have available for distribution to the BUC holders will decline over time.

Because of certain limitations in the Current Partnership Agreement, the General Partner is proposing that assets and liabilities of the Existing Fund be transferred to the New Fund which will have the authority to undertake certain steps designed to increase the amount of tax-exempt interest income available for distribution to BUC holders. Unlike the Existing Fund, the New Fund will have the ability to acquire additional tax-exempt bonds secured by multifamily residential properties.

Such tax-exempt housing bonds are issued by state and local housing authorities in order to finance the development or rehabilitation of apartment complexes in which a specified percentage of apartment units must be made available for rent to persons of low and moderate income. In addition to newly issued bonds, a substantial number of tax-exempt mortgage bonds are outstanding. Many of these existing bonds, particularly those issued in the late 1980s, bear interest rates which are substantially higher than currently-prevailing tax-exempt interest rates. Therefore, the owners of the properties financed by these existing tax-exempt mortgage bonds may be interested in refinancing the mortgages underlying those bonds. Accordingly, the General Partner believes that there is an opportunity for the New Fund to acquire additional tax-exempt mortgage bonds at this time.

The New Fund intends to finance the acquisition of additional tax-exempt bonds by causing the tax-exempt bonds acquired by it from the Existing Fund to be either (i) deposited into a trust that will issue two classes of beneficial ownership or (ii) reissued in a manner creating two classes of bonds. In either case, the senior trust interests or class of bonds (either referred to as the "Senior Interests") will be sold to unaffiliated investors and the New Fund will seek to use the proceeds of such sales to acquire additional tax-exempt bonds secured by apartment complexes. The New Fund may also use interest income to supplement the amount of sale proceeds available to invest in additional mortgages. A residual interest in the trust or a subordinate class of bonds (either the "Subordinate Interests") will be retained by the New Fund. It is anticipated that the respective rights of the holders of the Senior Interests and the Subordinate Interests will allow the Senior Interests to receive investment-grade ratings from nationally recognized rating agencies. The additional tax-exempt mortgage bonds acquired by the New Fund are not expected to be rated. As a result the Senior Interests are expected to bear tax-exempt interest at rates which will be below the interest rates the New Fund expects to earn on the additional tax-exempt mortgage bonds. Therefore, the New Fund expects to be able to increase its overall interest income by selling the low interest rate Senior Interests to unaffiliated parties and reinvesting the proceeds in additional unrated tax-exempt bonds secured by multifamily residential housing which bear interest at a higher rate than the Senior Interests. Although the terms on which the New Fund may acquire additional tax-exempt mortgage bonds, if any, are not known at this time, the General Partner expects to be able to negotiate contingent interest provisions with respect to some or all of the additional bonds.

The General Partner would cause the New Fund to repeat this process with the additional tax-exempt bonds acquired by the New Fund in order to further increase the New Fund's potential net interest income. Accordingly, the General Partner would expect the amount of cash available for distribution to be increased through this mechanism. There can be no assurance, however, that the distributions to BUC holders will increase by pursuing this strategy.

However, the terms of the Current Partnership Agreement do not provide clear authority for the General Partner to undertake this strategy to increase cash available for distribution. In particular, the Current Partnership Agreement prohibits the General Partner from selling all or substantially all of the assets of the Existing Fund without the consent of the holders of a majority of the outstanding BUCs. There are relevant court cases which have interpreted the term "substantially all" to mean a majority of a partnership's assets. Accordingly, if the Existing Fund were to sell the Senior Interests to unaffiliated investors, it would have arguably sold substantially all of the Existing Fund's assets in the process. Accordingly, the General Partner would need to obtain the consent of the BUC holders prior to undertaking this transaction.

In addition, the Current Partnership Agreement prohibits the Existing Fund from investing in junior trust deeds. This prohibition would preclude the Existing Fund from placing its assets in a subordinate position to third party lenders. Accordingly, the Existing Fund could not retain the Subordinate Interests if the Senior Interests secured by the same real property were sold to an unaffiliated party.

Finally, the Current Partnership Agreement prohibits the Existing Partnership from reinvesting its "Net Residual Proceeds." As defined, "Residual Proceeds" can be read to include the proceeds received from the sale of the Senior Interests. The Current Partnership Agreement requires that Residual Proceeds, less any amounts used to pay expenses or placed in reserve, be distributed to BUC holders and, therefore, could not be used to acquire additional tax-exempt bonds for the Existing Fund. Because the Existing Fund has no clear authority to sell the Senior Interests, to retain the Subordinate Interests or to reinvest the proceeds from the sale of the Senior Interests to acquire additional bonds, it will not be able to increase the amount of interest income beyond that which it is currently receiving.

In addition to these restrictions on the Existing Fund's ability to sell existing assets and use the proceeds to acquire additional tax-exempt bonds, the terms of the Current Partnership Agreement do not allow an amendment to the Current Partnership Agreement which would have the result of delaying the timing of any distribution to a BUC holder without the consent of such BUC holder. Accordingly, any amendment to the Current Partnership Agreement allowing for the reinvestment of Net Residual Proceeds would require unanimous consent of the BUC holders which, as a practical matter, would be extremely difficult or impossible to obtain. For this reason, the General Partner has proposed that the Existing Fund merge into the New Fund with the New Fund being the surviving partnership of the merger and the New Partnership Agreement controlling the operations of the New Fund. The New Partnership Agreement authorizes the New Fund to sell the Senior Interests, retain the Subordinate Interests and reinvest the proceeds from the sale of the Senior Interests to acquire additional tax-exempt bonds.

Recommendation of the General Partner

For the reasons set forth above, the General Partner believes that the Transaction is in the best interest of the Existing Fund and its BUC holders and recommends that the BUC holders grant their consent to the Transaction.

Consideration of Alternative Courses of Action

In addition to the proposed Transaction, the General Partner considered the options of (i) causing the bonds to be repaid and dissolving the Existing Fund or (ii) continuing the Existing Fund with its current portfolio of tax-exempt bonds. For the reasons set forth below, the General Partner has rejected each of the alternatives in favor of the Transaction.









Causing the Bonds To Be Repaid and Liquidation of Existing Fund. Each of the bonds stipulates that principal and accrued interest thereon, including accrued contingent interest, will be due and payable to the Existing Fund on their respective Repayment Date. The Repayment Date for six of the Existing Fund's bonds was December 1, 1997 and the Repayment Date for the remaining bond is July 1, 1998. The terms of the bonds require that the underlying properties be sold or refinanced on the Repayment Dates and that the net proceeds of such sale or refinancing be applied to the payment of principal and accrued interest on the bonds, including any accrued contingent interest. The Current Partnership Agreement provides that upon repayment of all of the bonds, the Existing Fund is to be dissolved and its remaining assets liquidated and distributed among the BUC holders and the General Partner.

The General Partner has rejected this alternative because it is inconsistent with the Existing Fund's investment objective of preserving its capital. The Existing Fund invested a total of $76,626,000 in the seven tax-exempt bonds that it continues to hold. Because the principal balance of the bonds does not amortize over their terms, the aggregate principal balance of these bonds remains $76,626,000. Although the bonds are secured by first deeds of trust on the financed properties, the only source of funds to repay principal and interest on the bonds on the Repayment Date is the net proceeds from the sale or refinancing of the properties. Based on an analysis of the fair market value of the properties securing the bonds, the General Partner has estimated the fair market value of the properties securing the bonds as of the initial Repayment Date to be only $71,126,000. Accordingly, assuming the properties could be sold for the full amount of their estimated fair market value, the proceeds of such sales, net of associated costs, were not expected to be sufficient to repay the full principal balance of the bonds on the Repayment Date. The Fund has no recourse against the owners of the properties for any deficiency in the payment of principal or interest on the bonds. Therefore, the General Partner determined that this course of action would have resulted in an irretrievable loss of capital to the BUC holders.

Likewise, the value of the bonds, and the price a third party might be willing to pay for them, will be affected by the current value of the underlying properties. Therefore, if the Existing Fund were to sell the bonds at this time, the General Partner would expect the Existing Fund to receive net proceeds therefrom which would be less than the full principal amount of the bonds.

The properties owned or financed by the Existing Fund have generally experienced improvements in operating results over recent years and the General Partner expects this trend to continue. As operating results for these properties improve, the value of the properties should also increase and, therefore, the amount of bond principal received by the Existing Fund upon the repayment of the bonds or the amount of proceeds from the sale of the bonds should also increase over time. Because a liquidation of the Existing Fund's assets at this time would result in a significant loss of original capital to the BUC holders and would preclude the BUC holders from securing any benefit from potential increases in the value of the Existing Fund's assets in the future, the General Partner determined that it would not be in the best interest of the Existing Fund and the BUC holders to liquidate the Existing Fund at this time.

Continuing Existing Fund With Its Current Assets. Although the General Partner determined that it would not be in the best interest of the BUC to cause the bonds to be repaid on the Repayment Dates or sold at this time, it has rejected the alternative of simply continuing to operate the Existing Fund with its current portfolio of tax-exempt bonds because the amount of cash available for distribution to BUC holders is expected to decrease over time and to be less than the amounts available if the Transaction is consummated.

The General Partner does not expect the amount of interest income generated by the Existing Fund's current portfolio of tax-exempt bonds to increase substantially over time. This expectation is due, in part, to the lower base and contingent interest rates that the bonds are expected to bear after the remarketing of the bonds. On the other hand, the General Partner believes that the administrative expenses of operating the Existing Fund will continue to escalate over time. Accordingly, the General Partner anticipates that the amount of net cash flow which the Existing Fund will have available for distribution to the BUC holders will decline over time. Although there can be no assurance that pursuing the Transaction will make a greater amount of cash available for distribution to the BUC holders, the New Fund will have the ability to acquire additional assets and increase the average interest rate earned on its assets which should, in turn, allow it to generate more cash than the Existing Fund. See "THE

TRANSACTION-Background and Reasons for the Transaction."
Fairness Determination of the General Partner

The General Partner, including the Board of Managers of America First, believes that the terms of the Transaction are fair to the BUC holders. The General Partner bases this determination on the following: (i) BUC holders will receive one BUC in the New Fund for each BUC they hold in the Existing Fund and, accordingly, will have the same interest in the assets and cash available for distributions of New Fund after the Transaction as they did in the Existing Fund prior to the Transaction, (ii) the interest of the General Partner in the cash distributions of New Fund is no greater than its interest in the Existing Fund, (iii) fees payable to the General Partner and its affiliates by the New Fund with respect to the assets acquired from the Existing Fund will be the same as currently received by the General Partner and (iv) any fees payable by the New Fund to the General Partner or its affiliates with respect to additional assets acquired by the New Fund will be at the same rates as those currently paid by the Existing Fund.

The General Partner has not obtained a fairness opinion or any other evaluation of the Transaction from an investment banker or other third party.

INFORMATION RELATING TO THE EXISTING FUND
Description of Business

The Existing Fund is a Delaware limited partnership which was formed on November 11, 1985 for the purpose of acquiring a portfolio of tax-exempt participating mortgage bonds which were issued to provide construction and permanent financing for apartment complexes and other commercial or industrial real estate. The original investment objectives of the Existing Fund were to provide (i) safety and preservation of the Existing Fund's capital, (ii) regular distribution of federally tax-exempt interest and (iii) a potential for an enhanced federally tax-exempt yield as a result of the Existing Fund's participation in the net cash flow from the properties financed by the tax-exempt participating mortgage bonds and in the net proceeds from the sale or refinancing of such properties.

The Existing Fund issued a total of 9,979,128 BUCs representing assigned limited partnership interests in a public offering which raised net proceeds of approximately $185,500,000. The Existing Fund acquired 14 tax-exempt bonds which were issued by various state and local housing authorities to provide construction and permanent financing for 14 apartment complexes located in 10 states. The bonds provide for the payment of base interest at a fixed rate and for contingent interest based on a participation in the net cash flow and the net sale or refinancing proceeds from the properties financed thereby.
The principal amounts of the bonds do not amortize over their terms, but are payable in full upon the maturity thereof along with any unpaid base and contingent interest. The bonds had terms ranging from 21 to 30 years, but the Existing Fund had the right to cause the owners of the financed properties to sell or refinance the properties from time to time after 10 years and to repay the full principal amount of the bonds and all unpaid base and contingent interest accrued at that time. In addition, after 12 years the owners of the financed properties are required to sell or refinance the properties and repay the full principal amount of the bonds and all unpaid base and contingent interest accrued at that time. Because of the contingent interest feature of the bonds, the return to the Existing Fund from the bonds depended to a substantial degree upon the economic performance of the properties financed by the bonds.

The Existing Fund acquired seven of the properties securing its bonds through foreclosure or similar actions as a result of defaults by the property owners under the terms of the bonds. On May 7, 1993, the Partnership announced the formation of a subsidiary company called America First REIT, Inc., a real estate investment trust (the "REIT"). On June 1, 1993, the Existing Fund transferred the seven real estate properties acquired in settlement of bonds, along with related debt, cash and certain other assets and liabilities to the REIT in exchange for all of the issued and outstanding shares of the REIT's common stock. Thereafter, the Existing Fund distributed all shares of the REIT to the BUC holders of the Existing Fund in the ratio of one share of REIT stock for every four Bucs they held as of the record date for this distribution. As a result, the Existing Fund no longer has any interest in these bonds or the properties which had secured these bonds.






As of December 31, 1997, the Existing Fund continues to hold seven tax-exempt bonds with a carrying value, net of allowance for loan losses, of $71,126,000. Of these remaining seven bonds, only three have paid all base interest payments as and when due. The Existing Fund accepts the total net cash flow generated by the four properties securing the other four bonds as payment of interest on these bonds. The amount of net cash flow generated by these properties is less than the full amount of base interest due on the bonds. The amount of foregone interest on the bonds equaled $443,456 in 1997, $442,725 in 1996 and $442,279 in 1995. Notwithstanding the interest shortfalls, the Existing Fund has elected not to foreclose or seek a deed in lieu of foreclosure in order to continue to receive tax-exempt interest rather than taxable net rental income from the properties.

The amount of net cash flow generated by these properties is, in part, a function of rental and occupancy rates and operating expenses. The level of occupancy and rents that can be charged are directly affected by the supply of, and demand for, apartments in the market areas in which a property is located. This, in turn, is affected by several factors such as local or national economic conditions, the amount of new apartment or warehouse construction and interest rates on single-family mortgage loans. In addition, factors such as government regulation (such as zoning laws), inflation, real estate and other taxes, labor problems and natural disasters can affect the economic operations of a property. In each city in which the Existing Fund's properties are located, such properties compete with a substantial number of other income-producing real estate of the same types. Apartment complexes also compete with single-family housing that is either owned or leased by potential tenants. The principal method of competition is to offer competitive rental rates. The Existing Fund's properties also compete by emphasizing regular maintenance and property amenities.

The Existing Fund is engaged solely in the business of providing financing for the acquisition and improvement of real estate and the operation of real estate acquired in foreclosure. Accordingly, the presentation of information about industry segments is not applicable and would not be material to an understanding of the Existing Fund's business taken as a whole.

The General Partner believes that each of the properties financed by the Existing Fund is in compliance in all material respects with federal, state and local regulations regarding hazardous waste and other environmental matters and the General Partner is not aware of any environmental contamination at any of such properties that would require any material capital expenditure by the Existing Fund for the remediation thereof.

Management

The Existing Fund has no employees. Certain services are provided to the Existing Fund by employees of America First and the Existing Fund reimburses America First for such services at cost. The Existing Fund is not charged, and does not reimburse, for the services performed by managers and officers of America First.

The Existing Fund has no directors or officers. Management of the Existing Fund consists of the General Partner and its general partner, America First. The following individuals are managers and executive officers of America First and each serves for a term of one year:

       Name		                  Position Held	              Position Held Since

Michael B. Yanney	         Chairman of the Board,	                 1987
                          	President, Chief Executive
	                          Officer and Manager

Michael Thesing	           Vice President, Secretary,	             1987
	                          Treasurer and Manager

William S. Carter,         M.D.	Manager	                           1994

George Kubat	              Manager	                                1994

Martin Massengale	         Manager                                	1994

Alan Baer	                 Manager                                	1994

Gail Walling Yanney	       Manager	                                1996

Mariann Byerwalter	        Manager	                                1997

Michael B. Yanney, 64, is the Chairman and Chief Executive Officer of various Affiliates of America First which manage public investment funds which have raised over $1.3 billion since 1984. From 1977 until the organization of the first such fund in 1984, Mr. Yanney was principally engaged in the ownership and management of commercial banks. Mr. Yanney also has investments in private corporations engaged in a variety of businesses. From 1961 to 1977, Mr. Yanney was employed by Omaha National Bank and Omaha National Corporation, where he held various positions, including the position of Executive Vice President and Treasurer of the holding company. Mr. Yanney also serves as a member of the boards of directors of Burlington Northern Santa Fe Corporation, Forest Oil Corporation, MFS Communications Company, Inc., C-Tec Corporation and PKS Information Services, Inc.

Michael Thesing, 43, has been Vice President and Chief Financial Officer of affiliates of America First since July 1984. From January 1984 until July 1984 he was employed by various companies controlled by Mr. Yanney. He was a certified public accountant with Coopers & Lybrand L.L.P. from 1977 through 1983.

William S. Carter, M.D., 71, is a retired physician. Dr. Carter practiced medicine for 30 years in Omaha, Nebraska, specializing in otolaryngology (disorders of the ears, nose and throat).

George Kubat, 52, is the President and Chief Executive Officer of Phillips Manufacturing Co., an Omaha, Nebraska-based manufacturer of drywall and construction materials. Prior to assuming that position in November 1992, Mr. Kubat was an accountant with Coopers & Lybrand L.L.P. in Omaha, Nebraska from 1969. He was the tax partner in charge of the Omaha office from 1981 to 1992. Mr. Kubat currently serves on the board of directors of Sitel Corporation, American Business Information, Inc. and G.B. Foods Corporation.

Martin Massengale, 64, is the President Emeritus of the University of Nebraska. Prior to becoming President of the University of Nebraska in 1991, he served as interim President from August 1989, as Chancellor of the University of Nebraska-Lincoln from June 1981 through December 1990 and as Vice Chancellor for Agriculture and Natural Resources from 1976 to 1981. Prior to that time, he was a professor and associate dean of the College of Agriculture at the University of Arizona. Dr. Massengale also serves on the board of directors of Woodmen Accident & Life Insurance Company and IBP, Inc.

Alan Baer, 75, is presently Chairman of Alan Baer & Associates, Inc., a management company located in Omaha, Nebraska. He is also Chairman of Lancer Hockey, Inc., Baer Travel Services, Wessan Telemarketing, Total Security Systems, Inc. and several other businesses. Mr. Baer is the former Chairman and Chief Executive Officer of the Brandeis Department Store chain which, before its acquisition, was one of the larger retailers in the Midwest. Mr. Baer has also owned and served on the board of managers of several banks in Nebraska and Illinois.

Gail Walling Yanney, 62, is a retired physician. Dr. Yanney practiced anesthesia and was most recently the Executive Director of the Clarkson Foundation until October of 1995. In addition, she was a director of FirsTier Bank, N.A., Omaha prior to its merger with First Bank, N.A. Dr. Yanney is the wife of Michael Yanney.

Mariann Byerwalter, 37, is Vice President of Business Affairs and Chief Financial Officer of Stanford University. From 1988 to 1996, Ms. Byerwalter was Executive Vice President of America First Eureka Holdings Inc. ("AFEH"), an affiliate of the General Partner, and its subsidiary, EurekaBank, a federal savings bank operating in the San Francisco Bay area. In addition, from 1993 to 1996, she was the Chief Financial Officer and Chief Operating Officer of AFEH and EurekaBank. Ms. Byerwalter was an officer of BankAmerica Corporation from 1984 until 1987, including Vice President and Executive Assistant to the President of Bank of America and Vice President of the bank's Corporate Planning and Development Department.












Properties

The Existing Fund does not own any real property. However, as of March 31, 1998, the Existing Fund held seven tax-exempt bonds, each of which is secured by a first deed of trust on a multifamily apartment complex. The following table sets forth certain information regarding the properties securing the seven tax-exempt mortgage bonds held by the Existing Fund as of March 31, 1998:

-------------------------------------------------------------------------------------------
                                                                    Average     Outstanding
                                                       Number        Square       Principal
Property Name		                 Location	            of Units	    Feet/Unit         Balance
-------------------------------------------------------------------------------------------
Woodbridge Apartments of        Bloomington, IN		         280	          892	    $12,600,000
Bloomington III
Ashley Point at Eagle Crest	    Evansville, IN		          150	          910	      6,700,000
Woodbridge Apartments of       	Louisville, KY		          190	          934	      8,976,000
Louisville II
Northwoods Lake
 Apartments	                    Duluth, GA		              492	          964	     25,250,040
Ashley Square	                  Des Moines, IA		          144	          963	      6,500,000
Shoals Crossing	                Atlanta, Georgia		        176	          926	      4,500,000
Arama Apartments	               Miami, Florida		          293	          562	     12,100,000
                                                     --------
                                                     			1,725
	                                                    ========
-------------------------------------------------------------------------------------------

In the opinion of the General Partner, each of the properties is adequately covered by insurance.












































The average annual occupancy rate and average effective rental rate per unit for each of the Existing Fund's properties for each of the last five years are listed in the following table:

                                              	     1997 	          1996 	          1995 	          1994	           1993
                                            ------------    ------------    ------------    ------------    ------------
Woodbridge Apts. of Bloomington III
Average Occupancy Rate	                               90%	            95%	            93%	            96%	            96%
Average Effective Annual Rental Per Unit	   $      6,957	   $      7,251	   $      6,848	   $      6,701	   $      6,416

Ashley Point of Eagle Crest
Average Occupancy Rate	                               99%	            96%	            96%	            93%	            94%
Average Effective Annual Rental Per Unit	   $      6,423	   $      6,163	   $      6,032	   $      5,686	   $      5,662

Woodbridge Apts. of Louisville II
Average Occupancy Rate	                               95%	            95%	            93%	            96%	            96%
Average Effective Annual Rental Per Unit	   $      7,075	   $      6,880	   $      6,451	   $      6,504	   $      6,131

Northwoods Lake Apts.
Average Occupancy Rate	                               94%	            94%            	97%	            98%	            97%
Average Effective Annual Rental Per Unit	   $      7,263	   $      7,188	   $      7,101	   $      6,806	   $      6,403

Ashley Square
Average Occupancy Rate	                               96%	            97%	            98%            	98%	            98%
Average Effective Annual Rental Per Unit	   $      6,792	   $      6,728	   $      6,764	   $      6,574	   $      6,366

Shoals Crossing
Average Occupancy Rate	                               95%	            93%	            95%	            96%            	96%
Average Effective Annual Rental Per Unit	   $      4,942	   $      4,712	   $      4,649	   $      4,458	   $      4,428

Arama Apartments
Average Occupancy Rate	                               98%	            99%	            99%	            99%	            99%
Average Effective Annual Rental Per Unit	   $      7,467	   $      7,517	   $      7,156	   $      7,355	   $      6,925









































Legal Proceedings

There are no material pending legal proceedings to which the Existing Fund is a party or to which any of its assets are subject.

Voting Securities and Beneficial Ownership Thereof by Principal BUC Holders, Directors and Officers

Only BUC holders of record at the close of business on the Record Date will be entitled to consent to the Transaction. On the Record Date, a total of 9,979,128 BUCs were issued and outstanding. Each BUC is entitled to one vote with respect to the matter for which consent is sought hereby.

As of the Record Date, no person was known by the General Partner to own beneficially more than 5% of the Existing Fund's BUCs. In addition, no partner of the General Partner (including America First), and no manager or officer of America First owned any of the Existing Fund's BUCs as of the Record Date.

Market for the Existing Fund's BUCs
and Related BUC Holder Matters

Market Information. The BUCs of the Existing Fund trade on The NASDAQ Stock Market under the trading symbol "AFTXZ." The following table sets forth the high and low final sale prices for the Existing Fund's BUCs for each quarterly period from January 1, 1996 through [Date], 1998:

 	1996	                       High	                           Low
1st Quarter	                  $7	                             $6-1/4
2nd Quarter	                  $6-7/8	                         $6-1/8
3rd Quarter	                  $7	                             $6-1/4
4th Quarter 	                 $7-1/4	                         $6-3/8

	 1997	                       High	                           Low
1st Quarter	                  $7-3/8	                         $6-11/16
2nd Quarter	                  $7-3/8	                         $6-11/16
3rd Quarter	                  $7-3/8	                         $7
4th Quarter	                  $7-3/4	                         $7-1/16

 	1998	                       High	                           Low
1st Quarter	                  $8                             	$7-1/4
2nd Quarter (through [Date]) 	$[           ]	                 $[             ]

On [Date], 1998, the date prior to the date of the Consent Solicitation Statement/Prospectus, the high and low sale prices of the Existing Fund's BUCs
were $[       ] and $[          ] per BUC, respectively.

BUC Holders. The approximate number of holders of the Existing Fund's BUCs on the Record Date was [Number].

Distributions. Cash distributions are being made on a monthly basis. Total cash distributions of $5,388,729, or $.54 per BUC, were paid or accrued to BUC holders during each of the fiscal years ended December 31, 1997 and December 31, 1996. The cash distributions paid per BUC during each such period were as follows:






















 SELECTED FINANCIAL DATA
OF THE EXISTING FUND

The following table sets forth certain financial data of the Existing Fund which has been derived from the audited financial statements of the Existing Fund as of and for the five-year period ended December 31, 1997. The financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been audited by Coopers & Lybrand L.L.P., independent accountants for the Existing Fund, and are incorporated by reference in this Consent Solicitation Statement/Prospectus.

                                                                     	For Year Ended December 31,
                                            ----------------------------------------------------------------------------
                                              	     1997 	          1996 	          1995 	          1994	           1993
                                            ------------    ------------    ------------    ------------    ------------
Mortgage bond investment income	            $  6,169,500	   $  6,134,812 	  $  6,159,236	   $  5,973,373	   $  5,461,438
Rental income                                       -               -               -               -          5,148,252
Interest income on temporary cash
 investments	                                     53,554	         47,247	         42,319	         24,046	         31,700
Contingent interest income	                      124,682        	154,539        	166,940        	211,319	        192,343
General and administrative expenses	            (678,487)	      (648,784)	      (585,926)	      (478,438)	    (1,033,708)
Real estate operating expenses                      -               -               -               -         (2,457,071)
Depreciation                                        -               -               -               -         (1,205,631)
Interest expense	                                   -               -               -               -           (400,931)
                                            ------------    ------------    ------------    ------------    ------------
Net income	                                 $  5,669,249	   $  5,687,814	   $  5,782,569	   $  5,730,300	   $  5,736,392
                                            ============    ============    ============    ============    ============
Net income, basic and diluted, per
 Beneficial Unit Certificate (BUC)	         $        .56	   $        .56	   $        .57	   $        .56 	  $        .56
                                            ============    ============    ============    ============    ============
Total cash distributions paid or accrued
 per BUC	                                   $        .54	   $        .54	   $        .54	   $        .54	   $      .7350
                                            ============    ============    ============    ============    ============
Investment in tax-exempt mortgage
 bonds at estimated fair value	             $ 71,126,000	   $ 66,026,000	   $ 66,026,000	   $ 66,026,000	   $ 66,026,000
                                            ============    ============    ============    ============    ============
Total assets	                               $ 73,213,016	   $ 68,014,454	   $ 67,698,916	   $ 67,379,656	   $ 67,137,170
                                            ============    ============    ============    ============    ============

INFORMATION RELATING TO THE NEW FUND

Business

The New Fund is a newly formed Delaware limited partnership which was formed on April 2, 1998 for the purpose of acquiring, holding, selling and otherwise dealing with direct and indirect interests in tax-exempt bonds secured by multifamily residential properties and interests therein. The New Fund will commence operations upon consummation of the Transaction at which time it will acquire the all of the assets and liabilities of the Existing Fund, including the seven tax-exempt mortgage bonds currently held by the Existing Fund.
There is no presentation of financial statements or other financial information of the New Fund in this Consent Solicitation Statement/Prospectus because the New Fund has not been capitalized and has not commenced operations.

The New Fund will have explicit authority to acquire additional tax-exempt bonds secured by a first mortgage or deed of trust on multifamily residential properties. Such bonds would be similar to the bonds currently held by the Existing Fund in that they will be issued by various state and local governments, their agencies and authorities to finance the construction of apartments in their respective jurisdictions. As with the bonds held by the Existing Fund, the governmental entities which issue these bonds are under no obligation to make payment of principal and interest thereon, nor will their taxing power be pledged to do so. The sole source of funds to pay principal and interest on these types of bonds is the net cash flow generated by the operation or sale of the financed real estate. In addition, such bonds are typically structured as "nonrecourse" obligations which are secured solely by the underlying real estate. Accordingly, the owners of the real estate will not be liable to the New Fund in the event of a default under the bonds. The General Partner does not anticipate that any such bonds will be insured by any governmental or nongovernmental entity or have any other type of credit enhancement associated with them. Accordingly, the General Partner does not expect any of the additional bonds which the New Fund may acquire to be rated by a nationally recognized securities rating organization.


In general, the New Fund would seek to acquire all of the tax-exempt bonds secured by a particular multifamily property, but in some cases would consider buying less than the full amount of such bonds. Such bonds may be either outstanding bonds available in the secondary markets or newly issued or reissued bonds. Although the interest rates on such additional bonds is not known at this time, the New Fund will only acquire such bonds if the yield to the New Fund exceeds the average interest rate payable by the New Fund on the Senior Interests described below. The additional bonds may or may not provide for contingent interest or other rights to participate in the net cash flow generated by the underlying properties.

In order for the interest paid on such bonds to be exempt from federal income taxation, the owners of the properties financed by the issuance of the bonds must operate the properties in compliance with the terms of a regulatory agreement. Among other things, such regulatory agreements require that a specified percentage of the rental units in the property be occupied (or held available for occupancy on a continuous basis) by individuals or families with incomes which are less than 80% of the median gross income levels in the geographic area. Such limitations are generally imposed for a period of 10 years. If the owner of a property defaults in its obligations under a regulatory agreement, it may result in the interest on the bonds secured by that property to become subject to income tax. Such a failure would also constitute a default under the related bonds. In that case, the New Fund will be entitled to declare such bonds due and payable and pursue such other remedies available to it under the terms of the bonds, including foreclosure on the property. An affiliate of the General Partner may, in certain cases, be engaged as the manager of a property underlying a tax-exempt bond held by the New Fund. In such cases, the General Partner's affiliate would have the responsibility for complying with the regulatory agreements relating to the managed properties.

In general, the New Fund intends to acquire and hold tax-exempt bonds as long term investments. Additional bonds acquired by the New Fund would generally be expected to have terms of up to 24 years; however, if the New Fund buys bonds in the secondary market, the remaining term of these bonds could be substantially less.

The New Fund intends to finance the acquisition of additional tax-exempt bonds by causing the tax-exempt bonds acquired by it from the Existing Fund to be either (i) deposited into a trust that will issue two classes of beneficial ownership or (ii) reissued in a manner creating two classes of bonds. In either case, the senior trust interests or class of bonds (either referred to as the "Senior Interests") will be sold to unaffiliated investors and the New Fund will seek to use the proceeds of such sales to acquire additional tax-exempt bonds secured by apartment complexes. The New Fund may also use interest income to supplement the amount of sale proceeds available to invest in additional mortgages. A residual interest in the trust or a subordinate class of bonds (either the "Subordinate Interests") will be retained by the New Fund. It is anticipated that the respective rights of the holders of the Senior Interests and the Subordinate Interests will allow the Senior Interests to receive investment-grade ratings from nationally recognized rating agencies. The additional tax-exempt mortgage bonds acquired by the New Fund Interests are not expected to be rated. As a result the Senior Interests are expected to bear tax-exempt interest at rates which are below the interest rates the New Fund expects to earn on the additional tax-exempt mortgage bonds. Therefore, the New Fund expects to be able to increase its overall interest income by selling the low interest rate Senior Interests to unaffiliated parties and reinvesting the proceeds in additional unrated tax-exempt bonds secured by multifamily residential housing which bear interest at a higher rate than the Senior Interests. The General Partner would cause the New Fund to repeat this process with the additional tax-exempt bonds acquired by the New Fund in order to further increase the New Fund's potential net interest income. Accordingly, the General Partner would expect the amount of cash available for distribution to be increased through this mechanism. There can be no assurance, however, that the distributions to BUC holders will increase by pursuing this strategy. Although the New Partnership Agreement authorizes the General Partner to cause the New Fund to borrow money generally, the General Partner does anticipate that the New Fund will borrow money.

The relative amount Subordinate Interests representing subordinate interests in trusts will be limited to the extent necessary to avoid subjecting the New Fund to the registration provisions of the Investment Company Act of 1940.




The New Fund will be engaged solely in the business of investing in tax-exempt bonds secured by multifamily housing projects. Accordingly, the presentation of information about industry segments is not applicable and would not be material to an understanding of the New Fund's business taken as a whole.

Partners of the New Fund

The General Partner of the Existing Fund will be the General Partner of the New Fund. Accordingly, the persons responsible for the management of the New Fund will be the same persons who are currently responsible for the management of the Existing Fund. See "INFORMATION RELATING TO THE EXISTING
FUND-Management."

In addition, Mr. Joseph N. Grego will act as portfolio manager of the New Fund and will be responsible for identifying, evaluating and acquiring additional properties for the New Fund. Mr. Grego, 51, has been employed by America First since 1989 and is responsible for the acquisition and management of various real estate and mortgage investments, including office, apartment and retirement properties. From 1980 to 1989, Mr. Grego held several positions with E.F. Hutton and Shearson Lehman Hutton, including president and director of Hutton Real Estate Services, Inc., where he was responsible for the asset management of 74 properties nationwide consisting of 3.6 million square feet of commercial real estate and 8,300 apartment units. From 1974 to 1980 Mr. Grego held positions with Levitt Corporation and Cavanaugh Communities Corporation, both real estate development companies. Mr. Grego beneficially owned 2,000 BUCs of the Existing Fund as of the Record Date.

The Limited Partner of the New Fund will be America First Fiduciary Corporation Number Five, a Nebraska corporation, which is wholly owned by America First and is the Limited Partner of the Existing Fund. The Limited Partner will undertake no business activity other than to serve as the Limited Partner of the New Fund.

Properties

The New Fund currently has no assets, but will acquire the seven tax-exempt bonds currently held by the Existing Fund, upon consummation of the Transaction. For certain information with respect to the properties underlying these bonds, see "INFORMATION RELATING TO THE EXISTING
FUND-Properties."

Legal Proceedings

There are no material pending legal proceedings to which the New Fund is a party or to which any of its assets are subject.

TERMS OF THE NEW PARTNERSHIP AGREEMENT

General

The following is a summary of certain material terms of the New Partnership Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the New Partnership Agreement, the form of which is attached as Appendix A of this Consent Solicitation Statement/Prospectus and is incorporated by reference herein. In many respects, the terms of the New Partnership Agreement are the same as those of the Current Partnership Agreement. There are, however, some important differences.

Formation

The New Fund has been formed under the terms of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). Upon consummation of the Transaction, the capital accounts of the General Partner and Limited Partner in the Existing Fund will be treated as capital contributions to the New Fund and the interest of the Limited Partner will be assigned to the BUC holders who will become BUC holders in the New Fund. BUC holders will not be limited partners of the New Fund and will have no right to be admitted as such.









Management of the New Fund

Under the terms of the New Partnership Agreement, the General Partner has full and exclusive authority to manage the business affairs of the New Fund. Such authority specifically includes the power to cause the New Fund to (i) sell Senior Interests (whether they represent a senior interest in a trust to which tax-exempt bonds have been transferred by the New Fund in exchange for a beneficial interest therein or a senior class in the New Fund's bonds) to unaffiliated parties and retain Subordinate Interests (whether they represent a subordinate class of interest in such trust or a subordinate class of bonds) which provide for a right to receive payments of principal and interest which are subordinate to the Senior Interests and (ii) apply the proceeds from the sale of the Senior Interests to the acquisition of additional tax-exempt bonds. The New Partnership Agreement imposes certain limitations on the authority of the General Partner, including restrictions on the ability of the General Partner to dissolve the New Fund without the consent of a majority in interest of the BUC holders.

Other than certain limited voting rights discussed under "Voting Rights," neither the Limited Partner nor the BUC holders will have any authority to transact business for, or participate in the management of, the New Fund. The only recourse available to BUC holders in the event that the General Partner takes actions with respect to the business of the New Fund with which BUC holder do not agree, is to vote to remove the General Partner and admit a substitute general partner. See "Removal or Withdrawal of the General Partner," below.

Allocations and Distributions

Net Interest Income. The New Partnership Agreement provides that all Net Interest Income generated by the New Fund which is not contingent interest will be distributed 99% to BUC holders and 1% to the General Partner. In contrast, the Current Partnership Agreement provides that the General Partner will receive 10% of all Net Interest Income which is not contingent interest distributed after the BUC holders of the Existing Fund have received a cumulative noncompounded annual return of 11% on their Adjusted Capital Contributions in the Existing Fund. Therefore, unlike the Current Partnership Agreement, the New Partnership Agreement limits the interest of the General Partner to 1% of Net Income which is not contingent interest regardless of the return paid to BUC holders. To date, the General Partner has never received more than 1% of such Net Interest Income during any fiscal year.
Distributions of Net Interest Income to the General Partner during the year ended December 31, 1997 equaled approximately $53,487. In addition, both the Current Partnership Agreement and New Partnership Agreement provides that the General Partner is entitled to 25% of Net Interest Income representing contingent interest up to a maximum amount equal to 0.9% per annum of the principal amount of all mortgage bonds held by the Existing Fund or the New Fund, as the case may be. During the year ended December 31, 1997, the General Partner received total distributions of Net Interest Income representing contingent interest equal to $31,171.

Interest Income of the New Fund includes all cash receipts except for (i) capital contributions, (ii) Residual Proceeds or (iii) the proceeds of any loan or the refinancing of any loan. "Net Interest Income" of the New Fund means all Interest Income plus any amount released from the Reserve for distribution less expenses and debt service payments and any amount deposited in the Reserve or used or held for the acquisition of additional tax-exempt bonds. This differs from the concept of "Net Interest Income" used in the Current Partnership Agreement in that it would allow the General Partner to use Interest Income for the acquisition of additional tax-exempt bonds. The Current Partnership Agreement does not allow Interest Income to be used for this purpose. Notwithstanding this authority, the General Partner expects that it will use Interest Income to acquire additional bonds only in cases where it is necessary to supplement amounts available from the sale of Senior Interests in order to close a particular acquisition.












Net Residual Proceeds. The New Partnership Agreement provides that Net Residual Proceeds (whether representing a return of principal or contingent interest) will be distributed 100% to the BUC holders, except that 25% of Net Residual Proceeds representing contingent interest will be distributed to the General Partner until it receives a maximum amount per annum (when combined with all distributions to it of Net Interest Income representing contingent interest during the year) equal to 0.9% of the principal amount of the New Fund's mortgage bonds. The Current Partnership Agreement provides that Net Residual Proceeds representing a return of principal will be distributed 100% to the BUC holders and that 25% of Net Residual Proceeds representing contingent interest will be distributed to the General Partner until it receives a maximum amount per annum (when combined with all distributions of Net Interest Income representing contingent interest during the year) equal to 0.9% of the principal amount of the Existing Fund's mortgage bonds. However, the Current Partnership Agreement provides that remaining Net Residual Proceeds representing contingent interest will be distributed (i) 100% to the BUC holders until the BUC holders have received an amount (when combined with all prior distributions to them by the Existing Fund) equal to the sum of $20 per BUC plus a cumulative, noncompounded annual return of 11% on their "Adjusted Capital Contributions" as existing from time to time; (ii) then 100% to the General Partner until the General Partner receives an aggregate amount equal to 10% of the total distributions to all parties (including, for this purpose, distributions of Net Interest Income); (iii) then 90% to the BUC holders and 10% to the General Partner. Therefore, by adopting the New Partnership Agreement, the General Partner will no longer have a right to participate in Net Residual Proceeds representing contingent interest after it receives a total of 0.9% per annum of the principal amount of the mortgage bonds held by the New Fund. The Existing Fund has not made any distributions of Net Residual Proceeds to date.

Under the terms of the New Partnership Agreement, Residual Proceeds means all amounts received by the New Fund upon the sale of any asset or from the repayment of principal of any bond. Net Residual Proceeds means, with respect to any distribution period, all Residual Proceeds received by the New Fund during such distribution period, plus any amounts released from the Reserve for distribution less all expenses that are directly attributable to the sale of an asset, amounts used to discharge indebtedness and any amount deposited in the Reserve or used or held for the acquisition of additional tax-exempt bonds. This differs from the concept of "Net Residual Proceeds" used in the Current Partnership Agreement in that it would allow the General Partner to use Residual Proceeds for the acquisition of additional tax-exempt bonds. The Current Partnership Agreement does not allow Residual Proceeds to be used for this purpose. Notwithstanding this authority, the General Partner does not intend to use this authority to acquire additional bonds indefinitely without distributing Net Residual Proceeds to the BUC holders. Rather, it is designed to afford the General Partner the ability to increase the number of bonds in which the New Fund will hold an interest in order to increase the Net Interest Income from, and value of, the New Fund.

Distributions Upon Liquidation. The New Fund will have a term expiring on December 31, 2015 unless terminated earlier as provided in the New Partnership Agreement. Upon the dissolution of the New Fund, the proceeds from the liquidation of its assets will be first applied to the payment of the obligations and liabilities of the New Fund and the establishment of any reserve therefor as the General Partner determines to be necessary and then distributed to the General Partner and the BUC holders in proportion to, and to the extent of, their respective capital account balances and then in the same manner as Net Residual Proceeds.

Timing of Cash Distributions. The General Partner expects to continue to make monthly cash distributions to BUC holders after the Transaction. However, the New Partnership Agreement, like the Current Partnership Agreement, allows the General Partner to make cash distributions on a quarterly or semiannual basis. Regardless of the distribution period selected by the General Partner, cash distributions must be made within 60 days of the end of each such period.












Allocation of Income and Losses. Income and losses of the New Fund will be allocated among the partners and BUC holders in the same manner as such allocations are currently made by the Existing Fund. Accordingly, income and losses from operations will be allocated 99% to the BUC holders and 1% the General Partner. Income arising from a sale of or liquidation of the New Fund's assets will be first allocated to the General Partner in an amount equal to the Net Residual Proceeds or liquidation proceeds distributed to the General Partner from such transaction and the balance will be distributed to the BUC holders. Losses from a sale of a property or from a liquidation of the New Fund will be allocated among the General Partner and the BUC holders in the same manner as the Net Residual Proceeds or liquidation proceeds from such transaction are distributed.

Allocation Among BUC Holders. Allocations of cash distributions and of income and losses will be made among BUC holders of the New Fund in the same manner as such allocations are made among BUC holders of the Existing Fund. Income and losses will be allocated on a monthly basis to the BUC holders of record as of the last day of a month. If a BUC holder is recognized as the record holder of BUCs on such date, such BUC holder will be allocated all income and losses for such month.

Cash distributions will be made to the BUC holders of record as of the last day of each distribution period. If the New Fund recognizes a transfer prior to the end of a distribution period, the transferee will be deemed to be the holder for the entire distribution period and will receive the entire cash distribution for such period. Accordingly, if the General Partner selects a quarterly or semiannual distribution period, the transferor of BUCs during such a distribution period may be recognized as the record holder of the BUCs at the end of one or more months during such period and be allocated income or losses for such months, but not be recognized as the record holder of the BUCs at the end of the period and, therefore, not be entitled to a cash distribution for such period.

The General Partner retains the right to change the method by which income and losses of the New Fund will be allocated between buyers and sellers of BUCs during a distribution period, based on consultation with tax counsel and accountants. However, no change may be made in the method of allocation income or losses without written notice to the BUC holders at least 10 days prior to the proposed effectiveness of such change, unless otherwise required by law.

Reimbursement of Expenses. In addition, the New Fund will reimburse the General Partner or its affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred by them in connection with the business of the New Fund, direct out-of-pocket fees, expenses and charges paid by them to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing and public relations services, expenses of preparing and distributing reports to BUC holders, an allocable portion of the salaries and fringe benefits of nonofficer employees of America First, insurance premiums (including premiums for liability insurance which will cover the New Fund, the General Partner and America First), the cost of compliance with all state and federal regulatory requirements and NASDAQ listing fees and charges and other payments to third parties for services rendered to the New Fund. The General Partner will also be reimbursed for any expenses it incurs acting as tax matters partner for the New Fund. The New Fund will not reimburse the General Partner or its affiliates for the travel expenses of the president of America First or for any items of general overhead, including, but not limited to, rent, utilities or the use of computers, office equipment or other capital items owned by the General Partner or its affiliates. The New Fund will not reimburse the General Partner or America First for any salaries or fringe benefits of any partner of the General Partner or of the officers or board of managers of America First regardless of whether such persons provide services to the New Fund. The New Fund's independent accountants are required to verify that any reimbursements received by the General Partner from the New Fund were for expenses incurred by the General Partner or its affiliates in connection with the conduct of the business and affairs of the New Fund or the acquisition and management of its assets and were otherwise permissible reimbursements under the terms of the New Partnership Agreement. The annual report to BUC holders is required to itemize the amounts reimbursed to the General Partner and its affiliates.






Other Payments to the General Partner

Fees. In addition to its share of Net Interest Income and Net Residual Proceeds and reimbursement for expenses, the General Partner or its affiliates will be entitled to the following:

(i)	an Administrative Fee in an amount equal to 0.45% per annum of principal amount of the tax-exempt mortgage bonds held by the New Fund;

(ii)	Mortgage Placement Fees in connection with the acquisition of additional tax-exempt bonds by the New Fund in an amount equal to .675% of the purchase price paid by the New Fund for such bonds; and

(iii)	property management fees paid in connection with the management of certain properties financed by the New Fund.

The Administrative Fee will be payable by the owners of the properties financed by the tax-exempt bonds held by the New Fund, but will be subordinate to the payment of all base interest to the New Fund on the bonds. Each of the tax-exempt bonds currently held by the Existing Fund provide for the payment of this Administrative Fee to the General Partner and the General Partner expects to negotiate the payment of the Administrative Fee in connection with the acquisition of additional tax-exempt mortgage bonds by the New Fund. As with the Current Partnership Agreement, the New Partnership Agreement provides that the New Fund will pay the Administrative Fee to the General Partner with respect to any foreclosed mortgage bonds. The amount of any additional Administrative Fees cannot be estimated because the amount of additional bonds, if any, that the New Fund may acquire is not known.

Mortgage Placement Fees will be paid to the General Partner in connection with the identification and evaluation of additional tax-exempt bonds for acquisition and the consummation of such acquisitions. All Mortgage Acquisition Fees will be paid by the owners of the properties financed by the acquired mortgage bonds out of bond proceeds. The amount of any additional Mortgage Placement Fees, if any, that may be earned by the General Partner cannot be estimated because the amount of additional bonds, if any, that the New Fund may acquire is not known.

America First Properties Management Company, L.L.C. ("Properties Management") is an affiliate of the General Partner which is engaged in the management of apartment complexes. Properties Management currently manages three of the properties financed by the Existing Fund and is expected to continue to do so after the Transaction. Properties Management may also seek to become the manager of apartment complexes financed by additional mortgage bonds acquired by the New Fund, subject to negotiation with the owners of such properties.
If the New Fund acquires ownership of any property through foreclosure of a tax-exempt mortgage bond, Properties Management may provide property management services for such property and, in such case, the New Fund will pay Properties Management its fees for such services. Under the New Partnership Agreement, such fees paid to Properties Management may not exceed the lesser of (i) the fees charged by unaffiliated property managers in the same geographic area or (ii) five percent of the gross revenues of the managed property. In contrast, the Current Partnership Agreement provides that property management fees paid by the Existing Fund may not exceed the lesser of (A) 5% of the gross revenues of such property, (B) the fees charged by unaffiliated property managers in the same geographic area or (C) the Properties Management's actual cost of providing property management services for such property. Therefore, it is possible that, if the New Fund forecloses on a mortgage bond and retains Properties Management to manage the property securing the bond, the amount of property management fees paid to Properties Management under the New Partnership Agreement will be greater than the amount payable under the Current Partnership Agreement. For the year ended December 31, 1997, the Properties Management earned a total of $270,616 for the management of three properties financed by the Existing Fund, none of which was paid by the Existing Fund. The amount of property management fees which Properties Manager will earn after the consummation of the Transaction cannot be estimated at this time since the number of financed properties for which it undertakes management and the revenues generated by such properties are not known.








Liability of Partners and BUC Holders

Under the Delaware Act and the terms of the New Partnership Agreement, the General Partner will be liable to third parties for all general obligations of the New Fund to the extent not paid by the New Fund. However, the New Partnership Agreement (in the same manner as the Current Partnership Agreement) provides that the General Partner has no liability to the New Fund for any act or omission reasonably believed to be within the scope of authority conferred by the New Partnership Agreement and in the best interest of the New Fund; provided that the course of conduct giving rise to the threatened, pending or completed claim, action or suit did not constitute fraud, bad faith, negligence, misconduct or a breach of its fiduciary obligations to the BUC holders. Therefore, BUC holders may have a more limited right of action against the General Partner than they would have absent those limitations in the New Partnership Agreement. The New Partnership Agreement also provides for indemnification of the General Partner and its affiliates by the New Fund for certain liabilities which the General Partner and its affiliates may incur under the Securities Act of 1933, as amended, and in dealings with the New Fund and third parties on behalf of the New Fund. To the extent that the provisions of the New Partnership Agreement include indemnification for liabilities arising under the Securities Act of 1933, as amended, such provisions are, in the opinion of the Securities and Exchange Commission, against public policy and, therefore, unenforceable.

No BUC holder will be personally liable for the debts, liabilities, contracts or any other obligations of the New Fund unless, in addition to the exercise of his rights and powers as a BUC holder, he takes part in the control of the business of the New Fund. It should be noted, however, that the Delaware Act prohibits a limited partnership from making a distribution which causes the liabilities of the limited partnership to exceed the fair value of its assets. Any limited partner who receives a distribution knowing that the distribution was made in violation of this provision of the Delaware Act, is liable to the limited partnership for the amount of the distribution. This provision of the Delaware Act probably applies to BUC holders as well as partners of the New Fund. In any event, the New Partnership Agreement provides that, to the extent the Limited Partner is required to return any distributions or repay any amount by law or pursuant to the New Partnership Agreement, each BUC holder who has received any portion of such distributions is required to repay his proportionate share of such distribution to the Limited Partner immediately upon notice by the Limited Partner to such BUC holder. Furthermore, the New Partnership Agreement allows the General Partner to withhold future distributions to BUC holders until the amount so withheld equals the amount required to be returned by the Limited Partner. Because BUCs are transferable, it is possible that distributions may be withheld from a BUC holder who did not receive the distribution required to be returned.

Voting Rights

The New Partnership Agreement provides that the Limited Partner will vote its limited partnership interests as directed by the BUC holders. Accordingly, the BUC holders, by vote of a majority in interest thereof, may:

(i)	amend the New Partnership Agreement (provided that the concurrence of the
General Partner is required for any amendment which modifies the compensation or distributions to which the General Partner is entitled, or which affects the duties of the General Partner);

(ii)	dissolve the New Fund;

(iii)	remove any General Partner and consent to the admission of a successor
General Partner; or

(iv)	terminate an agreement under which the General Partner provides goods and services to the New Fund.

In addition, without the consent of a majority in interest of the BUC holders, the General Partner may not, among other things:

(v)	sell or otherwise dispose of all or substantially all of the assets of the
New Fund in a single transaction (provided that the General Partner may sell the last property owned by the New Fund without such consent);

(vi)	elect to dissolve the New Fund; or

(vii)	admit an additional General Partner.


The General Partner may at any time call a meeting of the BUC holders, call for a vote without a meeting of the BUC holders or otherwise solicit the consent of the BUC holders and is required to call such a meeting or vote or solicit consents following receipt of a written request therefor signed by 10% or more in interest of the BUC holders. The New Fund does not intend to hold annual or other periodic meetings of BUC holders. Although the New Partnership Agreement permits the consent of the BUC holders to be given after the act is done with respect to which the consent is solicited, the General Partner does not intend to act without the prior consent of the BUC holders, in such cases where consent of the BUC holders is required, except in extraordinary circumstances where inaction may have a material adverse affect on the interest of the BUC holders.

Reports

Within 120 days after the end of the fiscal year, the General Partner will distribute a report to BUC holders which shall include (i) financial statements of the New Fund for such year which have been audited by the New Fund's independent public accountant, (ii) a report of the activities of the New Fund during such year and (iii) a statement (which need not be audited) showing distributions of Net Interest Income and Net Residual Proceeds. The annual report will also include a detailed statement of the amounts of fees and expense reimbursements paid to the General Partner and its affiliates by the New Fund during the fiscal year.

Within 60 days after the end of first three quarters of each fiscal year, the General Partner will distribute a report which shall include (i) unaudited financial statements of the New Fund for such quarter (ii) a report of the activities of the New Fund during such quarter and (iii) a statement showing distributions of Net Interest Income and Net Residual Proceeds during such quarter.

The New Fund will also provide BUC holders with a report on Form K-1 or other information required for federal and state income tax purposes within 75 days of the end of each year.

Removal or Withdrawal

of the General Partner

The BUC holders may, by vote of a majority in interest, remove the General Partner from the New Fund with or without cause and appoint a successor general partner.

The General Partner may not withdraw voluntarily from the New Fund or sell, transfer or assign all or any portion of its interest in the New Fund, unless a substitute General Partner has been admitted in accordance with the terms of the New Partnership Agreement. With the consent of a majority in interest of the BUC holders, the General Partner may at any time designate one or more persons as additional general partners, provided that the interests of the BUC holders in the New Fund are not reduced thereby. The designation must meet the conditions set out in the New Partnership Agreement and comply with the provisions of the Delaware Act with respect to admission of an additional general partner. In addition to the requirement that the admission of a person as successor or additional general partner have the consent of the majority in interest of the BUC holders, the New Partnership Agreement requires, among other things, that (i) such person agrees to and executes the New Partnership Agreement and (ii) counsel for the Partnership or BUC holders renders an opinion that such person's admission is in accordance with the Delaware Act.

















Effect of Removal, Bankruptcy, Dissolution or Withdrawal of a General Partner

In the event of a removal, bankruptcy, dissolution or withdrawal of the General Partner, it will cease to be the General Partner, but will remain liable for obligations arising prior to the time it ceases to act in that role. The former General Partner's interest in the New Fund will be converted into a limited partner interest having the same rights to share in the allocations of income and losses of the New Fund and distributions of Net Interest Income, Net Residual Proceeds and cash distributions upon liquidation of the New Fund as it did as General Partner. Any successor General Partner shall have the option, but not the obligation, to acquire all or a portion of the interest of the removed General Partner at its then fair market value.
The Current Partnership Agreement provides that the fair market value of the General Partner's interest for such purposes is to be based on its share of the proceeds resulting from an immediate liquidation of the assets of the Existing Fund. Under the Current Partnership Agreement, the General Partner could receive up to 10% of Net Residual Proceeds, including such amounts distributed upon liquidation of the Existing Fund. However, it is not expected that the Existing Fund will generate enough Net Residual Proceeds upon a liquidation to entitle the General Partner to receive any distributions of Net Residual Proceeds other than a limited amount of contingent interest. The New Partnership Agreement provides that the General Partner will not participate in the distribution of Net Residual Proceeds, other than in a limited amount of contingent interest. Therefore, calculating the fair market value of the General Partner's interest on the basis of liquidation value will result in a value which is close to zero. The General Partner believes that this is not an adequate valuation of the interest it will retain in the New Fund upon its removal, bankruptcy, dissolution or withdrawal and does not believe that it should be required to sell its interest to a successor General Partner at a price that does not reflect the true value of the retained interest. In order to provide the General Partner with a meaningful value for its interest in the New Fund in the event it is removed as General Partner, the New Partnership Agreement bases the fair market value of the General Partner's interest on the present value of its future Administrative Fees and distributions of Net Interest Income plus any amount which would be paid to the removed General Partner upon an immediate liquidation of the New Fund.
Any disputes over valuation would be settled by the successor General Partner and removed General Partner through arbitration. As a result of this change, the General Partner would expect to receive substantially more from a successor General Partner for its interest upon its removal from the New Fund than it would upon its removal from the Existing Fund. The amendment of this provision affects only the price that a successor General Partner would pay to a removed General Partner and will not affect the amount of cash distributions to be received by the removed General Partner from the New Fund, including the amounts, if any, distributable to the former General Partner upon dissolution of the New Fund or sale of its assets.

Amendments

In addition to amendments to the New Partnership Agreement adopted by a majority in interest of the BUC holders, the New Partnership Agreement may be amended by the General Partner, without the consent of the BUC holders, in certain limited respects if such amendments are not materially adverse to the interest of the BUC holders. In addition, the General Partner is authorized to amend the New Partnership Agreement to admit additional, substitute or successor partners into the New Fund if such admission is effected in accordance with the terms of the New Partnership Agreement.

Dissolution and Liquidation

The New Fund will continue in full force and effect until December 31, 2016, unless terminated earlier as a result of:

(viii)	the passage of 90 days following the bankruptcy, dissolution, withdrawal or removal of a General Partner who is at that time the sole General Partner, unless all of the remaining partners (it being understood that for purposes of this provision the Limited Partner shall vote as directed by a majority in interest of the BUC holders) agree in writing to continue the business of the New Fund and a successor General Partner is designated within such 90-day period;

(ix)	the passage of 180 days after the repayment, sale or other disposition of all of the New Fund's properties and substantially all its other assets;



(x)	the election by a majority in interest of BUC holders or by the General
Partner (subject to the consent of a majority in interest of the BUC holders) to dissolve the New Fund; or

(xi)	any other event causing the dissolution of the New Fund under the laws of the State of Delaware.

Upon dissolution of the New Fund, its assets will be liquidated and after the payment of its obligations and the setting up of any reserves for contingencies that the General Partner considers necessary, any proceeds from the liquidation will be distributed as set forth under "Allocations and Distributions-Distributions Upon Liquidation."

Designation of Tax Matters Partner

The General Partner will designate itself as the New Fund's "tax matters partner" for purposes of federal income tax audits pursuant to Section 6231 of the Code and the regulations thereunder. Each BUC holder agrees to execute such documents as may be necessary or appropriate to evidence such appointment.

Books and Records

The books and records of the Partnership shall be maintained at the office of the New Fund located at Suite 400, 1004 Farnam Street, Omaha Nebraska 68102 and shall be available there for examination and copying by any BUC holder or his duly authorized representative, during ordinary business hours. The records of the New Fund will include a list of the names and addresses of all BUC holders and BUC holders will have the right to secure, upon written request to the General Partner and payment of reasonable expenses in connection therewith, a list of the names and addresses of, and the number of BUCs held by, all BUC holders.

Accounting Matters

The fiscal year of the New Fund will be the calendar year. The books and records of the New Fund shall be maintained on an accrual basis in accordance with generally accepted accounting principles.

Other Activities

The New Partnership Agreement, like the Current Partnership Agreement, allows the General Partner and its affiliates to engage generally in other business ventures and provides that BUC holders will have no rights with respect thereto by virtue of the New Partnership Agreement. In addition, the New Partnership Agreement provides that an affiliate of the General Partner may acquire and hold debt securities or other interests secured by a property that also secures a mortgage bond held by the New Fund, provided that such mortgage bond is not junior or subordinate to the interest held by such affiliate.

Derivative Actions

The New Partnership Agreement provides that a BUC holder may bring a derivative action on behalf of the New Fund to recover a judgment to the same extent as a limited partner has such rights under the Delaware Act. The Delaware Act provides for the right to bring a derivative action, although it only authorizes a partner of a partnership to bring such an action. There is no specific judicial or statutory authority governing the question of whether an assignee of a partner (such as a BUC holder) has the right to bring a derivative action where a specific provision exists in the partnership agreement granting such rights. Furthermore, there is no express statutory authority for a limited partner's class action in Delaware, and whether a class action may be brought by BUC holders to recover damages for breach of the General Partner's fiduciary duties in Delaware state courts is unclear.

DESCRIPTION OF THE BUCS OF THE NEW FUND

Beneficial Unit Certificates

BUCs represent beneficial assignments by the Limited Partner of its limited partner interest in the New Fund. Although BUC holders will not be limited partners of the New Fund and have no right to be admitted as limited partners, they will be bound by the terms of the New Partnership Agreement and will be entitled to the same economic benefits, including the same share of income, gains, losses, deductions, credits and cash distributions, as if they were limited partners of the New Fund.


A majority in interest of the BUC holders (voting through the Limited Partner), without the concurrence of the General Partner, may, among other things, (i) amend the New Partnership Agreement (with certain restrictions),
(ii) approve or disapprove the sale of all or substantially all of the New Fund's assets in a single transaction (other than a transfer necessary to create or sell Senior Interests), (iii) dissolve the New Fund or (iv) remove the General Partner and elect a replacement therefor. The General Partner may not dissolve the New Fund without the consent of a majority in interest of the BUC holders.

Transfers

The BUCs will be issued in registered form only and, except as noted below, will be transferable upon consummation of the Transaction. The BUCs have been accepted for inclusion on The NASDAQ Stock Market upon notice of issuance. However, there can be no assurance that a public trading market for the BUCs will develop.

A purchaser of BUCs will be recognized as a BUC holder for all purposes on the books and records of the New Fund on the day on which the General Partner (or other transfer agent appointed by the General Partner) receives satisfactory evidence of the transfer of BUCs. All BUC holder rights, including voting rights, rights to receive distributions and rights to receive reports, and all allocations in respect of BUC holders, including allocations of income and expenses, will vest in, and be allocable to, BUC holders as of the close of business on such day. Service Data Corporation of Omaha, Nebraska, has been appointed by the General Partner to act as the registrar and transfer agent for the BUCs.

A transfer or assignment of 50% or more of the outstanding BUCs within a 12-month period may terminate the New Fund for federal income tax purposes, which may result in adverse tax consequences to BUC holders. In order to protect against such a termination, the New Partnership Agreement permits the General Partner to suspend or defer any transfers or assignments of BUCs at any time after it determines that 45% or more of all BUCs may have been transferred (as defined by the federal income tax laws) within a 12-month period and that the resulting termination of the New Fund for tax purposes would adversely affect the economic interests of the BUC holders. Any deferred transfers will be effected (in chronological order to the extent practicable) on the first day of the next succeeding period in which transfers can be effected without causing a termination of the New Fund for tax purposes or any adverse effects from such termination, as the case may be.

In addition, the New Partnership Agreement grants the General Partner the authority to take such action as it deems necessary or appropriate, including action with respect to the manner in which BUCs are being or may be transferred or traded, in order to preserve the status of the New Fund as a partnership for federal income tax purposes or to insure that BUC holders will be treated as limited partners for federal income tax purposes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

OF THE TRANSACTION

The following is a summary of the material federal income tax considerations associated with the Transaction. The summary was prepared by Kutak Rock, legal counsel to the General Partner. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations, reported rulings and decisions thereunder, as in effect as of the date of this Consent Solicitation Statement/Prospectus (or, in the case of certain regulations, proposed as of such date), all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all BUC holders in light of their particular investment circumstances or to all categories of BUC holders, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, subchapter S corporations, recipients of Social Security income, United States branches of foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the Transaction has been or will be requested from the Internal Revenue Service (the "Service") or from any other tax authority. Moreover, no assurance can be given that the conclusions reached by counsel would be accepted by the Service or, if challenged by the Service, sustained in court.


As discussed below, counsel has opined that, based on the assumptions set forth in the discussion below, the New Fund will be treated for federal income tax purposes as a partnership and the BUC holders will be subject to tax as partners. Moreover, counsel has opined that, based on the assumptions set forth in the discussion below, the formation of the New Fund and the merger of the Existing Fund and the New Fund should be nontaxable to the Existing Fund, the New Fund and the BUC holders.

Each BUC holder is advised to consult his or her own tax advisor regarding the specific tax consequences to him or her of the Transaction and of potential changes in applicable tax laws.

Partnership Status

The New Fund will be formed as a limited partnership under Delaware law and it will not file any election with the Internal Revenue Service (the "Service") to be treated as an association taxable as a corporation. Under the recently adopted "check-the-box" regulations promulgated by the Service, absent such election, an entity such as the New Fund will be treated as a partnership for income tax purposes. Although the New Fund has received no opinion of counsel or private letter ruling from the Service as to its tax status, its status as a partnership should not be subject to challenge by the Service.

Because the New Fund will be treated as a partnership for income tax purposes, it will not be liable for any income tax. Rather, all items of the New Fund's income, gain, loss, deduction or tax credit will be allocated to its partners and the BUC holders, who will be subject to taxation on their distributive share thereof. Taxable income allocated by the New Fund to BUC Holders with respect to a taxable year may exceed the amount of cash distributed by the New Fund to BUC holders for such year.

The New Fund is not intended to act as a "tax shelter" and will not register as such with the Service.

Treatment of the New Fund as a

Publicly Traded Partnership

The listing of the New Fund's BUCs for trading on The NASDAQ Stock Market will cause the New Fund to be treated as a "publicly traded partnership" under section 7704 of the Code, thus continuing the publicly traded partnership status of the Existing Fund. A publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is "qualifying" income. Qualifying income includes interest, dividends, real property rents, gain from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends and certain other items.

Substantially all of the New Fund's gross income will continue to be tax-exempt interest income on mortgage bonds, all of which constitutes qualifying income. As long as 90% or more of the New Fund's gross income consists of qualifying income, the New Fund will be treated as a partnership for federal income tax purposes. If for any reason less than 90% of the New Fund's gross income constituted qualifying income, the New Fund would be taxable as a corporation rather than a partnership for federal income tax purposes, with the consequences described above in "Partnership Status."

Consequences of a Merger

The merger of the Existing Fund and the New Fund pursuant to the terms of the Merger Agreement will be treated as a tax-free continuation of the Existing Fund for federal income tax purposes. Accordingly, no gain or loss will be recognized by the Existing Fund, the New Fund or the BUC holders as a result thereof. The adjusted basis of the New Fund in the assets acquired from the Existing Fund will be equal to the adjusted basis of the Existing Fund therein as of the effective date of the Transaction. Since the New Fund will have the same adjusted basis in the transferred assets as the Existing Fund, the holding period of the New Fund in the transferred assets will include the holding period of the Existing Fund in such assets. Likewise, the BUC holders' adjusted basis in the New Fund BUCs will be equal to their adjusted basis in the Existing Fund BUCs. A BUC holder will include the holding period of his or her Existing Fund BUCs in his or her holding period for the New Fund BUCs.




Nondeductibility of Interest Expense

The Code generally prohibits the deduction of interest on indebtedness which is either incurred or continued for the purpose of either purchasing or carrying tax-exempt obligations. In the case of a partnership, the partners are required to take into account their proportionate share of the tax-exempt obligations held, and the indebtedness incurred, by the partnership in combination with such obligations held, or any debt incurred, in their individual capacities. While the New Fund's assets will consist primarily of tax-exempt mortgage bonds, it does not intend to incur any significant amounts of indebtedness to purchase or carry tax-exempt mortgage bonds. However, the New Fund is not prohibited from borrowing and, to the extent that it does, any interest paid by it with respect to indebtedness may not be deductible by BUC holders.

LEGAL MATTERS

The validity of the issuance of the BUCs of the New Fund offered pursuant to his Consent Solicitation Statement/Prospectus will be passed upon for the New Fund by Kutak Rock, a partnership including professional corporations, Omaha, Nebraska. In addition, the description of federal income tax consequences under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION" is based on the opinion of Kutak Rock.

EXPERTS

The Financial Statements of the Existing Fund as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been incorporated by reference herein in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants, and on the authority of said firm as experts in auditing and accounting.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A BUC HOLDER'S CONSENT, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR CONSENT IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

 GLOSSARY

Certain terms used in this Consent Solicitation Statement/Prospectus shall have the following meanings, unless the context requires otherwise:

"Administrative Fee" means the fee paid to the General Partner for the administration of the New Fund and its assets in an amount equal to 0.45% per annum of the principal balance of the tax-exempt bonds held by the New Fund.

"America First" means America First Companies L.L.C., a Delaware limited liability company which is the general partner of the General Partner.

"BUCs" means beneficial unit certificates representing assignments of the Limited Partner's limited partner interests in the Existing Fund or the New Fund, as the case may be.

"Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

"Commission" means the Securities and Exchange Commission.

"Current Partnership Agreement" means the Agreement of Limited Partnership, dated November 11, 1985, of the Existing Fund.

"Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, which consists of Title 6, Chapter 17 of the Delaware Code Annotated.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.



"Existing Fund" means America First Tax Exempt Mortgage Fund Limited Partnership, a Delaware limited partnership.

"General Partner" means America First Capital Associates Limited Partnership Two, a Delaware limited partnership which is the General Partner of the Existing Fund and the New Fund.

"Interest Income" means all cash receipts of the Existing Fund or the New Fund except for (i) capital contributions, (ii) amounts received upon the repayment or sale of a bond or other asset which do not represent accrued interest thereon other than accrued interest which represents accrued contingent interest or (iii) the proceeds of any loan.

"Limited Partner" means America First Fiduciary Corporation Number Five, a Nebraska corporation which is the Limited Partner of the Existing Fund and the New Fund.

"Merger Agreement" means the Agreement of Merger, dated April 10, 1998, by and between the Existing Fund and the New Fund relating to the Transaction.

"Mortgage Placement Fee" means the fee payable to the General Partner from the proceeds of additional tax-exempt bonds acquired by the New Fund in an amount equal to .675% of the principal balances of such bonds.

"Net Interest Income" means all Interest Income received by the Existing or the New Fund plus any amount released from the Reserve for distribution, less amounts used to pay expenses and/or discharge indebtedness, any amount deposited in the Reserve, and (in the case of the New Fund) used or held for the acquisition of additional tax-exempt bonds.

"Net Residual Proceeds" means all Residual Proceeds received by the Existing Fund, plus any amounts released from the Reserve for distribution, less all expenses that are directly attributable to the sale or refinancing of a property, amounts used to discharge indebtedness, any amount deposited in the Reserve, and (in the case of the New Fund) used or held for the acquisition of additional tax-exempt bonds.

"New Fund" means America First Tax Exempt Investors, L.P., a Delaware limited partnership.

"New Partnership Agreement" means the Agreement of Limited Partnership of the New Fund.

"Record Date" means [                           ], 1998, the date established
by the General Partner to determine which BUC holders will be entitled to receive notice of, and to grant or withhold their consent to, the Transaction.

"Reserve" means those funds withheld from Interest Income or Residual Proceeds by the General Partner from time to time in order to provide working capital for the New Fund and which may be used for any purpose relating to the operation thereof, including the acquisition of additional tax-exempt bonds.

"Residual Proceeds" means all amounts received by the Existing Fund or the New Fund from the repayment or sale of a bond or other asset except amounts representing accrued interest on a bond other than accrued contingent interest.

"Securities Act" means the Securities Act of 1933, as amended.

"Senior Interest" means a senior interest in a trust that holds tax-exempt mortgage bonds or a senior class of tax-exempt mortgage bonds.

"Service" means the Internal Revenue Service.

"Subordinate Interest" means a junior or residual interest in a trust that holds tax-exempt mortgage bonds or a junior class of tax-exempt mortgage bonds.

"Tax matters partner" means the partner of the New Fund designated as such under Section 6231 of the Code by the General Partner. The initial tax matters partner of the New Fund will be the General Partner.








"Transaction" means the merger of the Existing Fund and the New Fund pursuant to which (i) the separate existence of the Existing Fund will cease and the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Existing Fund, (ii) the New Partnership Agreement will control the operations of the New Fund after the Transaction and (iii) persons holding BUCs in the Existing Fund as of the Record Date will become BUC holders of the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Existing Fund.

APPENDIX A
AMERICA FIRST
TAX EXEMPT INVESTORS, L.P.
AGREEMENT OF LIMITED PARTNERSHIP

 ARTICLE I
DEFINED TERMS	1
ARTICLE II
NAME, PLACE OF BUSINESS, PURPOSE AND TERM
Section 2.01.	Name.	7
Section 2.02.	Principal Office and Name and Address of Resident Agent.	7
Section 2.03.	Purpose.	7
Section 2.04.	Term.	7
ARTICLE III
PARTNERS AND CAPITAL
Section 3.01.	General Partner.	8
Section 3.02.	Limited Partner.	8
Section 3.03.	Partnership Capital.	8
Section 3.04.	Liability of Partners and BUC Holders.	9
ARTICLE IV
DISTRIBUTIONS OF CASH; ALLOCATIONS OF INCOME AND LOSS
Section 4.01.	Distributions of Net Interest Income.	9
Section 4.02.	Distributions of Net Residual Proceeds and of Liquidation
 Proceeds.	9
Section 4.03.	Allocation of Income and Loss From Operations.	10
Section 4.04.	Allocation of Income and Loss Arising From a Repayment, Sale or
 Liquidation.	10
Section 4.05.	Determination of Allocations and Distributions Among Limited
 Partners and BUC Holders.	11
Section 4.06.	Capital Accounts.	12
Section 4.07.	Rights to Distributions.	12
ARTICLE V
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER
Section 5.01.	Management of the Partnership.	12
Section 5.02.	Authority of the General Partner.	13
Section 5.03.	Authority of General Partner and Its Affiliates To Deal With
 Partnership.	15
Section 5.04.	General Restrictions on Authority of the General Partner.	16
Section 5.05.	Compensation and Fees.	18
Section 5.06.	Duties and Obligations of the General Partner.	19
Section 5.07.	Delegation of Authority.	19
Section 5.08.	Other Activities.	20
Section 5.09.	Limitation on Liability of the General Partner and Initial
 Limited Partner; Indemnification.	20
Section 5.10.	Special Amendments to the Agreement.	21
ARTICLE VI
CHANGES IN GENERAL PARTNERS
Section 6.01.	Withdrawal of General Partner.	21
Section 6.02.	Admission of a Successor or Additional General Partner.	21
Section 6.03.	Removal of a General Partner.	22
Section 6.04.	Effect of Incapacity of a General Partner.	22
ARTICLE VII
TRANSFERABILITY OF BUCS AND LIMITED PARTNERS' INTERESTS
Section 7.01.	Free Transferability of BUCs.	24
Section 7.02.	Restrictions on Transfers of BUCs and of Interests of Limited
 Partners Other Than the Initial Limited Partner.	24
Section 7.03.	Assignees of Limited Partners Other Than the Initial Limited
 Partner.	25
Section 7.04.	Joint Ownership of Interests.	26






ARTICLE VIII
DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP
Section 8.01.	Events Causing Dissolution.	27
Section 8.02.	Liquidation.	28
ARTICLE IX
BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS
Section 9.01.	Books and Records.	29
Section 9.02.	Accounting Basis and Fiscal Year.	29
Section 9.03.	Reports.	29
Section 9.04.	Designation of Tax Matters Partner.	30
Section 9.05.	Expenses of Tax Matters Partner.	30
ARTICLE X
MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND BUC HOLDERS
Section 10.01.	Meetings.	31
Section 10.02.	Voting Rights of Limited Partners and BUC Holders.	32
Section 10.03.	Opinion Regarding Effect of Action by Limited Partners and BUC
 Holders.	33
Section 10.04.	Other Activities.	33
ARTICLE XI
ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS TO BUC HOLDERS AND RIGHTS OF BUC
 HOLDERS
Section 11.01.	Assignment of Limited Partnership Interests to BUC Holders.	34
Section 11.02.	Rights of BUC Holders.	35
Section 11.03.	Voting by the Initial Limited Partner on Behalf of BUC
 Holders.	35
Section 11.04.	Preservation of Tax Status.	36
ARTICLE XII
MISCELLANEOUS PROVISIONS
Section 12.01.	Appointment of the General Partner as Attorney-in-Fact.	37
Section 12.02.	Signatures.	38
Section 12.03.	Amendments.	38
Section 12.04.	Binding Provisions.	39
Section 12.05.	Applicable Law.	39
Section 12.06.	Separability of Provisions.	39
Section 12.07.	Captions.	39
Section 12.08.	Entire Agreement.	39
TESTIMONIUM.	41

SCHEDULE A
  AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
AGREEMENT OF LIMITED PARTNERSHIP

This Agreement is made as of [                    ], 1998 by and between
America First Capital Associates Limited Partnership Two (the "General Partner") and America First Fiduciary Corporation Number Five (the "Initial Limited Partner"), who by joining in this Agreement agree to become partners in a limited partnership under the laws of the State of Delaware.

ARTICLE II

DEFINED TERMS

The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. The singular shall include the plural and the masculine genders shall include the feminine and neuter gender, and vice versa, as the context requires.

"Accountants" means such nationally recognized firm of independent public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

"Act" means the Delaware Revised Uniform Limited Partnership Act, which consists of Title 6, Chapter 17 of the Delaware Code Annotated, as it may be amended or revised from time to time, or any other provision of Delaware law which may, from time to time, supersede part or all of the Delaware Revised Uniform Limited Partnership Act.

"AFCA" means America First Capital Associates Limited Partnership Two, a Delaware limited partnership, the General Partner.








"Affiliate" means, when used with reference to a specified Person, (i) any Person who directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person who is (or has the power to designate) an officer of, general partner in or trustee of, or serves (or has the power to designate a person to serve) in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities. An Affiliate of the Partnership or the General Partner does not include any limited partner of the General Partner if such Person is not otherwise an Affiliate of the Partnership or the General Partner.

"Agreement" means this Limited Partnership Agreement, as originally executed and as amended from time to time.

"Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief by such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law or insolvency of such Person as finally determined by a court proceeding.

"Bond" or "Bonds" means the tax-exempt housing bonds issued by various state or local authorities in order to provide construction and permanent financing for apartment complexes and which are held by the Partnership from time to time.

"BUC" means a Limited Partnership Interest which is credited to the Initial Limited Partner on the books and records of the Partnership and assigned by the Initial Limited Partner to a BUC Holder.

"BUC Holder" means any Person who has been assigned one or more Limited Partnership Interests by the Initial Limited Partner pursuant to Section
11.01. A BUC Holder is not a Limited Partner and will have no right to be admitted as a Limited Partner.

"Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in either New York, New York or Omaha, Nebraska are obligated by law or executive order to be closed.

"Capital Account" means the capital account of a Partner or a BUC Holder as described in Section 4.06 hereof.

"Capital Contribution" means the total amount contributed to the capital of the Partnership by or on behalf of all Partners or any class of Partners or by any one Partner, as the context may require (or by the predecessor holders of the Partnership Interests of such Persons) and, with respect to a BUC Holder, the Capital Contribution of the Initial Limited Partner made on behalf of such BUC Holder.

"Cause" means conduct which constitutes fraud, bad faith, negligence, misconduct or breach of a fiduciary duty.

"Certificate" means the certificate of limited partnership filed pursuant to
Section 17-201 of the Act.

"Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

"Consent" means either the consent given by a vote at a meeting called and held in accordance with the provisions of Section 10.01 hereof or the written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require. Consent given after the act or thing is done with respect to which the Consent is solicited shall be deemed to relate back to the date such act or thing was done.

"Contingent Interest" means (i) any Interest Income paid from the net cash flow of a Project (or any Residual Proceeds paid from the proceeds of a Sale or refinancing of the Project), the payment of either of which is not required under the terms of the Mortgage Loan unless there is specified cash flow from a Project or other specified contingencies are satisfied, and (ii) any amounts received by the Partnership on the sale or other disposition of a Mortgage Loan other than amounts representing repayment of principal and amounts constituting Interest Income.

"Counsel" means the law firm representing the General Partner in connection with the operation of the Partnership or the law firm, if any, selected by the General Partner to represent the Partnership.

"Distribution Date" means a Business Day selected by the General Partner for the distribution of Net Interest Income or Net Residual Proceeds with respect to a Distribution Period, which Business Day shall be no later than 60 days following the last day of the Distribution Period to which such Distribution Date relates.

"Distribution Period" means the period of time selected by the General Partner for which the distribution of Net Interest Income or Net Residual Proceeds is made, which period may be no longer than six calendar months.

"General Partner" means AFCA or any Person or Persons who, at the time of reference thereto, have been admitted as successors to the Partnership Interest of AFCA or as additional General Partners, in each such Person's capacity as a General Partner.

"Incapacity" or "Incapacitated" means, as to any Person, death, the adjudication of incompetency or insanity, Bankruptcy, dissolution, termination, withdrawal pursuant to Section 6.01 or removal pursuant to
Section 6.03, as the case may be, of such Person.

"Income" means the taxable income of the Partnership as determined in accordance with the Partnership's method of accounting and computed under
Section 703 of the Code; any item of taxable income required to be separately stated on the Partnership's federal income tax return pursuant to Section 703(a)(1) of the Code; and any income of the Partnership excluded from the gross income of the Partnership for federal income tax purposes under Section 103 of the Code.

"Initial Limited Partner" means America First Fiduciary Corporation Number Five, a Nebraska corporation, or any Person or Persons who, at the time of reference thereto, have been admitted to the Partnership, with the consent of the General Partner, as successors to the Limited Partnership Interest of America First Fiduciary Corporation Number Five.

"Interest Income" means all cash receipts of the Partnership with respect to any period except for (i) Capital Contributions, (ii) amounts received by the Partnership upon a Repayment or upon the sale or other disposition of a Mortgage Loan or other Partnership asset which do not represent accrued interest on the Mortgage Loan other than accrued interest which represents accrued Contingent Interest, or (iii) the proceeds of any loan to the Partnership or the refinancing of any loan, including proceeds received from the reissuance of any Mortgage Loan.

"Limited Partner" means any Person who is a Limited Partner, including the Initial Limited Partner, at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership. A BUC Holder is not a Limited Partner and has no right to be admitted as a Limited Partner.

"Limited Partnership Interest" means the Partnership Interest held by a Limited Partner, including the Limited Partnership Interests assigned to BUC Holders.

"Liquidation Proceeds" means all cash receipts of the Partnership (other than Operating Income and Sale Proceeds) arising from the liquidation of the Partnership's assets in the course of the dissolution of the Partnership.

"Loss" means taxable losses of the Partnership, as determined in accordance with the Partnership's method of accounting and computed under Section 703 of the Code; any item of loss or expense required to be separately stated on the Partnership's federal income tax return pursuant to Section 703(a)(1) of the Code; and any expenditures of the Partnership not deductible in computing its taxable income and not properly treated as a capital expenditure.

"Merger Agreement" means the Agreement of Merger, dated April 10, 1998, by and between the Partnership and the Prior Partnership pursuant to which the Partnership and the Prior Partnership will be merged in accordance with the provisions of the Act with the Partnership being the surviving partnership.

"Merger Date" means the effective date of the merger of the Partnership and the Prior Partnership specified in the Merger Agreement.

"Monthly Record Date" means the last day of a calendar month.

"Mortgage Investment" means a direct or indirect interests in tax-exempt mortgage revenue bonds secured by a Property, including residual interests in one or more trusts which hold tax-exempt mortgage revenue bonds.

"Net Interest Income" means, with respect to any Distribution Period, all Interest Income received by the Partnership during such Distribution Period, plus any amounts previously set aside as Reserves from Interest Income which the General Partner releases from Reserves as being no longer necessary to hold as part of Reserves, less (i) expenses of the Partnership (including fees and reimbursements paid to the General Partner but excluding any expenses of the Partnership which are directly attributable to the sale of a Mortgage
Loan) paid from Interest Income during the Distribution Period (other than operating expenses paid from previously established Reserves), (ii) all cash payments made from Interest Income during such Distribution Period to discharge Partnership indebtedness, and (iii) all amounts from Interest Income set aside as Reserves or used to acquire additional Mortgage Investments during such Distribution Period. Net Interest Income will consist of Net Interest Income (Tier 1), Net Interest Income (Tier 2) and Net Interest Income (Tier 3). During each Distribution Period the additions and deductions from Interest Income set forth above shall be first applied against Net Interest Income (Tier 1).

"Net Interest Income (Tier 1)" means, with respect to any Distribution Period, all Net Interest Income, other than Contingent Interest, received by the Partnership during such Distribution Period.

"Net Interest Income (Tier 2)" means, with respect to any Distribution Period, all Net Interest Income representing Contingent Interest received by the Partnership during such Distribution Period up to an amount which, when combined with all prior amounts of Contingent Interest distributed pursuant to Sections 4.02(b) and 4.03(b), aggregates 0.9% per annum of the principal amount of the Mortgage Investments during the period such Mortgage Investments are held by the Partnership or the Predecessor Partnership.

"Net Interest Income (Tier 3)" means, with respect to any Distribution Period, all Net Interest Income representing Contingent Interest received by the Partnership during such Distribution Period in excess of any Contingent Interest included in Net Interest Income (Tier 2).

"Net Residual Proceeds" means, with respect to any Distribution Period, all Residual Proceeds received by the Partnership during such Distribution Period, plus any amounts previously set aside as Reserves from Residual Proceeds which the General Partner releases from Reserves as being no longer necessary to hold as part of Reserves, less (i) all expenses of the Partnership which are directly attributable to a Repayment or sale or other disposition of a Mortgage Loan, (ii) all cash payments made from Residual Proceeds during such Distribution Period to discharge Partnership indebtedness and (iii) all amounts from Residual Proceeds set aside as Reserves or used to acquire additional Mortgage Investments during such Distribution Period or held by the Partnership to acquire additional Mortgage Investments in future Distribution Periods. Net Residual Income will consist of Net Residual Income (Tier 1), Net Interest Residual (Tier 2) and Net Residual Income (Tier 3). During each Distribution Period the additions and deductions from Residual Income set forth above shall be first applied against Net Residual Income (Tier 1).

"Net Residual Proceeds (Tier 1)" means, with respect to any Distribution Period, all Net Residual Proceeds received by the Partnership during such Distribution Period representing the principal amount of a Mortgage Loan which is the subject of a Repayment, sale or other disposition, plus any amounts previously set aside as Reserves from Residual proceeds which the General Partner releases from Reserves for distribution.

"Net Residual Proceeds (Tier 2)" means, with respect to any Distribution Period, all Net Residual Proceeds representing Contingent Interest received by the Partnership during such Distribution Period up to an amount which, when combined with all prior amounts of Contingent Interest distributed pursuant to Sections 4.02(b) and 4.03(b) and the Contingent Interest to be distributed by the Partnership pursuant to Section 4.02(b) for the current Distribution Period, aggregates 0.9% per annum of the principal amount of the Mortgage Investments during the period such Mortgage Investments are held by the Partnership or the Predecessor Partnership.

"Net Residual Proceeds (Tier 3)" means, with respect to any Distribution Period, all Net Residual Proceeds representing Contingent Interest received by the Partnership during such Distribution Period in excess of any Contingent Interest included in Net Residual Proceeds (Tier 2).

"Notice" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

"Partner" means the General Partner or any Limited Partner.

"Partnership" means the limited partnership created by this Agreement and known as the America First Tax Exempt Investors, L.P., as said limited partnership may from time to time be constituted.

"Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and the Act.

"Person" means any individual, partnership, corporation, trust, association or other legal entity.

"Prior Partnership" means America First Tax Exempt Mortgage Fund Limited Partnership, a Delaware limited partnership.

"Prior Partnership Agreement" means the Agreement of Limited Partnership, dated November 11, 1985, of the Prior Partnership.

"Property" or "Properties" means the real property, including land and the buildings thereon, which is secured by a mortgage or other similar encumbrance backing a Mortgage Investment held by the Partnership.

"Repayment" means the payment of the Contingent Interest and outstanding principal upon the maturity of a Mortgage Investment or at such earlier time as the Partnership may require the payment of outstanding principal.

"Regulations" means the United States Treasury Regulations promulgated or proposed under the Code.

"Reserve" means such amount of funds as shall be withheld from Interest Income or Residual Proceeds by the General Partner from time to time in order to provide working capital for the Partnership and which may be used for any purpose relating to the operation of the Partnership and its Mortgage Investments, including the acquisition of additional Mortgage Investments.

"Residual Proceeds" means all amounts received by the Partnership upon a Repayment or upon the sale of or other disposition of a Mortgage Investment or other Partnership asset except for amounts representing accrued interest on a Mortgage Investment (other than accrued Contingent Interest). Amounts representing accrued interest (other than accrued Contingent Interest) received by the Partnership upon a Repayment or upon the sale or other disposition of a Mortgage Investment shall be included in Interest Income. Residual Proceeds will not include any amount received by the Partnership representing proceeds from the securitization of a Mortgage Investment.

"Schedule A" means the schedule, as amended from time to time, of Partners' names, addresses and Capital Contributions, which schedule, in its initial form, is attached to and made a part of this Agreement.

"Tax Matters Partner" means the Partner designated as the Tax Matters Partner of the Partnership by the General Partner pursuant to Section 9.04.


















ARTICLE III

NAME, PLACE OF BUSINESS, PURPOSE
AND TERM

Section 3.01.	Name.  The Partners have caused the formation a limited
partnership pursuant to the Act under the name of "America First Tax Exempt Investors, L.P." The Partners and BUC Holders have entered into this Agreement in order to set forth their respective rights and liabilities as such, subject to the provisions of the Act unless otherwise provided herein.

Section 3.02.	Principal Office and Name and Address of Resident Agent.  The
address of the principal office and place of business of the Partnership, unless hereafter changed by the General Partner, shall be Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102. Notification of any change in the Partnership's principal office and place of business shall be promptly given by the General Partner to the Limited Partners and BUC Holders. The name and address of the initial resident agent of the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The resident agent may be changed by the General Partner.

Section 3.03.	Purpose.  The purpose of the Partnership is to acquire, hold, sell and otherwise deal with tax-exempt mortgage bonds and other tax-exempt instruments backed by multifamily residential properties. The Partnership will pursue its purpose in order (i) to preserve and protect the Partnership's capital, (ii) to provide regular cash distribution to the BUC Holders and
(iii) to provide a potential for an enhanced federally tax-exempt yield from Contingent Interest payable from the net cash flow from the Properties and from the net proceeds of a sale or refinancing of the Properties. The Partnership is authorized to hold Mortgage Investments, to foreclose on Properties secured by Mortgage Investments, to sell all or a portion of its interest in a Mortgage Investment and to reinvest the proceeds therefrom in additional Mortgage Investments on such terms and conditions as the General Partner shall determine in its sole discretion and to engage in any and all acts necessary, appropriate, advisable or incidental to its purpose and to the conduct of its business.

Section 3.04.	Term.  The Partnership began on the date of the filing of the
Certificate and shall continue in full force and effect until December 31, 2018 or until sooner dissolved pursuant to the provisions of this Agreement.

ARTICLE IV

PARTNERS AND CAPITAL

Section 4.01.	General Partner.

(a)	The name, address and Capital Contribution of the General Partner (which shall be measured by its capital account in the Prior Partnership on the Merger Date) are set forth in Schedule A. The General Partner, as such, shall not be required to make any additional Capital Contribution to the Partnership, except as provided in paragraph (b) of this Section 3.01.

(b)	Upon the dissolution and termination of the Partnership, the General
Partner will contribute to the Partnership an amount equal to the lesser of
(i) any deficit balance in its Capital Account or (ii) the excess of (A) 1.01% of the Capital Contributions of the Limited Partners to the Partnership (including the Capital Contribution of the Initial Limited Partner made on behalf of the BUC Holders) over (B) the amount of previous Capital Contributions made by the General Partner to the Partnership.

Section 4.02.	Limited Partner.  The name, address and Capital Contribution of the Limited Partner (which shall be measured by its capital account in the Prior Partnership on the Merger Date) are as set forth in Schedule A. The Capital Contribution made by the Initial Limited Partner shall be deemed to have been made on behalf of, and as trustee for, the BUC Holders. Neither the Initial Limited Partner nor the BUC Holders shall be required to make any additional Capital Contribution to the Partnership. Other than to serve as Initial Limited Partner, the Initial Limited Partner shall have no other business purpose and shall not engage in any other activity or incur any debts. The Initial Limited Partner agrees not to amend its articles of incorporation with respect to the incurrence of debt without the written Consent of a majority in interest of the BUC Holders.




Section 4.03.	Partnership Capital.

(a)	No Partner or BUC Holder shall be paid interest on any Capital
Contribution.

(b)	Except as specifically provided in Section 6.03, the Partnership shall not be required to redeem or repurchase any Partnership Interest or BUC and no Partner or BUC Holder shall have the right to withdraw, or receive any return of, his Capital Contribution. Under circumstances requiring a return of any Capital Contribution, no Limited Partner or BUC Holder will have the right to receive property other than cash.

(c)	No Limited Partner or BUC Holder shall have any priority over any other
Limited Partner or BUC Holder as to the return of his Capital Contribution or as to distributions.

(d)	The General Partner shall have no liability for the repayment of the
Capital Contributions.

Section 4.04.	Liability of Partners and BUC Holders.  No Limited Partner or
BUC Holder shall be required to lend any funds to the Partnership or, after his Capital Contribution has been paid, to make any further Capital Contribution to the Partnership. The liability of any Limited Partner or BUC Holder for the losses, debts, liabilities and obligations of the Partnership shall, so long as the Limited Partner or BUC Holder complies with Section 5.01(b), be limited to his Capital Contribution and his share of any undistributed Income of the Partnership. Notwithstanding the foregoing, it is possible that, under applicable law, a Limited Partner or BUC Holder may be liable to the Partnership to the extent of previous distributions made to such Limited Partner or BUC Holder if such distributions have caused the liabilities of the Partnership to exceed the fair value of its assets. To the extent that the Initial Limited Partner is required by law to return any distributions or repay any amount, each BUC Holder who has received any portion of such distributions agrees, by virtue of accepting such distribution, to pay his proportionate share of such amount to the Initial Limited Partner immediately upon Notice by the Initial Limited Partner to such BUC Holder. In lieu of requiring return of such distributions from BUC Holders, the General Partner may withhold future distributions of Net Interest Income, Net Residual Proceeds or Liquidation Proceeds until the amount so withheld equals the amount of the distributions the Initial Limited Partner is required to repay or return regardless of whether the BUC Holders entitled to receive such distribution were the same BUC Holders who actually received the distribution required to be returned. In the event that the Initial Limited Partner is determined to have unlimited liability for losses, debts, liabilities and obligations of the Partnership, nothing set forth in this Section shall be construed to require BUC Holders to assume any portion of such liability.

ARTICLE V

DISTRIBUTIONS OF CASH;
ALLOCATIONS OF INCOME AND LOSS

Section 5.01.	Distributions of Net Interest Income.

(a)	On each Distribution Date, all Net Interest Income (Tier 1 and Tier 3)
with respect to the related Distribution Period will be distributed 99% to the Limited Partners and BUC Holders as a class and 1% to the General Partner.

(b)	On each Distribution Date, all Net Interest Income (Tier 2) will be allocated 75% to the Limited Partners and BUC Holders as a class and 25% to the General Partner.

Section 5.02.	Distributions of Net Residual Proceeds and of Liquidation
Proceeds.

(a)	On each Distribution Date, all amounts representing Net Residual Proceeds
(Tier 1 and Tier 3) will be distributed 100% to the Limited Partners and BUC Holders as a class.

(b)	On each Distribution Date, all distributions of Net Residual Proceeds
(Tier 2) will be allocated 75% to the Limited Partners and BUC Holders as a class and 25% to the General Partner.

(c)	All Liquidation Proceeds shall be applied and distributed in the following amounts and order of priority:

(i)	to the payment of the amounts and the establishment of the reserves provided for in Section 8.02(b);

(ii)	to the Partners and BUC Holders in accordance with the positive balances in their respective Capital Accounts until such accounts are reduced to zero;
and

(iii)	then to the Partners and BUC Holders giving effect to the provisions of
Section 4.02(a) as if such Liquidation Proceeds constituted Net Residual Proceeds for purposes of such Section.

Section 5.03.	Allocation of Income and Loss From Operations.

(a)	Income and Loss shall be determined in accordance with the accounting methods followed by the Partnership for federal income tax purposes and otherwise in accordance with generally accepted accounting principles. For purposes of determining the Income, Loss, tax credits or any other items allocable to any period, Income, Loss, tax credits and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Section 706 of the Code and the Regulations thereunder. An allocation to a Partner of a share of Income or Loss under this Section 4.03 shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and credit that is taken into account in computing such Income and Loss.

(b)	Subject to the provisions of Sections 4.03(c) and (d) and 5.04(m), Income and Loss for each Distribution Period not arising from the sale or other disposition of a Mortgage Investment or the liquidation of the Partnership shall be allocated 1% to the General Partner and 99% to the Limited Partners and the BUC Holders as a class.

(c)	Notwithstanding any provision hereof to the contrary, if a Partner has a deficit Capital Account balance as of the last day of any fiscal year, then all items of Income for such fiscal year shall be first allocated to such Partner in the amount and in the manner necessary to eliminate such deficit Capital Account balance.

(d)	Notwithstanding any other provision of this Agreement, all allocations of
Income and Loss shall be subject to and interpreted in accordance with Section 704 of the Code to the extent applicable. The foregoing allocations are intended to comply with Section 704 of the Code and the Regulations thereunder and shall be interpreted consistently therewith.

Section 5.04.	Allocation of Income and Loss Arising From a Repayment, Sale or
Liquidation.

(a)	Subject to Section 4.03(c), Income arising from a Repayment or a sale or other disposition of a Mortgage Investment or from the liquidation of the Partnership assets shall be allocated (i) first, to the General Partner in an amount equal to the Net Residual Proceeds distributed to the General Partner from the transaction pursuant to Section 4.02 and (ii) second, the balance to the Limited Partners and the BUC Holders as a class.

(b)	Loss arising from a Repayment or a sale or other disposition of a Mortgage
Investment or from the liquidation of Partnership assets shall be allocated among the Partners (including the Initial Limited Partner on behalf of the BUC Holders) in the same manner as Net Residual Proceeds or Liquidation Proceeds are allocated among the Partners pursuant to Section 4.02.

Section 5.05.	Determination of Allocations and Distributions Among Limited
Partners and BUC Holders.

(a)	As of each Monthly Record Date during the term of the Partnership, a determination shall be made of the amount of Income and Loss which, under the Partnership's method of accounting, is properly attributable to the month to which such Monthly Record Date relates and which was allocable to the Limited Partners and BUC Holders as a class in accordance with Sections 4.04 and 4.05.

(b)	As of the last day of each Distribution Period during the term of the
Partnership, a determination shall be made of the amount of Net Interest Income and Net Residual Proceeds available to the Partnership during such Distribution Period which was allocated for distribution to the Limited Partners and BUC Holders in accordance with Sections 4.01 and 4.02; provided, however, that the General Partner may elect to make the determination under this Section 4.05(b) as of each Monthly Record Date.


(c)	All allocations to the Limited Partners and the BUC Holders as a class pursuant to Section 4.03 shall be made on a monthly basis among the Limited Partners or BUC Holders who held of record a Limited Partnership Interest or BUC as of the Monthly Record Date in the ratio that (i) the number of Limited Partnership Interests or BUCs held of record by each such Limited Partner or BUC Holder as of the Monthly Record Date bears to (ii) the aggregate number of Limited Partnership Interests and BUCs outstanding on each such Monthly Record Date.

(d)	All allocations to the Limited Partners and the BUC Holders as a class pursuant to Section 4.04 shall be made among the Limited Partners or BUC Holders of record on the Monthly Record Date for the month during which the Income or Expense arose from a Repayment, sale or other liquidation of a Mortgage Investment or liquidation of the Partnership, in the ratio that (i) the number of Limited Partnership Interests or BUCs held of record by each such Limited Partner or BUC Holder on such Monthly Record Date bears to (ii) the number of Limited Partnership Interests or BUCs outstanding on such Monthly Record Date.

(e)	Net Interest Income and Net Residual Proceeds will be allocated to the
Limited Partners or BUC Holders of record on the last day of the Distribution Period (or, if the General Partner so elects, on each Monthly Record Date during such Distribution Period) in the ratio that (i) the number of Limited Partnership Interests or BUCs owned of record by each such Limited Partner or BUC Holder on each such date bears to (ii) the number of Limited Partnership Interests or BUCs outstanding on such date.

Section 5.06.	Capital Accounts.  A separate Capital Account shall be
maintained and adjusted for each Partner in accordance with the Code and the Regulations. There shall be credited to each Partner's Capital Account the amount of such Partner's Capital Contribution (equal to the amount of its capital account on the books and records of the Prior Partnership as of the Merger Date) and such Partner's share of Income; and there shall be charged against each Partner's Capital Account the amount of such Partner's share of Loss and cash distributions. The Initial Limited Partner's Capital Account shall be subdivided into separate Capital Accounts to reflect the interest of each BUC Holder. Any items credited or charged to the BUC Holders shall be reflected in the Capital Account of the Initial Limited Partner and in the subaccounts reflecting the interest of each BUC Holder. Any person who acquires a Limited Partnership Interest or a BUC from a Limited Partner or BUC Holder shall have a Capital Account equal to the Capital Account of the Limited Partner or BUC Holder from which such Limited Partnership Interest or BUC was acquired.

Section 5.07.	Rights to Distributions.  Each holder of Partnership Interests and BUCs shall look solely to the assets of the Partnership for all distributions with respect to the Partnership, his Capital Contributions and his share of Net Interest Income, Net Residual Proceeds and Liquidation Proceeds and, except as provided in Section 3.01(b), shall have no recourse therefor, upon dissolution or otherwise, against the General Partner or the Initial Limited Partner. No Partner or BUC Holder shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership. All distributions pursuant to this Article IV are subject to the provisions of Section 3.04.

ARTICLE VI

RIGHTS, OBLIGATIONS AND POWERS
OF THE GENERAL PARTNER

Section 6.01.	Management of the Partnership.

(a)	The General Partner, within the authority granted to it under this
Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership and to carry out the purposes of the Partnership. In so doing, the General Partner shall use its best efforts to take all actions necessary or appropriate to protect the interests of the Limited Partners and the BUC Holders. All decisions made for and on behalf of the Partnership by the General Partner shall be binding upon the Partnership. Except as otherwise provided in this Agreement, the General Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.





(b)	No Limited Partner or BUC Holder shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner or BUC Holder shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner or BUC Holder shall have any power or authority with respect to the Partnership except insofar as the vote or Consent of the Limited Partners or BUC Holders shall be expressly required or permitted by this Agreement.

Section 6.02.	Authority of the General Partner.

(a)	Subject to Sections 5.03 and 5.04, but otherwise without in any way limiting the power and authority conferred on the General Partner by Section 5.01(a), the General Partner, for and in the name and on behalf of the Partnership, is hereby authorized, without limitation:

(i)	to acquire, hold, refund, reissue, remarket, securitize, transfer, foreclose upon, sell or otherwise deal with the Mortgage Investments and to negotiate, enter into, and deliver any and all agreements, documents and instruments of any nature whatsoever with respect thereto on such terms, and subject to such conditions, as it determines in its sole discretion;

(ii)	to acquire by purchase, lease, exchange or otherwise any real or personal property to be used in connection with the business of the Partnership;
provided, however, that no property may be acquired from the General Partner or its Affiliates except for goods and services provided subject to the restrictions of Section 5.03;

(iii)	to borrow money and issue evidences of indebtedness and to secure the same by a pledge, lien, mortgage or other encumbrance on any assets of the Partnership and to apply to proceeds of such borrowing to the acquisition of Mortgage Investments or such other proper Partnership purpose as the General Partner shall determine in its sole discretion;

(iv)	to employ agents, accountants, attorneys, consultants and other Persons that are necessary or appropriate to carry out the business and operations of the Partnership and to pay fees, expenses and other compensation to such Persons; provided, that if such Persons are Affiliates of the General Partner, the terms of such employment shall be subject to the restrictions of Section 5.03;

(v)	to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

(vi)	except as otherwise expressly provided herein, to determine the appropriate accounting method or methods to be used by the Partnership;

(vii)	except as prohibited by this Agreement, to cause the Partnership to make or revoke any of the elections referred to in the Code or any similar provisions enacted in lieu thereof, including, but not limited to, those elections provided for in Code Sections 108, 709 and 1017;

(viii)	to amend the Certificate or this Agreement to reflect the addition or substitution of Partners and to amend this Agreement as provided in Section
12.03;

(ix)	to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services to, lend money to, sell property to or purchase property from the General Partner or any of its Affiliates;

(x)	to obtain loans from the General Partner or its Affiliates, provided that the requirements of Section 5.03(d)(iii) are met;

(xi)	to establish and maintain the Reserve in such amounts as it deems appropriate from time to time and to increase, reduce or eliminate the Reserve as it deems appropriate from time to time;

(xii)	to invest all funds not immediately needed in the operation of the business including, but not limited to, (A) Capital Contributions, (B) the Reserves or (C) Net Interest Income and Net Residual Proceeds prior to their distribution to the Partners and BUC Holders or their reinvestment in Mortgage Investments;

(xiii)	to acquire BUCs for the account of the Partnership in the secondary trading market, provided that the BUCs are listed on The Nasdaq Stock Market or a national securities exchange and to cause such BUCs to be cancelled; and

(xiv)	to engage in any kind of activity and to enter into, perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership.

(b)	With respect to all of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, trust instruments, agreements, assignments, deeds, loan agreements, mortgages, deeds of trust, leases and such other documents as it deems proper, all on such terms and conditions as it deems proper.

(c)	No Person dealing with the General Partner shall be required to determine the General Partner's authority to enter into any contract, agreement or undertaking on behalf of the Partnership or to determine any facts or circumstances bearing upon the existence of such authority. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

(i)	the identity of the General Partner or any BUC Holder or Limited Partner;

(ii)	the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or are in any other manner germane to the affairs of the Partnership;

(iii)	the Persons who are authorized to execute and deliver any instrument or document by or on behalf of the Partnership; or

(iv)	any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

Section 6.03.	Authority of General Partner and Its Affiliates To Deal With
Partnership.

(a)	The General Partner and its Affiliates may, and shall have the right to, provide goods and services to the Partnership (including the right to act as property manager of a Property or servicer of any Mortgage Investment), subject to the conditions set forth in Section 5.03(b).

(b)	The General Partner and its Affiliates shall not have the right to contract or otherwise deal with the Partnership for the provision of goods and services, except for those dealings, contracts or provisions of services described in this Agreement. The provision of any goods and services by the General Partner or its Affiliates shall be part of its or their ordinary and ongoing business in which it or they have previously engaged, independent of the activities of the Partnership and such goods and services being provided shall be reasonable for and necessary to the Partnership, shall actually furnished to the Partnership and (except as provided in Section 5.05(f) hereof) shall be provided at the lower of the actual cost of such goods or services or the competitive price charged for such goods or services by independent parties for comparable goods and services in the same geographic location and the provision of such goods and services in all other respects meets the requirements of Section 5.03(c) and (d). The costs of verifying that the amounts paid to the General Partner or its Affiliates for such goods and services meet the foregoing standard may be reimbursed to the General Partner or its Affiliates only to the extent that, when added to the costs of such goods and services rendered, such sum does not exceed the competitive rate for such goods and services.

(c)	All goods and services provided by the General Partner or any Affiliates pursuant to Section 5.03(b) shall be rendered pursuant to this Agreement or a written contract, which contract precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty on 60 days' Notice to the General Partner by the vote of the majority in interest of the Limited Partners and the BUC Holders (the Initial Limited Partner acting according to direction of the BUC
Holders). Any payment made to the General Partner or any Affiliate for such goods and services shall be fully disclosed to all Limited Partners and BUC Holders in the reports required under this Agreement. Neither the General Partner nor any Affiliate shall, by the making of lump sum payments to any other Person for disbursement by such other Person, circumvent the provisions of Section 5.03(b), (c) or (d).


(d)	The General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner under which:

(i)	the General Partner or any Affiliate shall be given an exclusive right to sell, or exclusive employment to sell, a Property;

(ii)	the Partnership lends money to the General Partner or any Affiliate of the General Partner; or

(iii)	the General Partner or any Affiliate of the General Partner makes a loan to the Partnership which provides for a prepayment penalty or provides for an interest rate or other finance charges and fees which are in excess of the lesser of (A) amounts charged by unrelated banks on comparable loans to the Partnership or (B) the same rate as the General Partner or such Affiliate paid to obtain the funds to make the loan to the Partnership.

(e)	Notwithstanding any provisions of this Section 5.03, neither the General
Partner nor any of its Affiliates shall:

(i)	receive any rebate or give-up, or participate in any reciprocal arrangement, which would circumvent the provisions of this Section 5.03; or

(ii)	receive any compensation for providing insurance brokerage services to the Partnership; or

(iii)	charge the Partnership for, or take from any other Person, any program management, real estate brokerage or mortgage servicing fee with respect to Partnership property or assets.

(f)	Nothing in this Section 5.03 shall prevent an Affiliate of the General
Partner from acquiring and holding debt securities or other interests secured by a Property, provided that the Mortgage Investment held by the Partnership that is secured by the same Property may not be junior or subordinate to the interest held by such Affiliate.

Section 6.04.	General Restrictions on Authority of the General Partner.  In
exercising management authority and control of the Partnership, the General Partner, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the authority to perform all acts which the Partnership is authorized to perform. However, the General Partner shall not have any authority to:

(a)	perform any act in violation of this Agreement or any applicable law or regulation thereunder;

(b)	do any act required to be approved or ratified by the Limited Partners under the Act without Consent of the Limited Partners or the BUC Holders, unless the right to do so is expressly otherwise given in this Agreement;

(c)	sell or otherwise dispose of all or substantially all of the assets of the
Partnership in a single transaction without the Consent of a majority in interest of the Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders) as provided in Section 10.02(a)(ii); provided, however, that this subsection (c) shall not apply to (i) the transfer of Mortgage Investments to a trust in connection with the securitization thereof or to the sale of any interest in such trust, or (ii) the sale of Partnership assets in connection with the liquidation thereof after the dissolution of the Partnership;

(d)	borrow money from the Partnership;

(e)	dissolve the Partnership without the Consent of a majority in interest of the Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders) as provided in Section 10.02(a)(iii);

(f)	possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose;

(g)	admit a Person as a General Partner, except as provided in this Agreement;

(h)	admit a Person as a Limited Partner, except as provided in this Agreement;

(i)	sell, lease or lend Partnership assets to the General Partner or any
Affiliate of the General Partner or purchase or lease property from the General Partner or its Affiliates, except as permitted by Section 5.02(a)(i);

(j)	underwrite the securities of other issuers;

(k)	do any act which would make it impossible to carry on the ordinary business of the Partnership;

(l)	knowingly perform any act that would subject any Limited Partner or BUC
Holder to liability as a general partner in any jurisdiction;

(m)	allocate any Income or Loss (or any item thereof) to any Partner or BUC
Holder if, and only to the extent that, such allocation will cause the determinations and allocations of Income or Loss (or any item thereof) provided for in Article IV hereof not to be permitted by Section 704(b) of the Code and the Regulations promulgated thereunder;

(n)	confess a judgment against the Partnership;

(o)	issue additional BUCs or other equity securities with rights and privileges senior to those of the BUCs;

(p)	make loans to the Partnership or accept loans on behalf of the Partnership from the General Partner or any Affiliates of the General Partner, except as provided in Section 5.03(d)(iii);

(q)	amend this Agreement, except to the extent the right to amend this
Agreement is expressly provided for in other provisions of this Agreement; or

(r)	invest Partnership funds in (i) securities of other issuers, except for
Mortgage Investments and temporary investments pursuant to Section 5.02(a)(xii), (ii) land contracts, or (iii) unimproved real estate not associated with a Property.

Section 6.05.	Compensation and Fees.

(a)	Except as provided in this Agreement, the General Partner will receive no compensation from the Partnership.

(b)	Subject to Section 5.05(c), the Partnership will reimburse the General
Partner or its Affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred by them on Partnership business, direct out-of-pocket fees, expenses and charges paid by them to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing and public relations services, expenses of preparing and distributing reports to Limited Partners and BUC Holders, an allocable portion of the salaries and fringe benefits of employees of AFCA or its Affiliates, insurance premiums (including premiums for liability insurance which will cover the Partnership, the General Partner and its general partner), the cost of compliance with all state and federal regulatory requirements and stock exchange or NASDAQ listing fees and charges and other payments to third parties for services rendered to the Partnership.

(c)	The Partnership will not reimburse the General Partner or its Affiliates for the travel expenses of the president of the general partner of the General Partner or for any items of general overhead, including, but not limited to, rent, utilities or the use of computers, office equipment or other capital items owned by the General Partner or its Affiliates. The Partnership will not reimburse the General Partner or its general partner for any salaries or fringe benefits of any partner of the General Partner or of the officers or board of managers of its general partner regardless of whether such persons provide services to the Partnership.

(d)	The Accountants will verify on the basis of generally accepted auditing standards that any amounts reimbursed by the Partnership pursuant to Section 5.05(c) were incurred by the General Partner or its Affiliates in connection with the conduct of the business and affairs of the Partnership or the acquisition and management of its assets and were permissible reimbursements pursuant to Section 5.05(c).











(e)	In the event the Partnership becomes the equity owner of a Property, due to the foreclosure of a Mortgage Investment or otherwise, the Partnership will pay the General Partner an administrative fee of 0.45% of the principal amount of the Mortgage Investment relating to such Property and may pay the General Partner or an Affiliate a reasonable property management fee in the event the General Partner deems it to be in the best interest of the Partnership that it take over active management of the Property. Notwithstanding anything in
Section 5.03, the General Partner may charge a property management fee not to exceed the lesser of (i) the competitive price charged for multifamily property management services by independent parties in the same geographic area as the managed Property or (ii) 5% of the gross revenues of the managed Property, irrespective of the General Partner's or such Affiliates cost for providing such services.

Section 6.06.	Duties and Obligations of the General Partner.

(a)	The General Partner shall devote to the affairs of the Partnership such time as it deems necessary for the proper performance of its duties under this Agreement, but neither the General Partner, its general partner nor any officer or manager of its general partners shall be expected to devote full time to the performance of such duties.

(b)	The General Partner shall take such action as may be necessary or appropriate for the classification of the Partnership as a partnership for federal income tax purposes and for the continuation of the Partnership's valid existence under the laws of the State of Delaware and in order to qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or in which such qualification is necessary or appropriate to protect the limited liability of the Limited Partners and BUC Holders or in order to continue in effect such qualification. The General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is qualified, such certificates, including limited partnership and fictitious name certificates, and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction.

(c)	The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General
Partner shall cause the Partnership to pay any taxes payable by the Partnership.

(d)	The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partner shall take all steps necessary to insure that the funds of the Partnership are not commingled with the funds of any other entity. The General Partner owes the same fiduciary duty to the BUC Holders as the General Partner owes to the Limited Partners.

Section 6.07.	Delegation of Authority.  Subject to the provisions of this
Article V, the General Partner may delegate all or any of its powers, rights and obligations under this Agreement and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve. Notwithstanding any such delegation, the General Partner shall remain liable for any acts or omissions by such Person under the standards of responsibility for the General Partner set forth herein.

Section 6.08.	Other Activities.  The General Partner and its Affiliates may
engage in or possess interests in other business ventures of every kind and description for their own accounts, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, investments similar in nature to the Mortgage Investments. Neither the Partnership nor the Partners or BUC Holders shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful, improper or a breach of fiduciary duty.




Section 6.09.	Limitation on Liability of the General Partner and Initial
Limited Partner; Indemnification.

(a)	Neither the General Partner, the Initial Limited Partner nor their
Affiliates (including the officers, managers and members of the general partner of AFCA) shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Limited Partners or BUC Holders for any act or omission performed or omitted by such General Partner or Initial Limited Partner in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, provided that such General Partner's or Initial Limited Partner's conduct did not constitute Cause. The Partnership shall indemnify and hold harmless the General Partner, the Initial Limited Partner and their Affiliates (including the officers, managers and members of the general partner of AFCA) against and for any loss, liability or damage incurred by any of them or the Partnership by reason of any act performed or omitted to be performed by them in connection with the business of the Partnership, including all judgments, costs and attorneys' fees (which attorneys' fees may be paid as incurred, except as provided in 5.09(b)) and any amounts expended in settlement of any claims of liability, loss or damage, provided that the indemnified Person's conduct did not constitute Cause. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or BUC Holder shall have any personal liability on account thereof. The termination of any action, suit or proceeding, by judgment or settlement, shall not, of itself, create a presumption that the indemnified Person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interest of the Partnership. Any indemnification under this subsection, unless ordered by a court, shall be made by the Partnership only upon a determination by independent legal counsel in a written opinion that indemnification of the indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in this Agreement. Notwithstanding any provision of this subsection to the contrary, the General Partner shall be presumed to be personally liable to creditors for the debts of the Partnership.

(b)	Notwithstanding the provisions of Section 5.09(a), neither the General
Partner, the Initial Limited Partner nor any officer, director, manager, partner, member, employee, agent, Affiliate, subsidiary or assign of the General Partner, the Initial Limited Partner or the Partnership shall be indemnified with regard to any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that the Securities Act of 1933, as amended, or any state securities laws were violated by the General Partner or by any such other Person unless: (i)(A) the General Partner or other Persons seeking indemnification are successful in defending such action on the merits of each count involving such violation, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction approves a settlement of such claims; and (ii) such indemnification is specifically approved by a court of law which shall have been advised as to the then current position of the Securities and Exchange Commission regarding indemnification for violations of securities laws.

Section 6.10.	Special Amendments to the Agreement.

(a)	Any provision to the contrary herein notwithstanding, the General Partner may, without the Consent of the Limited Partners or BUC Holders, amend
Sections 4.03, 4.04 and 4.05 of this Agreement on the advice of Counsel or the Accountants and upon Notice to the Limited Partners and BUC Holders mailed 10 days prior to the proposed effectiveness of such amendment (unless earlier effectiveness is required by law) to the extent necessary to ensure compliance with the Code and Regulations then in effect, provided that such amendments do not materially adversely affect the interests of the Limited Partners and BUC Holders in the sole determination of the General Partner.

(b)	New allocations made by the General Partner in reliance upon the advice of
Counsel or the Accountants pursuant to Section 5.10(a) shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership, the Limited Partners and the BUC Holders, and no such new allocation shall give rise to any claim or cause of action by any Limited
Partner or BUC Holder.






(c)	The General Partner may take such action as it deems necessary or appropriate, including action with respect to the manner in which BUCs are being or may be transferred or traded, in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for federal income tax purposes or to insure that BUC Holders will be treated as limited partners for federal income tax purposes.

ARTICLE VII

CHANGES IN GENERAL PARTNERS

Section 7.01.	Withdrawal of General Partner.  The General Partner shall not be entitled to voluntarily withdraw from the Partnership or to sell, transfer or assign all or a portion of its Partnership Interest as General Partner unless a substitute General Partner has been admitted in accordance with the conditions of Section 6.02.

Section 7.02.	Admission of a Successor or Additional General Partner.  The
General Partner may at any time designate additional Persons to be General Partners, whose Partnership Interest in the Partnership shall be such as shall be agreed upon by the General Partner and such additional General Partners, provided that the Partnership Interests of the Limited Partners and the BUC Holders shall not be reduced thereby. A Person shall be admitted as a General Partner of the Partnership only if each of the following conditions is satisfied:

(a)	The admission of such Person shall have been Consented to by a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) as a class;

(b)	such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart hereof, and such documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

(c)	if such Person is a corporation, it shall have provided the Partnership evidence satisfactory to Counsel of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(d)	the Partnership shall have received an opinion of Counsel that the admission of such Person is in conformity with the Act and that none of the actions taken in connection with the admission of such Person is in violation of the Act.

Section 7.03.	Removal of a General Partner.

(a)	Subject to Section 10.02, a majority in interest of the Limited Partners
(including the Initial Limited Partner voting on behalf of the BUC Holders) acting together as a class, without the Consent or other action by the General Partner to be removed, may remove any General Partner and, subject to the provisions of Sections 6.02 and 8.01(a), may elect a replacement therefor.
After the Limited Partners vote to remove a General Partner pursuant to this
Section 6.03, they shall provide the removed General Partner with Notice thereof, which Notice shall set forth the date upon which such removal is to become effective, which date shall be no earlier than the date upon which the General Partner receives such Notice.

Section 7.04.	Effect of Incapacity of a General Partner.

(a)	Upon the Incapacity of a General Partner, such General Partner shall immediately cease to be a General Partner. If the Incapacitated General Partner is not the sole General Partner, the business of the Partnership shall be continued by the remaining General Partner who shall immediately (i) give Notice to the Limited Partners and BUC Holders of such Incapacity and (ii) prepare such amendments to this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer, termination or conversion (as the case may be) of the Partnership Interest of the Incapacitated General Partner. If the Incapacitated General Partner is the sole General Partner, the provisions of
Section 8.01(a)(i) shall be applicable.





(b)	Nothing in this Section 6.04 shall affect any rights, including the rights to the payment of any fees under this Agreement, of the Incapacitated General Partner which matured or were earned prior to the Incapacity of such General Partner. Such Incapacitated General Partner shall remain liable for all obligations and liabilities incurred by it as General Partner before such Incapacity shall have become effective, but shall be free from any obligations or liability as General Partner incurred on account of the activities of the Partnership from and after the time such Incapacity shall have become effective.

(c)	The Partnership Interest of an Incapacitated General Partner shall be converted into that of a Limited Partner with the same rights under Article IV as such Incapacitated General Partner has prior to its Incapacity to share in Income, Loss, Net Interest Income, Net Residual Proceeds and Liquidation Proceeds. However, any Incapacitated General Partner which becomes a Limited Partner pursuant to this paragraph (c) shall not have the right to participate in the management of the affairs of the Partnership or to vote on any matter requiring the Consent of the Limited Partners and shall not be entitled to any portion of the Income, Loss, Net Interest Income, Net Residual Proceeds or Liquidation Proceeds payable to the class comprised of Limited Partners and BUC Holders. Notwithstanding the conversion of a Incapacitated General Partner's Partnership Interest, a successor or remaining General Partner shall have the right, but not the obligation, to acquire the Partnership Interest of the Incapacitated General Partner at the then fair market value of such Partnership Interest The fair market value of the Incapacitated General Partner's Partnership Interest shall be the sum of (i) the present value of future administrative fees and Net Interest Income which would be paid to the Incapacitated General Partner if the Incapacity had not occurred and (ii) the amount the Incapacitated General Partner would receive upon dissolution and termination of the Partnership, assuming that such dissolution or termination occurred on the date of the event causing the Incapacity and the assets of the Partnership were sold for their then fair market value without any compulsion on the part of the Partnership to sell such assets. The fair market value of such Partnership Interest shall be determined by agreement of the Incapacitated General Partner and the successor or remaining General Partner or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the Incapacitated General Partner and the successor or remaining General Partner.

(d)	All parties hereto hereby agree to take all actions and to execute all documents necessary or appropriate to effect the foregoing provisions of this
Section 6.04.

ARTICLE VIII

TRANSFERABILITY OF BUCS AND LIMITED PARTNERS' INTERESTS
Section 8.01.	Free Transferability of BUCs.

(a)	BUCs shall be issued in registered form only and shall be freely transferable (subject to compliance with federal or state securities law and Section 7.02 or 11.04 of this Agreement); provided, however, nothing in this Agreement shall impose any obligation on the General Partner, the Partnership or any transfer agent to restrict or place conditions on the transfer of BUCs.

(b)	BUCs may be transferred only on the books and records of the Partnership.

(c)	A Person shall be recognized as a BUC Holder for all purposes on the books and records of the Partnership as of the day on which the General Partner (or other transfer agent appointed by the General Partner) receives evidence of the transfer of a BUC to such Person which is satisfactory to the General
Partner. All BUC Holder rights, including voting rights, rights to receive distributions and rights to receive reports, and all allocations in respect of BUC Holders, including allocations of Income and Loss, will vest in, and be allocable to, each BUC Holder as of the close of business on such day.

(d)	In order to record a transfer of a BUC on the Partnership's books and records, the General Partner may require such evidence of transfer or assignment and authority of the transferor or assignor, including signature guarantees, and such additional documentation as the General Partner may determine.






(e)	The General Partner is hereby authorized to do all things necessary in order to register the BUCs under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission, to qualify the BUCs with state securities regulatory authorities or to perfect exemptions from qualification, to cause the BUCs to be listed on The NASDAQ Stock Market or a national stock exchange and to any other actions necessary to allow the resale of BUCs by the BUC Holders.

Section 8.02.	Restrictions on Transfers of BUCs and of Interests of Limited
Partners Other Than the Initial Limited Partner.

(a)	If any sale, assignment, pledge or transfer of a Limited Partnership
Interest, other than by the Initial Limited Partner, or of a BUC, when considered with all other sales, assignments, pledges or transfers of Partnership Interests and BUCs within the previous 12-month period, may result in the transfer (within the meaning of Section 708 of the Code and Regulations promulgated thereunder) of more than 45% of the Partnership Interest and BUCs, then the sale, assignment, pledge or transfer of a Limited Partnership Interest or a BUC may be suspended or deferred by the General Partner; provided, however, that the General Partner will have no obligation to suspend or defer any such sale, assignment, pledge or transfer. The seller, assignor, pledgor or transferor shall be notified of such deferral, and any transaction deferred pursuant to this provision shall be effected (in chronological order to the extent practicable) as of the first day of the next succeeding period as of which such transaction can be effected without either termination of the Partnership for tax purposes or any material adverse effects from such termination. In the event transactions are suspended, the General Partner shall give written Notice of such suspension to all Limited Partners and BUC Holders as soon as practicable.

(b)	A Limited Partner (other than the Initial Limited Partner) may assign his
Limited Partnership Interests only by a duly executed written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement. Within 30 days after an assignment of Limited Partnership Interests (other than by the Initial Limited Partner) which occurs without a transfer of record ownership of such Limited Partnership Interests, the assignor shall give Notice of such assignment to the General Partner.

(c)	The provisions of this Section 7.02 and of Section 7.03 shall not apply to the transfer and assignment by the Initial Limited Partner of Limited
Partnership Interests to BUC Holders in accordance with Section 11.01(a).

Section 8.03.	Assignees of Limited Partners Other Than the Initial Limited
Partner.

(a)	If a Limited Partner other than the Initial Limited Partner dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or, if he becomes Bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the deceased or incompetent Limited Partner possessed to assign all or any part of his Limited Partnership Interests and to join with the assignee thereof in satisfying any conditions precedent to such assignee becoming a Limited Partner. The Incapacity of a Limited Partner shall not dissolve the Partnership.

(b)	The Partnership need not recognize for any purpose any assignment of all or any fraction of the Limited Partnership Interests of a Limited Partner other than the Initial Limited Partner unless there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of the instrument effecting such assignment, and unless such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, contains a representation that such assignment was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the General Partner.

(c)	Any Limited Partner other than the Initial Limited Partner who shall assign all of his Limited Partnership Interests shall cease to be a Limited Partner of the Partnership, except that unless and until a Limited Partner is admitted in his place, such assigning Limited Partner shall retain the statutory rights and liabilities of an assignor of a limited partnership interest under the Act.

(d)	An assignee of Limited Partnership Interests (other than a BUC Holder) may become a Limited Partner only if each of the following conditions is satisfied:

(i)	the instrument of assignment sets forth the intentions of the assignor that the assignee succeed to the assignor's Limited Partnership Interest in his place;

(ii)	the assignee shall have fulfilled the requirements of Sections 7.03(b)
and 12.03(b);

(iii)	the assignee shall have paid all reasonable legal fees and filing costs incurred by the Partnership in connection with his substitution as a Limited Partner; and

(iv)	the assignee shall have received the Consent of the General Partner, which Consent the General Partner may withhold in its sole discretion.

(e)	This Agreement and the Certificate shall be amended as necessary to recognize the admission of any Limited Partners and shall be submitted in a timely manner for filing with the Delaware Secretary of State. Assignees of Limited Partnership Interests (other than a BUC Holder) shall be recognized as such, to the extent set forth in Section 7.03(b) or 7.03(d), as of the day on which the Partnership has received the instrument of assignment and all of the other conditions to the assignment are satisfied.

(f)	An assignee of Limited Partnership Interests (other than a BUC Holder) who does not become a Limited Partner and who desires to make a further assignment of his Limited Partnership Interests shall be subject to all of the provisions of this Article VII to the same extent and in the same manner as a Limited
Partner desiring to make an assignment of Limited Partnership Interests.

Section 8.04.	Joint Ownership of Interests.  Subject to the other provisions of this Agreement, a Limited Partnership Interest or BUC may be acquired by two or more Persons, who shall, at the time they acquire such Limited Partnership Interest or BUC, indicate to the Partnership whether the Limited Partnership Interest or BUC is being held by them as joint tenants with the right of survivorship, as tenants-in-common or as community property. In the absence of any such designation, joint owners shall be presumed to hold such Limited Partnership Interest or BUC as tenants-in-common. The Consent of such joint Limited Partners or BUC Holders shall not require the action or vote of all owners of any such jointly held Limited Partnership Interest or BUC.

ARTICLE IX

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP
Section 9.01.	Events Causing Dissolution.

(a)	The Partnership shall dissolve upon the happening of any of the following events:

(i)	ninety days following the Incapacity of a General Partner who is at that time the sole General Partner, unless all of the remaining Partners (it being understood that, notwithstanding any other provision herein to the contrary, for purposes of this provision the Initial Limited Partner shall act solely in accordance with the direction of a majority in interest of the BUC Holders) agree in writing to continue the business of the Partnership and a successor General Partner satisfying the standards set forth in Section 6.02 is designated within 90 days of the occurrence of such an Incapacity;

(ii)	the passage of 180 days after the repayment, sale or other disposition of all of the Mortgage Investments and substantially all other assets, if any, held by the Partnership;

(iii)	the election by a majority in interest of the Limited Partners
(including the Initial Limited Partner voting on behalf of the BUC Holders) pursuant to Section 10.02(a)(iii) or the election by the General Partner to dissolve the Partnership pursuant to Section 5.04(e) with the Consent of a majority in interest of the Limited Partners thereto;

(iv)	the expiration of the term of the Partnership specified in Section 2.04;
or

(v)	any other event causing the dissolution of the Partnership under the laws of the State of Delaware.






(b)	Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a certificate of cancellation is filed with the Delaware Secretary of State and the assets of the Partnership are distributed as provided in Section 8.02. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners shall continue to be governed by this Agreement.

(c)	The obligations imposed on the General Partner by Article IX of the
Agreement will cease upon the termination of the Partnership.

Section 9.02.	Liquidation.

(a)	Upon dissolution of the Partnership, unless all of the Partners elect to reform the Partnership (it being understood that, notwithstanding any other provision herein to the contrary, for purposes of this provision the Initial Limited Partner shall act solely in accordance with the direction of a majority in interest of the BUC Holders), the General Partner shall liquidate the assets of the Partnership and shall apply and distribute the proceeds thereof as contemplated by this Section 8.02 and Article IV and cause the cancellation of the Certificate in accordance with the Act. If there is no General Partner, a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) may elect a liquidator to liquidate the assets of the Partnership and perform the functions of the General Partner set forth in this Section 8.02.

(b)	After payment of the expenses of the liquidation and of liabilities owing to creditors of the Partnership (including the repayment of any loans from the General Partner or its Affiliates), the General Partner may set aside as a reserve such amount as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership which may be paid over by the General Partner to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations, and, at the expiration of such period as the General Partner may deem advisable, the amount in such reserve shall be distributed in the manner set forth in Section 4.02(b) among the Partners and BUC Holders who would have been entitled to receive such amounts had such amounts not been placed in such reserves.

(c)	Notwithstanding the foregoing, if the General Partner or liquidator shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners or the BUC Holders, the General Partner or liquidator may, after giving Notice to the Limited Partners and BUC
Holders, and to the extent not then prohibited by any applicable law of any jurisdiction in which the Partnership is then formed or qualified, defer liquidation and withhold from distribution for a reasonable time any assets of the Partnership, except those assets necessary to satisfy the Partnership's debts and obligations.

ARTICLE X

BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

Section 10.01.	Books and Records.  The Partnership shall maintain its books and records at its principal office. The Partnership's books and records shall be available during ordinary business hours for examination and copying there at the reasonable request, and at the expense, of any Partner or BUC Holder or his duly authorized representative, or copies of such books and records may be requested in writing by any Partner or BUC Holder or his duly authorized representative, provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Partner or BUC Holder making such request. The Partnership's books and records shall include the following:

(a)	a current list of the full name, last known home or business address and
Partnership Interest of each Partner and BUC Holder set forth in alphabetical order;

(b)	a copy of this Agreement and the Certificate, together with executed copies of any powers of attorney pursuant to which such Certificate, and any amendments thereto, have been executed;

(c)	copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years; and



(d)	copies of all financial statements of the Partnership for the three most recent years.

Section 10.02.	Accounting Basis and Fiscal Year.  The books and records of the
Partnership initially shall be kept on the accrual method. The Partnership will use a fiscal year identical to its taxable year. Unless permission is granted by the Internal Revenue Service to use a taxable year other than the calendar year, the Partnership will use a calendar year taxable year. The Partnership shall not make an election under Section 754 of the Code.

Section 10.03.	Reports.

(a)	Within 60 days after the end of each of the first three quarters of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or a BUC Holder during such quarter a balance sheet and statements of income, changes in Partners' capital and cash flow of the Partnership (all prepared in accordance with generally accepted accounting principles but none of which need be audited) and a statement showing distributions of Net
Interest Income and Net Residual Proceeds during such quarter, which need not be audited, together with a report of the activities of the Partnership during such quarter.

(b)	Within 75 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or a BUC Holder at any time during the year then ended such tax information relating to the Partnership as shall be necessary for the preparation by such Limited Partner or BUC Holder of his federal income tax return and required state income and other tax returns.

(c)	Within 120 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or BUC Holder at any time during the year then ended a report including (i) the balance sheet of the Partnership as of the end of such year and statements of income, changes in Partners' capital and cash flow of the Partnership for such year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Accountants containing an opinion of the Accountants, (ii) a report of the activities of the Partnership during such year and (iii) a statement (which need not be audited) showing cash distributions per Limited Partnership Interest and per BUC during such year in respect of such year, which statement shall identify distributions of (a) Net Interest Income and Net Residual Proceeds received by the Partnership during such year, (b) Net Interest Income and Net Residual Proceeds received during prior years which had been held in the Reserve and (c) cash placed in Reserves during such year. The Partnership's annual report will include a detailed statement of (i) the amount of the fees, if any, paid to the General Partner pursuant to Section 5.05(e) hereof and (ii) the amounts actually reimbursed to the General Partner and its Affiliates pursuant to Section 5.05(b) hereof.
The Accountants will certify that the amounts actually reimbursed to the General Partner pursuant to Section 5.05(b) were costs incurred by the General Partner in connection with the conduct of the business and affairs of the Partnership or the acquisition and management of its assets and were permissible reimbursements under this Agreement. The methods of verification used by the Accountants will be in accordance with generally accepted auditing standards and include such tests of the accounting records and other auditing procedures which the Accountants consider appropriate.

Section 10.04.	Designation of Tax Matters Partner.  The General Partner is
hereby authorized to designate itself or any other General Partner as Tax Matters Partner of the Partnership, as provided in Section 6231 of the Code and the Regulations promulgated thereunder. Each Partner, by execution of this Agreement, and each BUC Holder, by acceptance of his BUCs, consents to such designation of the General Partner as the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence the appointment of the General Partner as such.












Section 10.05.	Expenses of Tax Matters Partner.  The Partnership shall
reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, and shall indemnify him for claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners and BUC Holders. The payment of all such expenses and indemnification shall be made before any distributions are made from Net Interest Income, Net Residual Proceeds or Liquidation Proceeds. Neither the General Partner, nor any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner, and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.09 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

ARTICLE XI

MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS
AND BUC HOLDERS

Section 11.01.	Meetings.

(a)	The General Partner may call a meeting of the Limited Partners and BUC
Holders for any purpose or call for a vote of the Limited Partners and BUC Holders without a meeting or otherwise solicit the consent of the Limited Partners and BUC Holders at any time and the General Partner shall call for such a meeting or vote without a meeting or solicit the consents of the Limited Partners and BUC Holders upon receipt of a written request for such a meeting, vote or solicitation signed by 10% or more in interest of the Limited Partners (it being understood that the Initial Limited Partner will act in accordance with the directions of the BUC Holders). Any such meeting shall be held not less than 15 days nor more than 60 days after the receipt of such request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at such meeting, and no matter may be acted upon at the meeting other than as set forth in such request or as otherwise permitted by the General Partner. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner or, if the meeting is called upon the request of the Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders), as designated by such Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders).

(b)	Notice of any meeting to be held pursuant to Section 10.01(a) shall be given (in person or by certified mail) within 10 days of the receipt by the General Partner of the request for such meeting to each Limited Partner at his record address, or at such other address which he may have furnished in writing to the General Partner and to the BUC Holders at the address shown on the Partnership's books and records kept in accordance with Section 9.01.
Such Notice shall state the place, date and hour of the meeting and shall indicate that the Notice is being issued at the direction of, or by, the Partner(s) calling the meeting. The Notice shall state the record date established in Section 10.01(c) and state the purpose of the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Limited Partners (including the Initial Limited Partner acting for and at the direction of the BUC Holders) considered as a class shall constitute a quorum at all meetings of the Partners and BUC Holders; provided, however, that if no such quorum is present, holders of a majority in interest of the Limited Partners considered as a class (it being understood that the Initial Limited Partner shall be present at the direction of the BUC Holders and only to the extent of such direction) so present or so represented may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of Limited Partners and BUC Holders need be given (i) to any Limited Partner or BUC Holder who attends in person or is represented by proxy, except for a Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or (ii) to any Limited Partner or BUC Holder entitled to such Notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.




(c)	For the purpose of determining the Limited Partners entitled to vote at any meeting of the Limited Partners and BUC Holders, and the BUC Holders entitled to receive Notice of and direct the voting of the Initial Limited Partner at any such meeting, or any adjournment thereof, or to act by written Consent without a meeting, the General Partner or the Limited Partners or the BUC Holders requesting such meeting or vote pursuant to Section 11.03(a) may fix, in advance, a date as the record date of any such determination of Limited Partners and BUC Holders. Such date shall not be more than 60 days nor less than 15 days before any such meeting or not more than 60 days prior to the initial solicitation of Consents from the Limited Partners and BUC Holders.

(d)	At each meeting of Limited Partners and BUC Holders, the Limited Partners
and BUC Holders present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

Section 11.02.	Voting Rights of Limited Partners and BUC Holders.

(a)	Subject to Section 10.03, a majority in interest of the Limited Partners
(it being understood that the Initial Limited Partner shall act at the direction of the BUC Holders), without the concurrence of the General Partner, may: (i) amend this Agreement, provided that the concurrence of the General Partner shall be required for any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner; (ii) approve or disapprove the sale or other disposition of all or substantially all of the Partnership's assets in a single transaction in the circumstances provided by Section
5.04(c); (iii) dissolve the Partnership; and (iv) remove any General Partner and elect a successor therefor, which successor shall become a General Partner only in accordance with Section 6.02. Amendments to this Agreement may be proposed at any time by a writing signed by 10% or more in interest of the Limited Partners (it being understood that the Initial Limited Partner will act in accordance with the direction of the BUC Holders).

(b)	A Limited Partner shall be entitled to cast one vote for each Limited
Partnership Interest which he owns, and a BUC Holder shall be entitled to direct the Initial Limited Partner to cast one vote for each BUC which he owns (it being understood that the Initial Limited Partner will act at the direction of the BUC Holders) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the adjournment sine die of such meeting. In the alternative, BUC Holders may Consent to actions without a meeting, by a signed writing identifying the action taken or proposed to be taken. Every proxy must be signed by the Limited Partner or BUC Holder or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner or the BUC Holder executing it by Notice to the Person to whom the proxy was given. Written Consents may be irrevocable if stated in a writing delivered to BUC Holders at the time at which their Consent is solicited. Only the votes or Consents of Limited Partners or BUC Holders of record on the record date established pursuant to Section 10.01(c), whether at a meeting or otherwise, shall be counted. The General Partner shall not be entitled to vote in its capacity as General Partner. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners and BUC Holders, except to the extent such laws are inconsistent with this Agreement. The BUC Holders may give proxies only to the Initial Limited Partner. The Initial Limited Partner will vote in accordance with the directions of the BUC Holders so that each BUC will be voted separately.

(c)	Reference in this Agreement to a specified percentage in interest of the
Limited Partners and BUC Holders means the Limited Partners and BUC Holders whose combined Capital Contributions (it being understood that the BUC
Holders' Capital Contributions were made by the Initial Limited Partner) represent the specified percentage of the Capital Contributions of all Limited Partners and BUC Holders.









Section 11.03.	Opinion Regarding Effect of Action by Limited Partners and BUC
Holders. Prior to any vote or Consent by Limited Partners or BUC Holders that might (i) materially affect the tax status of the Partnership, (ii) impair the limited liability of the Limited Partners or BUC Holders, or (iii) result in the dissolution or termination of the Partnership, the Partnership will provide Limited Partners and BUC Holders written advice from Counsel as to the possible and most likely consequences of such vote or Consent with respect thereto.

Section 11.04.	Other Activities.  The Limited Partners and BUC Holders may
engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation serving as general or limited partners of other partnerships which own, either directly or through interests in other partnerships, investments similar in nature to the Mortgage Investments. Neither the Partnership nor any of the Partners or BUC Holders shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.

ARTICLE XII

ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS TO
BUC HOLDERS AND RIGHTS OF BUC HOLDERS

Section 12.01.	Assignment of Limited Partnership Interests to BUC Holders.

(a)	Except as otherwise provided herein, the Initial Limited Partner, by the execution of this Agreement, irrevocably assigns to the Persons who are BUC Holders of the Prior Partnership as of the record date established therefor by the General Partner, all of the Initial Limited Partner's rights and interest in its Partnership Interests. The rights and interest so transferred and assigned shall include, without limitation, the following:

(i)	all rights to receive distributions of Net Interest Income pursuant to
Section 4.01;

(ii)	all rights to receive Net Residual Proceeds and Liquidation Proceeds pursuant to Section 4.02;

(iii)	all rights in respect of allocations of Income and Loss pursuant to
Sections 4.03 and 4.04;

(iv)	all rights in respect of determinations of allocations and distributions pursuant to Section 4.05;

(v)	all rights to inspect records and to receive reports pursuant to Article
IX;

(vi)	all rights to vote on Partnership matters pursuant to Article X; and

(vii)	all rights which Limited Partners have, or may have in the future, under the Act, except as otherwise provided herein.

All Persons becoming BUC Holders shall be bound by the terms and conditions of, and shall be entitled to all rights of, Limited Partners under this Agreement.

(b)	The Initial Limited Partner shall remain as Initial Limited Partner on the books and records of the Partnership notwithstanding the assignment of all of its Limited Partnership Interest until such time as the Initial Limited
Partner transfers its position as Initial Limited Partner to another Person with the Consent of the General Partner. Other than pursuant to Section
11.01(a), the Initial Limited Partner may not transfer or assign a Limited Partnership Interest without the prior written Consent of the General Partner.














(c)	The General Partner, by the execution of this Agreement, irrevocably
Consents to and acknowledges on behalf of itself and the Partnership that (i) the foregoing assignment pursuant to Section 11.01(a) by the Initial Limited Partner to the BUC Holders of the Initial Limited Partner's rights and interest in the Limited Partnership Interests is valid and binding on the Partnership and the General Partner, and (ii) the BUC Holders are intended to be third-party beneficiaries of all rights and privileges of the Initial Limited Partner in respect of the Limited Partnership Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Initial Limited Partner's rights and privileges in respect of the Limited Partnership Interests assigned to the BUC Holders may be exercised by the BUC Holders, including, without limitation, those listed in Section 11.01(a).

Section 12.02.	Rights of BUC Holders.

(a)	Limited Partners (including the Initial Limited Partner but only with respect to its own Limited Partnership Interests) and BUC Holders shall share pari passu on the basis of one Limited Partnership Interest for one BUC, and shall be considered as a single class with respect to all rights to receive distributions of Net Interest Income, Net Residual Proceeds and Liquidation Proceeds, allocations of Income and Loss, and other determinations of allocations and distributions pursuant to this Agreement.

(b)	Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy or by written Consent), as a single class with each entitled to one vote.

(c)	A BUC Holder is entitled to the same duty (including any fiduciary duty created by law) from the General Partner as the General Partner owes to a Limited Partner and may sue the General Partner to enforce the same. A BUC Holder may bring a derivative action against any Person (including the General Partner) to enforce any right of the Partnership to recover a judgment to the same extent as a Limited Partner has such a right under the Act.

(d)	A BUC Holder is not a Limited Partner and has no right to be admitted to the Partnership as such.

Section 12.03.	Voting by the Initial Limited Partner on Behalf of BUC Holders.

(a)	Subject to Section 8.01(a)(i), the Initial Limited Partner hereby agrees that, with respect to any matter on which a vote of the Limited Partners is taken, the Consent of the Limited Partners is required or any other action of the Limited Partners is required or permitted, it will not vote its Limited Partnership Interest or grant such Consent or take such action (other than solely administrative actions as to which the Initial Limited Partner has no discretion) except for the sole benefit of, and in accordance with the written instructions of, the BUC Holders with respect to their BUCs. The Initial Limited Partner (or the Partnership on behalf of the Initial Limited Partner) will provide Notice to the BUC Holders containing information regarding any matters to be voted upon or as to which any Consent or other action is requested or proposed. The Partnership and the General Partner hereby agree to permit BUC Holders to attend any meetings of Partners and the Initial
Limited Partner shall, upon the written request of BUC Holders owning BUCs which represent in the aggregate 10% or more of all of the outstanding BUCs, request the General Partner to call a meeting of Partners pursuant to Section
10.01 or to submit a matter to the Initial Limited Partner without a meeting pursuant to this Agreement. The General Partner shall give the BUC Holders Notice of any meeting to be held pursuant to Section 10.01(a) at the same time and manner as such Notice is required to be given to the Initial Limited
Partner pursuant to Section 10.01(b).

(b)	The Initial Limited Partner will exercise its right to vote or Consent to any action under this Agreement in accordance with the written instructions of holders of BUCs outstanding as of the relevant record date. In addition, holders of a majority of the BUCs outstanding may instruct the Initial Limited Partner to take, and upon receipt of such instruction, the Initial Limited Partner shall take, the actions permitted by Section 10.02.








(c)	The Initial Limited Partner will mail to any BUC Holder (at the address shown on the Partnership's records kept in accordance with Section 9.01(a)) any report, financial statement or other communication received from the Partnership or the General Partner with respect to the Limited Partnership Interests held by the Initial Limited Partner (including, without limitation, any financial statement or report or tax information provided pursuant to
Section 9.03). In lieu of mailing of any such document by the Initial Limited Partner, the Initial Limited Partner may, at its option, request the General Partner to mail any such communications directly to the BUC Holders, and the Initial Limited Partner shall be deemed to have satisfied its obligations under this Section 11.03(b) upon its receipt of written notification from the General Partner that any such communication has been mailed, postage prepaid, to all of the BUC Holders at the addresses shown on the Partnership's records.

Section 12.04.	Preservation of Tax Status.  With the Consent of each BUC
Holder so affected, the General Partner may at any time cause such BUC Holder to become a Limited Partner and may take such other action with respect to the manner in which BUCs are being or may be transferred or traded as it may deem necessary or appropriate, in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for federal income tax purposes or to insure that BUC Holders will be treated as limited partners for federal income tax purposes.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01.	Appointment of the General Partner as Attorney-in-Fact.

(a)	Each Limited Partner by the execution of this Agreement irrevocably constitutes and appoints, with full power of substitution, the General Partner as his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

(i)	the Certificate and amendments thereto, and all certificates and other instruments (including counterparts of this Agreement), and any amendments thereof, which any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act on the date thereof) in a jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners and BUC Holders;

(ii)	any other instrument or document which may be required to be filed by the
Partnership under federal law or under the laws of any state in which any such Person deems it advisable to file;

(iii)	all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

(iv)	any instrument or document, including amendments to this Agreement, which may be required to effect the continuation of the Partnership, the admission of a Limited Partner or an additional or successor General Partner or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement) or to reflect any reductions in amount of Capital Accounts.

(b)	The appointment by each Limited Partner of each of such Persons as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and such power shall survive the Incapacity of any Person hereby giving such power and the transfer or assignment of all or any part of the Limited Partnership Interests of such Person; provided, however, that in the event of a transfer by a Limited Partner of all or any part of his Limited Partnership Interests, the foregoing power of attorney shall survive such transfer only until such time as the transferee is admitted to the Partnership as a Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect such substitution.

Section 13.02.	Signatures.  Each Limited Partner and any additional or
successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments in such manner and at such time as the General Partner shall determine. By so signing, each Limited Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided, however, that no such counterpart shall be binding unless and until it has been accepted by the General Partner.

Section 13.03.	Amendments.

(a)	In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement or the Certificate from time to time by the General Partner, without the Consent of the Limited Partners or the BUC Holders, (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner in this Agreement;
(ii) to cure any ambiguity or correct or supplement any provision in this Agreement which may be inconsistent with the manifest intent of this Agreement, if such amendment is not materially adverse to the interests of Limited Partners and BUC Holders in the sole judgment of the General Partner;
(iii) to delete or add to any provision of this Agreement required to be deleted or added to based upon comments by the staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner; (iv) to delete, add or revise any provision of this Agreement that may be necessary or appropriate, in the General Partner's judgment, to insure that the Partnership will be treated as a partnership, and that each BUC Holder and each Limited Partner will be treated as a limited partner, for federal income tax purposes; (v) to reflect the withdrawal, removal or admission of Partners; and (vi) to reflect a change in the name or address of the Partnership's registered agent in the State of Delaware; provided, however, that no amendment shall be adopted pursuant to this Section 12.03(a) unless the adoption thereof (A) is consistent with Section 5.01 and is not prohibited by Section 5.04; (B) does not affect the distribution of Net
Interest Income, Net Residual Proceeds or Liquidation Proceeds or the allocation of Income or Loss (except as provided in Section 5.10); (C) does not, in the sole judgment of the General Partner after consultation with Counsel, affect the limited liability of the Limited Partners or the BUC
Holders or cause the Partnership not to be treated as a partnership for federal income tax purposes; and (D) does not amend this Section 12.03(a).

(b)	If this Agreement shall be amended as a result of substituting a Limited
Partner, the amendment to this Agreement shall be signed by the General
Partner, the Person to be substituted and the assigning Limited Partner. If this Agreement shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by the other General Partners and by such additional General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner and by the remaining or successor General
Partner.  In the event the withdrawing General Partner or the assigning
Limited Partner does not sign such an amendment within 30 days following its withdrawal or substitution, the remaining or successor General Partners are hereby appointed by the withdrawing General Partner or the assigning Limited Partner as its attorney-in-fact for purposes of signing such amendment.

(c)	In making any amendments, there shall be prepared and filed by the General
Partner for recording such documents and certificates as shall be required to be prepared and filed under the Act and in any other jurisdictions under the laws of which the Partnership is then qualified.

Section 13.04.	Binding Provisions.  The covenants and agreements contained
herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

Section 13.05.	Applicable Law.  This Agreement shall be governed by and
construed and enforced in accordance with the internal laws of the State of Delaware.

Section 13.06.	Separability of Provisions.  Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

Section 13.07.	Captions.  Article and Section titles are for descriptive
purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

Section 13.08.	Entire Agreement.  This Agreement, together with Schedule A
hereto, sets forth all, and is intended by all parties to be an integration of all, of the promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth, incorporated or contemplated in this Agreement.

 IN WITNESS WHEREOF, the parties have signed this Agreement as of the [    ]
day of [                    ], 1998.

                                          GENERAL PARTNER:

                                          AMERICA FIRST CAPITAL ASSOCIATES
                                          LIMITED PARTNERSHIP TWO
                                          By	America First Companies L.L.C.,
                                            	General Partner


                                          By
                                            --------------------------------
                                            Michael B. Yanney, President

                                          INITIAL LIMITED PARTNER:

                                          AMERICA FIRST FIDUCIARY
                                          CORPORATION NUMBER FIVE


                                          By
                                            --------------------------------
                                            Michael B. Yanney, President









































 SCHEDULE A

GENERAL PARTNER:

     America First Capital	    $[            ]
     Associates Limited
     Partnership Two
     Suite 400
     1004 Farnam Street
     Omaha, NE  68102

INITIAL LIMITED PARTNER:

     America First Fiduciary	    $[            ]
     Corporation Number Five
     Suite 400
     1004 Farnam Street
     Omaha, NE  68102



























































APPENDIX B
AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (this "Agreement") is entered into as of April 10, 1998 by and between AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED PARTNERSHIP, a Delaware limited partnership (the "the Existing Fund") whose principal office is located at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102 and AMERICA FIRST TAX EXEMPT INVESTORS L.P., a Delaware limited partnership (the New Fund") whose principal office is located at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102.

WHEREAS, the Existing Fund is a limited partnership duly formed and existing under the laws of the State of Delaware, having been formed on November 11, 1985, whose sole general partner is America First Capital Associates Limited Partnership Two ("AFCA 2") and whose sole limited partner is America First Fiduciary Corporation Number Five ("AFFC 5"); and

WHEREAS, the New Fund is a limited partnership duly formed and existing under the laws of the State of Delaware, having been formed on April 2, 1998, whose sole general partner is AFCA 2 and whose sole limited partner is AFFC 5; and

WHEREAS, upon the terms and conditions set forth herein, the Existing Fund and the New Fund agree to merge, with the New Fund as the surviving limited partnership;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and undertakings of the parties set forth below, the parties agree as follows:

Section 1.	The Merger.  At the effective time, the separate existence of the
Existing Fund shall cease and the Existing Fund shall be merged with and into the New Fund, which shall continue its existence and be the limited partnership surviving the merger (the "Merger"). Consummation of the Merger shall be effected by the filing of a Certificate of Merger (the "Merger Certificate") in the State of Delaware, in substantially the form attached hereto as Exhibit A.

Section 2.	Governing Laws.  The laws that shall govern the New Fund as the surviving limited partnership are the laws of the State of Delaware.

Section 3.	Certificate of Limited Partnership and Agreement of Limited
Partnership.

(a)	The certificate of limited partnership of the New Fund at the effective time of the Merger shall become and continue to be the certificate of limited partnership of the New Fund as the surviving limited partnership until changed as provided therein and by law.

(b)	The agreement of limited partnership of the New Fund at the effective time of the Merger (the "Partnership Agreement") shall become and continue to be the agreement of limited partnership of the New Fund as the surviving limited partnership until altered or amended in accordance with the provisions thereof.

Section 4.	Partners.  AFCA 2 and AFFC 5 shall continue to be the general partner and initial limited partner, respectively, of the New Fund at the effective time of the Merger.

Section 5.	Terms of Conversion of BUCs.  Upon the effective time of the
Merger, by virtue of the Merger and without any action on the part of the parties, each beneficial unit certificate representing an assignment of a beneficial interest in a limited partnership interest in the Existing Fund ("the Existing Fund BUCs") outstanding immediately prior to the effective time of the Merger shall be cancelled and extinguished and the Existing Fund shall be merged with and into the New Fund. Holders of the Existing Fund BUCs shall each receive one beneficial unit certificate representing an assignment of a beneficial interest in a limited partnership interest in the New Fund ("the New Fund BUCs") for each Existing Fund BUC they own as of the applicable record date.









Section 6.	Rights and Liabilities.  At the effective time of the merger, the
New Fund shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, powers and franchises both of a public and a private nature and be subject to all the restrictions, disabilities and duties of the Existing Fund; and all rights, privileges, powers and franchises of the Existing Fund and all property, real, personal and mixed, and all debts due to said the Existing Fund on whatever account, for the Existing Fund BUC subscriptions as well as for all other things in action or belonging to said limited partnership, shall be vested in the New Fund; and all property, rights, privileges, powers, franchises and interests shall be thereafter as effectively the property of the New Fund as they were of the Existing Fund, and the title to any real estate vested by deed or otherwise in said the Existing Fund shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of said the Existing Fund shall be preserved unimpaired, and all debts, liabilities and duties of said the Existing Fund shall thenceforth attach to the New Fund and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the New Fund.

Section 7.	Conditions to Merger.  The obligation of the Existing Fund and of the New Fund to consummate the transactions contemplated hereby shall be subject to the satisfaction or written waiver by the Existing Fund and the New Fund on or prior to the effective date of the Merger of each of the following conditions:

(a)	The holders of at least a majority of the outstanding Existing Fund BUCs consent to the Merger by the date established by AFCA 2 as the date upon which such consent must be received and which shall be no earlier than 60 days after the effective date of the registration statement referred to in (b) below or such later date as AFCA 2 may subsequently establish in its sole discretion;

(b)	A registration statement on Form S-4 filed under the Securities Act of
1933, as amended (the "Act"), relating to the distribution of the the New Fund BUCs pursuant to the Merger has been declared effective under the Act by the Securities and Exchange Commission;

(c)	Appropriate clearance of the distribution of the the New Fund BUCs pursuant to the Merger has been obtained from each applicable state securities commission or administrator;

(d)	AFCA 2 shall have received, in form and substance acceptable to it, an opinion to the effect that for federal income tax purposes that holders of the Existing Fund BUCs as of the record date will not recognize any income, gain or loss as a result of the Merger; and

(e)	The New Fund BUCs have been approved for listing on The NASDAQ Stock
Market (NASDAQ National Market System).

Section 8.	Signatures.  This Agreement shall be signed on behalf of the
Existing Fund and the New Fund by a duly authorized officer of the general partner of AFCA 2 and attested by the secretary of the general partner of AFCA 2.

Section 9.	Termination.  This Agreement may be terminated by the action of the board of managers of the general partner of AFCA 2 acting in its capacity as the general partner of the general partner of the Existing Fund and of the New
Fund before or after the date that holders of a majority in interest of the
Existing Fund BUCs consent to the Merger.

Section 10.	Further Assurances.  The Existing Fund agrees that from time to time, as and when requested by the New Fund or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken such further or other action, as the New Fund may deem necessary or desirable in order to more fully vest in and confirm to the New Fund title to and possession of all said property, rights, privileges, powers and franchises and otherwise to carry out the intent and purposes of this Agreement.









 IN WITNESS WHEREOF, this Agreement has been duly authorized, executed and delivered by the parties on the date first set forth above.

                                   AMERICA FIRST TAX EXEMPT MORTGAGE FUND
                                   LIMITED PARTNERSHIP, a Delaware limited
                                   partnership

                                   By	America First Capital Associates Limited
                                      Partnership Two, General Partner

                                   By	America First Companies L.L.C., General
                                      Partner
                                   By    /s/ Michael Yanney
                                      ----------------------------------------
                                      Michael Yanney, President

Attest:

  /s/ Michael Thesing
------------------------------
Michael Thesing, Secretary

                                   AMERICA FIRST TAX EXEMPT INVESTORS L.P.,a
                                   Delaware limited partnership

                                   By	America First Capital Associates Limited
                                      Partnership Two, General Partner

                                   By	America First Companies L.L.C., General
                                      Partner


                                   By    /s/ Michael Yanney
                                      ----------------------------------------
                                      Michael Yanney, President

Attest:

  /s/ Michael Thesing
------------------------------
Michael Thesing, Secretary




































                                  EXHIBIT A

                           Certificate of Merger
                                     of
         America First Tax Exempt Mortgage Fund Limited Partnership,
                      a Delaware Limited partnership
                               with and into
                  America First Tax Exempt Investors L.P.,
                       a Delaware Limited partnership

This certificate is prepared pursuant to Section 17-211 of the Revised Uniform Limited Partnership Act of the State of Delaware.

It is hereby certified that:

1.	The constituent limited partnerships participating in the merger herein certified are: (i) America First Tax Exempt Mortgage Fund Limited Partnership, which is formed under the laws of the State of Delaware ("the Existing Fund"), and (ii) America First Tax Exempt Investors L.P., which is formed under the laws of the State of Delaware ("the New Fund").

2.	In accordance with Section 17-211 of the Revised Uniform Limited
Partnership Act of the State of Delaware, an agreement of merger (the "Merger Agreement") has been duly approved and executed by the Existing Fund and the New Fund.

3.	The name of the surviving limited partnership in the merger herein certified is America First Tax Exempt Investors L.P., which will continue its existence as said surviving limited partnership upon the effective time of said merger.

4.	The merger herein certified shall be effective upon the filing of this
Certificate with the Secretary of State of the State of Delaware.

5.	The executed Merger Agreement between the aforesaid constituent limited partnerships is on file at the principal place of business of the aforesaid surviving limited partnership, the address of which is Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102.

6.	A copy of the Merger Agreement will be furnished by the the New Fund, on request and without cost, to any partner of the Existing Fund or the New Fund or any person holding a beneficial unit certificate of the Existing Fund at the effective time of the merger.


































 Dated: [             ], 1998.

                                   AMERICA FIRST TAX EXEMPT
                                   MORTGAGE FUND LIMITED
                                   PARTNERSHIP, a Delaware limited
                                   partnership

                                   By	America First Capital Associates Limited
                                      Partnership Two, General Partner

                                   By	America First Companies L.L.C., General
                                      Partner

                                   By
                                      ----------------------------------------
                                      Michael Yanney, President

Attest:


-----------------------------
	Michael Thesing, Secretary

                                   AMERICA FIRST TAX EXEMPT
                                   INVESTORS L.P., a Delaware limited
                                   partnership

                                   By	America First Capital Associates Limited
                                      Partnership Two, General Partner

                                   By	America First Companies L.L.C., General
                                      Partner

                                   By
                                      ----------------------------------------
                                      Michael Yanney, President

Attest:


----------------------------
Michael Thesing, Secretary



































 STATE OF NEBRASKA	)
                  	)  SS.
 COUNTY OF DOUGLAS	)

Before me this [          ] day of [          ], 1998, Michael Yanney,
personally known to me to be the President of America First Companies L.L.C., a Delaware limited liability company in its capacity as the general partner of America First Capital Associates Limited Partnership Two which is the general partner of both the constituent parties to the subject merger, appeared and, being first duly sworn, did acknowledge the execution of the foregoing instrument on behalf of such companies.



                                   -------------------------------------------
                                   Notary Public




























































 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.  Exhibits and Financial Statements Schedules

(a)	Exhibits

4.1	Form of Beneficial Unit Certificate

4.2	Form of Agreement of Limited Partnership of the Registrant (included as
Appendix A to Consent Solicitation Statement/Prospectus contained in Part I hereof)

4.3	Agreement of Merger, dated April 10, between the Registrant and America
First Tax Exempt Mortgage Fund Limited Partnership (included as Appendix B to Consent Solicitation Statement/Prospectus contained in Part I hereof)

5.1	Opinion of Kutak Rock as to the legality of securities


8.1	Opinion of Kutak Rock as to certain tax matters

23.1	Consent of Coopers & Lybrand L.L.P.

23.2	Consent of Kutak Rock (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney


















































 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 15th day of April, 1998.

                                   AMERICA FIRST TAX EXEMPT
                                   INVESTORS, L.P.

                                   By	America First Capital Associates Limited
                                      Partnership Two, Its General Partner

                                   By	America First Companies L.L.C., Its
                                      General Partner

                                   By	/s/ Michael Yanney
                                      ----------------------------------------
                                      Michael Yanney, President and Chief
                                      Executive Officer

























































 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on dates indicated opposite their names.

Signature	                       Date	                    Title

/s/ Michael Yanney	   	     April 15, 1998    Chairman of the Board, President
------------------------                      And Chief Executive Officer
Michael Yanney

/s/ Michael Thesing*		      April 15, 1998	   Secretary and Chief Financial
------------------------                      Officer
Michael Thesing

/s/ William S. Carter*		    April 15, 1998	   Manager
------------------------
William S. Carter

/s/ George Kubat*		         April 15, 1998	   Manager
------------------------
George Kubat

/s/ Martin Massengale*		    April 15, 1998	   Manager
------------------------
Martin Massengale

/s/ Alan Baer*		            April 15, 1998	   Manager
------------------------
Alan Baer

/s/ Gail Walling Yanney*		  April 15, 1998	   Manager
------------------------
Gail Walling Yanney

/s/ Mariann Byerwalter*		   April 15, 1998	   Manager
------------------------
Mariann Byerwalter

*By Michael Yanney
 Attorney-in-fact

/s/ Michael Yanney
------------------------
Michael Yanney

































EXHIBIT 4.1
 Certificate No.                         	CUSIP 02364V 10 7

                AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

                     BENEFICIAL UNIT CERTIFICATE



THIS CERTIFICATES THAT
is the registered owner of                         Beneficial Unit
Certificates evidencing an assignment of a portion of the limited partner interest held by America First Fiduciary Corporation Number Five (the "Initial Limited Partner") in America First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Partnership"), and holds the same subject to the
terms of an Agreement of Limited Partnership, dated                   , 1998,
by and between America First Capital Associates Limited Partnership Two (the "General Partner") and the Initial Limited Partner, as it may be amended from time to time (the "Partnership Agreement"). Such Beneficial Unit Certificates are transferable on the books of the Partnership, subject to the limitations in the Partnership Agreement, by the holder hereof in person or by duly authorized attorney, on surrender of this certificate properly endorsed. All capitalized terms not otherwise defined herein have the meaning set forth in the Partnership Agreement.

IN WITNESS WHEREOF, the Initial Limited Partner has caused this instrument to be duly executed.

Dated:                       , 1998

                                              AMERICA FIRST FIDUCIARY
                                              CORPORATION NUMBER FIVE,
                                              Initial Limited Partner

                                              By
                                                 -----------------------------
                                                 Michael Yanney, President

                                              By
                                                 -----------------------------
                                                	Michael Thesing, Secretary

                                              SERVICE DATA CORPORATION,
                                              Transfer Agent

































 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	             UNIF GIFT MIN ACT-        Custodian
TEN ENT-	as tenants by the entireties	          (Cust)       (Minor)
JT TEN -	as joint tenants with right of 	       under Uniform Gifts to Minors
	        survivorship and not as 	                    Act
		       tenants in common                                 (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE




------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

--------------------------------------------- the Beneficial Unit Certificates
evidenced hereby in America First Tax Exempt Investors, L.P., and do hereby irrevocably constitute and appoint


------------------------------------------------------------------------------

to transfer the said Beneficial Unit Certificates on the books of the Partnership with full power of substitution in the premises.

NOTICE:  The signature(s) to
this assignment must correspond
with the name as written upon
the face of the Certificate in
every particular, without
alteration or enlargement or
any change whatever.		             In the presence of:


X                                                          Dated:
 -------------------------------   -----------------------       -------------
                                   Witness

X                                                          Dated:
 -------------------------------   -----------------------       -------------
                                   Witness





















EXHIBIT 5.1
April 16, 1998

America First Capital Associates
  Limited Partnership Two
Suite 400
1004 Farnam Street
Omaha, NE  68102

Re:	America First Tax Exempt Investors, L.P.

Ladies and Gentlemen:

We have acted as counsel to America First Capital Associates Limited Partnership Two (the "General Partner"), the general partner of America First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Partnership"), in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of beneficial unit certificates (the "BUCs") representing assigned limited partnership interests in the Partnership that will be issued in connection with the merger (the "Merger") of America First Tax Exempt Mortgage Fund Limited Partnership, a Delaware limited partnership (the "Tax Exempt Partnership"), and the Partnership pursuant to which (i) the separate existence of the Tax Exempt Partnership will cease and the Partnership will be the surviving partnership and will succeed to all of the assets and liabilities of the Tax Exempt Partnership and (ii) persons holding BUCs in the Tax Exempt Partnership will become BUC holders of the Partnership.

We are of the opinion that upon execution of the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the BUCs of the Partnership will be duly and validly authorized for issuance and, when issued in connection with the Merger, will be validly issued, fully paid and nonassessable (subject to possible liability of BUC holders to the Partnership under Delaware law with respect to certain distributions). In arriving at the foregoing opinion, we have relied upon our examination of, among other things, the form of the Partnership Agreement, the limited partnership agreement of the General Partner and the corporate records of America First Companies L.L.C. and certificates of various public officials.

 We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "LEGAL MATTERS" therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated pursuant thereto.

Sincerely,


	/s/   Kutak Rock


























EXHIBIT 8.1
April 16, 1998

America First Capital Associates
  Limited Partnership Two
Suite 400
1004 Farnam Street
Omaha, NE  68102

Re:	America First Tax Exempt Investors, L.P.

Ladies and Gentlemen:

We have acted as special tax counsel to America First Capital Associates Limited Partnership Two (the "General Partner"), a Delaware limited partnership which is the general partner of America First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Partnership"), in connection with the merger (the "Merger") of America First Tax Exempt Mortgage Fund Limited Partnership, a Delaware limited partnership (the "Tax Exempt Partnership"), with and into the Partnership pursuant to the Agreement of Merger, dated April 10, 1998, by and between the Partnership and the Tax Exempt Partnership (the "Merger Agreement") under which (i) the separate existence of the Tax Exempt Partnership will cease, and the Partnership will be the surviving partnership and will succeed to all of the assets and liabilities of the Tax Exempt Partnership and (ii) persons holding Beneficial Unit Certificates representing assigned limited partnership interests ("BUCs") in the Tax Exempt Partnership will become BUC holders of the Partnership. As a result thereof, the General Partner and limited partner of the Tax Exempt Partnership will acquire the same interests in the Partnership as they had in the Tax Exempt Partnership, and the persons holding BUCs in the Tax Exempt Partnership will acquire one BUC in the Partnership for each BUC they held in the Tax Exempt Partnership as of the effective date of the Merger. In connection therewith, we have been asked by the General Partner to render an opinion regarding the status of the Partnership for United States federal income tax purposes and certain federal income tax considerations relevant to the Merger. Any terms used in this letter but not herein defined will have the meanings ascribed to them in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the issuance of BUCs of the Partnership and the solicitation of the consent of the BUC holders of the Tax Exempt Partnership to the Merger.

 In rendering our opinion, we have examined certain documents, including:

1. the Registration Statement, including the Consent Solicitation
Statement/Prospectus contained therein (the "Prospectus");

2. the form of Agreement of Limited Partnership of the Partnership (the "Partnership Agreement");

3. the Certificate of Limited Partnership of the Partnership, as filed with the Secretary of State of the State of Delaware on April 2, 1998, and

4. the Merger Agreement.

As to various questions of fact which are material to the opinion set forth in this letter, we have relied upon certain representations, statements and information set forth in the foregoing documents. In addition, we have made such other investigations as we deemed necessary in connection with our opinion.

As to matters of federal income tax law, we have based our opinion upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the legislative history of the Code, the Treasury Department Income Tax Regulations promulgated and proposed under the Code (the "Regulations") and the interpretations of the Code and the Regulations by the Internal Revenue Service (the "Service") and by the courts as of the date of this letter. The provisions of the Code or of the Regulations may be amended or the interpretations of the Service or of the courts may change in a manner which would affect our opinions, and any such changes may have retroactive effect.







Discussion of Partnership Status

	The Partnership was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act on April 2, 1998. We have been advised by the General Partner that it has not filed, and will not file, an election with the Service for the Partnership to be treated as an association taxable as a corporation. Accordingly, we are of the opinion that the Partnership will be treated as a partnership for federal income tax purposes and that the holders of BUCs of the Partnership will be recognized as partners for federal income tax purposes.

Additional Federal Income Tax Considerations

In addition to the foregoing opinion, we are of the opinion that the information in the Prospectus under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION," to the extent that such information constitutes matters of federal income tax law, summaries of legal matters or legal conclusions, is correct in all material respects.

We are rendering no opinions regarding federal income tax or other matters except for those expressly set forth in this letter. This letter is being furnished to you solely for your benefit in connection with the Merger, and it may not be used, circulated, relied upon, filed or quoted by or to any other person, or used for any other purpose, without our prior written consent.

 We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "LEGAL MATTERS" therein. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated pursuant thereto.

Sincerely,



	/s/   Kutak Rock








































EXHIBIT 23.1
 CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on
Form S-4 (File No. 333-   	     ) of America First Tax Exempt Investors, L.P.
of our reports dated January 27, 1998, on our audits of the financial statements and financial statement schedules of America First Tax Exempt
Mortgage Fund Limited Partnership (the "Partnership") as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


						COOPERS & LYBRAND L.L.P.


Omaha, Nebraska
April 16, 1998	/s/  Coopers & Lybrand L.L.P.

























































EXHIBIT 24.1
 POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that the undersigned, a manager, officer or both, of America First Companies L.L.C., a Delaware limited liability company
(the "Company") which acts as the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the
"General Partner") which, in turn, acts as the general partner of America
First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Registrant"), hereby appoints Michael Thesing as my true and lawful attorney-in-fact to act for me and in my name and on my behalf, individually and as an officer or manager or both of the Company, to sign a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, and any amendment (including any post-effective amendments) and supplements thereto with respect to the registration of assigned limited partnership interests of the Registrant and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

	IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1998.


                                   /s/   Michael Yanney
                                   -------------------------------------------
                                  	Signature


                                   Michael Yanney
                                   -------------------------------------------
                                   Name (Please Print)


STATE OF NEBRASKA	 	)
               					) SS.
COUNTY OF 	DOUGLAS		)

	The undersigned, being a notary public for and in the above county and state, does hereby state that before me appeared Michael Yanney, being personally known to me to be a manager and/or officer of America First Companies L.L.C.
and who, being first duly sworn, did acknowledge that the foregoing power of attorney was executed by him or her and that such execution was his or her free act and deed.

Dated:  April 8, 1998	             /s/ Janet Pacula Roos
                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

    11/2/00
-----------------------------


























 POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that the undersigned, a manager, officer or both, of America First Companies L.L.C., a Delaware limited liability company
(the "Company") which acts as the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the
"General Partner") which, in turn, acts as the general partner of America
First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Registrant"), hereby appoints Michael Yanney as my true and lawful attorney-in-fact to act for me and in my name and on my behalf, individually and as an officer or manager or both of the Company, to sign a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, and any amendment (including any post-effective amendments) and supplements thereto with respect to the registration of assigned limited partnership interests of the Registrant and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

	IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1998.


                                   /s/   Michael Thesing
                                   -------------------------------------------
                                  	Signature


                                   Michael Thesing
                                   -------------------------------------------
                                   Name (Please Print)


STATE OF NEBRASKA	 	)
               					) SS.
COUNTY OF 	DOUGLAS		)

	The undersigned, being a notary public for and in the above county and state, does hereby state that before me appeared Michael Thesing, being personally known to me to be a manager and/or officer of America First Companies L.L.C.
and who, being first duly sworn, did acknowledge that the foregoing power of attorney was executed by him or her and that such execution was his or her free act and deed.

Dated:  April 8, 1998	             /s/ Nancy R. Targy
                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

    8/4/99
-----------------------------


























 POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that the undersigned, a manager, officer or both, of America First Companies L.L.C., a Delaware limited liability company
(the "Company") which acts as the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the
"General Partner") which, in turn, acts as the general partner of America
First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Registrant"), hereby appoints Michael Yanney and Michael Thesing, and each of them individually, as my true and lawful attorney-in-fact to act for me and in my name and on my behalf, individually and as an officer or manager or both of the Company, to sign a Registration Statement on Form S-4 under the Securities
Act of 1933, as amended, and any amendment (including any post-effective amendments) and supplements thereto with respect to the registration of assigned limited partnership interests of the Registrant and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

	IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of April, 1998.


                                   /s/   Gail Walling Yanney
                                   -------------------------------------------
                                  	Signature


                                   Gail Walling Yanney
                                   -------------------------------------------
                                   Name (Please Print)


STATE OF NEBRASKA	 	)
               					) SS.
COUNTY OF 	DOUGLAS		)

	The undersigned, being a notary public for and in the above county and state, does hereby state that before me appeared Gail Walling Yanney, being personally known to me to be a manager and/or officer of America First
Companies L.L.C. and who, being first duly sworn, did acknowledge that the foregoing power of attorney was executed by him or her and that such execution was his or her free act and deed.

Dated:  April 13, 1998	            /s/ Janet Pacula Roos
                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

    11/2/00
-----------------------------



























 POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that the undersigned, a manager, officer or both, of America First Companies L.L.C., a Delaware limited liability company
(the "Company") which acts as the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the
"General Partner") which, in turn, acts as the general partner of America
First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Registrant"), hereby appoints Michael Yanney and Michael Thesing, and each of them individually, as my true and lawful attorney-in-fact to act for me and in my name and on my behalf, individually and as an officer or manager or both of the Company, to sign a Registration Statement on Form S-4 under the Securities
Act of 1933, as amended, and any amendment (including any post-effective amendments) and supplements thereto with respect to the registration of assigned limited partnership interests of the Registrant and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

	IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of April, 1998.


                                   /s/   George Kubat
                                   -------------------------------------------
                                  	Signature


                                   George Kubat
                                   -------------------------------------------
                                   Name (Please Print)


STATE OF NEBRASKA	 	)
               					) SS.
COUNTY OF 	DOUGLAS		)

	The undersigned, being a notary public for and in the above county and state, does hereby state that before me appeared George Kubat, being personally known to me to be a manager and/or officer of America First Companies L.L.C.
and who, being first duly sworn, did acknowledge that the foregoing power of attorney was executed by him or her and that such execution was his or her free act and deed.

Dated:  April 7, 1998	             /s/ Barb Steinhaus
                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

    3/25/02
-----------------------------



























 POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that the undersigned, a manager, officer or both, of America First Companies L.L.C., a Delaware limited liability company
(the "Company") which acts as the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the
"General Partner") which, in turn, acts as the general partner of America
First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Registrant"), hereby appoints Michael Yanney and Michael Thesing, and each of them individually, as my true and lawful attorney-in-fact to act for me and in my name and on my behalf, individually and as an officer or manager or both of the Company, to sign a Registration Statement on Form S-4 under the Securities
Act of 1933, as amended, and any amendment (including any post-effective amendments) and supplements thereto with respect to the registration of assigned limited partnership interests of the Registrant and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

	IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1998.


                                   /s/   Martin A. Massengale
                                   -------------------------------------------
                                  	Signature


                                   Martin A. Massengale
                                   -------------------------------------------
                                   Name (Please Print)


STATE OF NEBRASKA	 	)
               					) SS.
COUNTY OF 	DOUGLAS		)

	The undersigned, being a notary public for and in the above county and state, does hereby state that before me appeared Martin A. Massengale, being personally known to me to be a manager and/or officer of America First
Companies L.L.C. and who, being first duly sworn, did acknowledge that the foregoing power of attorney was executed by him or her and that such execution was his or her free act and deed.

Dated:  April 8, 1998	             /s/ Leslie J. Brooks
                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

    2/6/99
-----------------------------



























 POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that the undersigned, a manager, officer or both, of America First Companies L.L.C., a Delaware limited liability company
(the "Company") which acts as the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the
"General Partner") which, in turn, acts as the general partner of America
First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Registrant"), hereby appoints Michael Yanney and Michael Thesing, and each of them individually, as my true and lawful attorney-in-fact to act for me and in my name and on my behalf, individually and as an officer or manager or both of the Company, to sign a Registration Statement on Form S-4 under the Securities
Act of 1933, as amended, and any amendment (including any post-effective amendments) and supplements thereto with respect to the registration of assigned limited partnership interests of the Registrant and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

	IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of April, 1998.


                                   /s/   Alan Baer
                                   -------------------------------------------
                                  	Signature


                                   Alan Baer
                                   -------------------------------------------
                                   Name (Please Print)


STATE OF NEBRASKA	 	)
               					) SS.
COUNTY OF 	DOUGLAS		)

	The undersigned, being a notary public for and in the above county and state, does hereby state that before me appeared Alan Baer, being personally known to me to be a manager and/or officer of America First Companies L.L.C.
and who, being first duly sworn, did acknowledge that the foregoing power of attorney was executed by him or her and that such execution was his or her free act and deed.

Dated:  April 7, 1998	             /s/ Terry L. Tegeder
                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

    9/5/98
-----------------------------



























 POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that the undersigned, a manager, officer or both, of America First Companies L.L.C., a Delaware limited liability company
(the "Company") which acts as the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the
"General Partner") which, in turn, acts as the general partner of America
First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Registrant"), hereby appoints Michael Yanney and Michael Thesing, and each of them individually, as my true and lawful attorney-in-fact to act for me and in my name and on my behalf, individually and as an officer or manager or both of the Company, to sign a Registration Statement on Form S-4 under the Securities
Act of 1933, as amended, and any amendment (including any post-effective amendments) and supplements thereto with respect to the registration of assigned limited partnership interests of the Registrant and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

	IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of April, 1998.


                                   /s/  Mariann Byerwatter
                                   -------------------------------------------
                                  	Signature


                                   Mariann Byerwatter
                                   -------------------------------------------
                                   Name (Please Print)


STATE OF NEBRASKA	 	)
               					) SS.
COUNTY OF 	DOUGLAS		)

	The undersigned, being a notary public for and in the above county and state, does hereby state that before me appeared Mariann Byerwalter, being personally known to me to be a manager and/or officer of America First Companies L.L.C.
and who, being first duly sworn, did acknowledge that the foregoing power of attorney was executed by him or her and that such execution was his or her free act and deed.

Dated:  April 7, 1998	             /s/ Steven P. Amen
                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

    9/15/99
-----------------------------



























 POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that the undersigned, a manager, officer or both, of America First Companies L.L.C., a Delaware limited liability company
(the "Company") which acts as the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the
"General Partner") which, in turn, acts as the general partner of America
First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Registrant"), hereby appoints Michael Yanney and Michael Thesing, and each of them individually, as my true and lawful attorney-in-fact to act for me and in my name and on my behalf, individually and as an officer or manager or both of the Company, to sign a Registration Statement on Form S-4 under the Securities
Act of 1933, as amended, and any amendment (including any post-effective amendments) and supplements thereto with respect to the registration of assigned limited partnership interests of the Registrant and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

	IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of April, 1998.


                                   /s/   William S. Carter
                                   -------------------------------------------
                                  	Signature


                                   William S. Carter
                                   -------------------------------------------
                                   Name (Please Print)


STATE OF CALIFORNIA 		)
                 					) SS.
COUNTY OF 	RIVERSIDE		)

	The undersigned, being a notary public for and in the above county and state, does hereby state that before me appeared William S. Carter, being personally known to me to be a manager and/or officer of America First Companies L.L.C.
and who, being first duly sworn, did acknowledge that the foregoing power of attorney was executed by him or her and that such execution was his or her free act and deed.

Dated:  April 7, 1998	             /s/ Wayne A. Walter
                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

    9/10/01
-----------------------------